UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12
DISCOVER FINANCIAL SERVICES
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Learn More
2022 Annual Report*
https://investorrelations.discover.com/
investor-relations/financials/annual-reports/default.aspx
*The information in the Annual Report is not incorporated by reference into, and does not form part of, this proxy statement.

Message from our Independent Chairman

March 17, 2023
Dear Fellow Shareholders:
It is an honor to serve as your independent Board Chair and to invite you to the Discover Financial Services’ 2023 Annual Meeting of Shareholders. This year’s Annual Meeting will again be held virtually to allow shareholders to join from any location and at no cost.
On behalf of your Board, I thank you for your continued support. We value your investment and our ongoing engagement. Discover remains committed to its mission to help people achieve brighter financial futures, and we remain committed to representing your interests. We look forward to continuing our dialogue.
As we emphasized last year, your Board recognizes the importance of thoughtful refreshment to build and maintain an appropriate and diverse balance of skills, experiences and backgrounds. To this end, we are recommending you add Beverley Sibblies as a new member of the Board this year. Ms. Sibblies brings deep leadership, financial and banking experience to the Board gained from service as a chief financial officer and chief accounting officer of a multinational consumer finance company and will strongly complement the other members of your Board. She has served as an independent member of the Discover Bank board for 7 years and already provides valuable contributions to the company.
In accordance with the retirement policy we announced last year, Cynthia Glassman and Michael Moskow, will be retiring from the Board at this year’s Annual Meeting. We will miss the leadership, commitment and perspectives that both have provided over their years of service. They have been outstanding directors, and the Board thanks them for their service.
Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper Proxy Card or voting instruction form in the mail, by mailing the completed Proxy Card or voting instruction form. Using the Internet or telephone voting systems or mailing your completed Proxy Card will not prevent you from voting at the meeting if you are a shareholder of record and wish to do so.
All shareholders of record of our outstanding shares of common stock at the close of business on March 13, 2023, will be entitled to vote at the Annual Meeting. For more information on how to register and attend this year’s Annual Meeting of Shareholders, please refer to the Questions and Answers about the Annual Meeting and Voting section which begins on page 83 of the enclosed proxy statement.
Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement. Our 2022 Annual Report contains information about our Company and its financial performance.
I am very much looking forward to our 2023 Annual Meeting of Shareholders.
Very truly yours,
THOMAS G. MAHERAS
Independent Chairman

This proxy statement is dated March 17, 2023, and is first being sent or made available to shareholders on or about March 29, 2023.

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Notice of 2023 Annual Meeting of Shareholders
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 11, 2023: Our Proxy Statement and our Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2022, are available free of charge on our website at: www.discover.com.
You are cordially invited to attend the Annual Meeting via the website below, but whether or not you attend, you are urged to vote. Your prompt action will aid the Company in reducing the expense of proxy solicitation.

Date and Time May 11, 2023 9:00 a.m., Central Time	Website www.meetnow.global/MDTA9YP
Record Date
You are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting if you were a shareholder of record as of the close of business on March 13, 2023.

Items of Business		Board Recommendation
1	To elect twelve members of the Board of Directors named in the Proxy Statement as nominees, each for a term of one year.	FOR each director nominee
2	To conduct an advisory, non-binding vote to approve named executive officer compensation.	FOR
3	To conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation.	FOR a frequency period of every year (an annual vote)
4	To approve the Discover Financial Services 2023 Omnibus Incentive Plan.	FOR
5	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.	FOR
To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your Proxy Card or by voting on the Internet or by telephone. The only voting securities of the Company are shares of our common stock, $0.01 par value per share (the “Common Stock”), of which there were 259,360,576 shares outstanding as of the Record Date (excluding treasury stock). See the Questions and Answers About the Annual Meeting and Voting section beginning on page 83 for more details.

Advance Voting Methods
Internet Go to www.investorvote.com/dfs	Telephone Call toll free 1-800-652-VOTE (8683) within the USA, territories & Canada	Mail Follow the instructions on your proxy card

We encourage you to enroll in electronic delivery of proxy materials in the future. Enrolling in future electronic delivery provides convenient access to proxy materials and helps us reduce paper usage and printing and mailing expenses. If you are a registered shareholder, please sign up at www.computershare.com/investor. If you are a beneficial owner, please contact your broker for instructions.
Attending the Virtual Annual Meeting
Our 2023 Annual Meeting will be a virtual meeting, conducted via live audio webcast only. No physical meeting will be held. If you plan to attend the meeting virtually via the website listed above, please follow the registration instructions as outlined in the Questions and Answers About the Annual Meeting and Voting section beginning on page 83 for more details.
This booklet contains our Notice of Annual Meeting and 2023 Proxy Statement. Our 2022 Annual Report contains information about our Company and its financial performance. Our ESG Tear Sheet and Diversity, Equity & Inclusion (DE&I) Report contain additional information about our Company and actions we have taken to fulfill our responsibilities to a wide variety of stakeholders including our shareholders. Our Annual Report, ESG Tear Sheet and DE&I Report are not a part of our proxy solicitation materials.
By Order of the Board of Directors,
Hope D. Mehlman
Executive Vice President, Chief Legal Officer, General Counsel and Secretary
March 17, 2023

2	2023 Proxy Statement

Proxy Highlights
This summary highlights selected information about the matters to be voted on at the Annual Meeting. You should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2022 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Voting Roadmap

PROPOSAL 1	Election of Directors FURTHER INFORMATION BEGINNING ON PAGE 9 Our Board recommends a vote FOR each director nominee:
	Jeffrey S. Aronin Joseph F. Eazor David L. Rawlinson II	Mary K. Bush Roger C. Hochschild Beverley A. Sibblies	Gregory C. Case Thomas G. Maheras Mark A. Thierer	Candace H. Duncan John B. Owen Jennifer L. Wong

Director Nominees
Our Board selected these nominees based on their broad and diverse spectrum of experience and expertise, reputation for integrity, experience in positions with a high degree of responsibility, and their commitment to represent the interest of all shareholders. Detailed information about each nominee’s qualifications, experience, skills and expertise along with professional contributions can be found starting on page 9.

Skills and Experiences
CEO or CFO	●		●		●	●	●		●	●	●
Public Board	●	●	●	●	●	●	●	●	●		●	●
Financial Services Industry		●	●	●		●	●	●		●
Audit Qualified	●	●	●	●	●		●	●	●	●	●	●
Technology and/or Cybersecurity					●	●		●	●		●	●
Government / Regulatory		●					●		●
Risk Management		●	●	●		●	●	●		●
Corporate Governance		●		●							●
Brand Marketing	●					●					●	●
International	●	●	●		●				●
Strategy and Business Development	●	●	●		●	●	●	●	●	●	●	●
Compensation / Succession Planning	●		●								●
Climate / Sustainability								●	●
Demographic Information

Tenure (years)	15	15	15	8	6	4	14	0	1	0	9	3
Age	55	74	60	69	60	58	60	62	47	61	63	48
Gender	M	F	M	F	M	M	M	M	M	F	M	F
Race/Ethnicity
Black/African American		●							●	●
Asian/Other Pacific Islander												●
White/Caucasian	●		●	●	●	●	●	●			●

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Proxy Highlights
Corporate Governance Highlights
The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The following are highlights of our 2022 Corporate Governance Program:

Board Independence ✓ All directors are independent except CEO; Board committees are 100% independent ✓ Non-Executive Board Chairman is independent ✓ Regular executive sessions of independent directors
Board Performance
✓  All directors attended at least 75% of meetings of our Board and committees on which they serve
✓  Diverse Board with mix of skills, tenure and age; 31% of our directors are women and 50% of the Board’s committees are chaired by women
✓  Annual Board, committee and director performance evaluations
✓  Director education and access to experts

Best Practices ✓ Risk aware culture overseen by a separate Risk Oversight Committee ✓ Significant shareholder ownership requirements for Executives and Board ✓ Longstanding commitment to sustainability
Shareholder Engagement
✓  Annual election of directors with majority voting standard and no supermajority voting requirements
✓  Shareholders have proxy access with market standard conditions for director nominations
✓  All directors attend the annual meeting
✓  Shareholders have the right to call special meetings at market standard threshold in accordance with our Bylaws

4	2023 Proxy Statement

Proxy Highlights

PROPOSAL 2	Advisory Vote to Approve Named Executive Officer Compensation SEE PAGE 26 Our Board recommends a vote FOR this Proposal

Performance Highlights
In 2022, the Company’s accomplishments included:

Grew profit before taxes and reserves (“PBTR”) significantly at 11% year-over-year driven by sales, new account and loan growth coupled with net interest margin expansion	Based on net income of $4,392 million, the Company achieved PBTR of $6,284 million(1)

Strong credit performance from disciplined management and favorable macroeconomic conditions	Total net charge-off rate on average loans outstanding of 1.82% was consistent with the prior year rate of 1.84%

Invested in acquisition marketing, new products, enhanced capabilities, compliance and personnel to support growth	Total loans up 20% year-over-year reflecting strong new account growth driven by investments in account acquisition and robust sales volume which was up 16% from the prior year

Enhanced shareholder returns with share repurchases and larger dividends	The Company increased the quarterly dividend to $0.60 per share of common stock and approved a $4.2 billion share repurchase plan in April 2022

Executive Compensation Highlights
The Company’s 2022 executive compensation program and compensation decisions were based on the following principles:

Pay-for-Performance Our compensation should reflect financial and non-financial performance over short- and long-term periods at the Company and individual performance levels.
Balanced Compensation Structure
We seek to deliver a mix of fixed and variable compensation that aligns the interests of our executive officers with our shareholders and appropriately balances risk and reward.
Market-Competitive Pay Opportunity Our compensation should be competitive relative to our peers and the broader market in order to attract, motivate and retain top executive talent.

(1)Profit before taxes and reserves (“PBTR”) is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the Company’s reported results. PBTR is derived by adding the change in the allowance for credit losses of $552 million, the reclassification of the liability for expected credit losses on unfunded commitments of $(10) million, and income tax expense of $1,350 million to net income of $4,392 million. The Compensation and Leadership Development Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR growth to net income growth calculated in accordance with GAAP.

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Proxy Highlights

		(Performance-Based)
Element	Base Salary	Short-Term Incentive (“STI”)	Long-Term Incentive (“LTI”)

Highlights	Fixed cash compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance.	Annual cash bonus opportunity based on Company financial performance, primarily PBTR, other performance factors, risk and individual performance.	Annual equity award opportunity based on financial performance, other performance factors, risk and individual performance; granted as a mix of PSUs and RSUs with PSU awards determined based on three-year adjusted EPS performance.

2022 CEO Target Pay Mix	9.7%	19.5%	RSUs 17.7%	PSUs 53.1%

2022 Average of All Other Named Executive Officers ("NEOs") Target Pay Mix	17.6%	25.2%	RSUs 22.9%	PSUs 34.3%

Highlights of our program include:

We Do	We Do Not

✓  Pay-for-performance
✓  Align compensation plans and programs with shareholder interests
✓  Maintain oversight by an independent Compensation and Leadership Development Committee
✓  Apply share ownership guidelines to directors and NEOs
✓  Apply incentive award limits to NEOs
✓  Include clawback provisions to recover incentive compensation under certain circumstances
✓  Regularly evaluate risk performance in incentive compensation design and decisions for our NEOs
✓  Provide balanced change in control benefits with a double trigger and no excise tax gross-ups
✓  Include non-competition and non-solicitation provisions in our long-term incentive awards
✓  Limit perquisites

×    Maintain employment contracts with our NEOs
×    Provide special benefit plans to our executives not generally available to other employees
×    Allow directors and NEOs to hedge or pledge Company securities
×    Provide single trigger change in control severance arrangements or provide excise tax gross-ups

PROPOSAL 3	Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation SEE PAGE 58 Our Board recommends a vote FOR a frequency period of every year (an annual vote)

PROPOSAL 4	Approval of the Discover Financial Services 2023 Omnibus Incentive Plan SEE PAGE 59 Our Board recommends a vote FOR this Proposal

PROPOSAL 5	Ratification of Appointment of Independent Registered Public Accounting Firm SEE PAGE 66 Our Board recommends a vote FOR this Proposal

Questions and Answers
Please see the Questions and Answers About the Annual Meeting and Voting section beginning on page 83 for important information about the proxy materials, voting, and the Annual Meeting.

6	2023 Proxy Statement

Except as otherwise indicated or unless the context otherwise requires, “Discover Financial Services,” “Discover,” “DFS,” “we,” “us,” “our,” and “the Company” refer to Discover Financial Services and its subsidiaries.
We own or have rights to use the trademarks, trade names and service marks that we use in conjunction with the operation of our business, including, but not limited to: Discover®, PULSE®, Cashback Bonus®, Discover Cashback Checking®, Discover it®, College Covered®, and Diners Club International®. All other trademarks, trade names and service marks included in this proxy statement are the property of their respective owners.

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Board and Governance Matters

PROPOSAL 1
Election of Directors
The Board of Directors recommends that you vote “FOR” the election of each director nominee. Proxies solicited by our Board will be voted “FOR” the election of each nominee unless otherwise instructed.

The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The Board oversees the Company’s business and directs its management. The non-employee directors of the Board are not involved in day-to-day operations. Instead, the Board meets periodically with management to review the Company’s executive succession plans, Annual Operating Plan (the “Annual Plan”), multi-year strategic plan and performance against such plans, risks, and business strategies. Directors also consult with management about the Company’s performance outside of formal meetings, which include opportunities for directors to have in-depth conversations with management about particular areas of the business.
All of the director nominees set forth below are standing for election at the Annual Meeting. Director nominees stand for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees below are current directors of the Company, with the exception of Ms. Sibblies, and each nominee, including Ms. Sibblies, has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws. The experience, qualifications, attributes and skills of each of the Company’s director nominees are set forth below.
After serving more than 13 years on our Board, including as Chair of the Audit Committee, Dr. Glassman will be retiring from the Board at the 2023 Annual Meeting. In addition, after serving more than 15 years on our Board, including as Chair of the Risk Oversight Committee, Mr. Moskow will also be retiring in May. Both directors are not standing for re-election in accordance with the Company’s director retirement age policy. The Board has determined to extend Ms. Bush’s service in accordance with the Company’s policy until the 2024 Annual Meeting of Shareholders. In addition, Ms. Sibblies, who brings extensive financial services experience to the Board, which includes serving as a chief financial officer and chief accounting officer of a multinational consumer finance company, is being recommended as a director nominee to be elected at this year’s Annual Meeting. In light of these changes, the size of our Board will be reduced to 12 as of the Annual Meeting.
The Board believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The Nominating, Governance and Public Responsibility Committee and the Board consider the skills and experiences of the directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. Our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members, and in government. They collectively have substantive knowledge and skills applicable to our business, including in the areas of regulation, public accounting and financial reporting, finance, risk management, business development, cybersecurity and technology, marketing, operations, strategic planning, management development and succession, compensation, corporate governance, public policy, climate/sustainability, international matters, banking, and financial services.
The Nominating, Governance and Public Responsibility Committee regularly reviews the composition of the Board and its assessment of the Board’s performance in light of our evolving business requirements to maintain a Board with the appropriate mix of skills and experiences needed for the broad set of challenges that the Company confronts. Annually, the Independent Chairman conducts individual interviews with each director that include topics such as Board and committee performance and effectiveness, leadership of the Board and committees, and the performance of individual directors. The Independent Chairman then reports the results of these interviews to the full Board during its self-evaluation. The full Board evaluates such results and also conducts an evaluation of the Independent Chairman. In addition, each committee annually conducts a self-evaluation.

8	2023 Proxy Statement

Board and Governance Matters
Our Director Nominees

JEFFREY S. ARONIN Independent

Career Highlights
•Founder, chairman and chief executive officer of Paragon Biosciences, LLC, an affiliated global life science innovation and investment firm
•Established and is chairman of several of Paragon’s portfolio companies - Harmony Biosciences (Nasdaq – HRMY), Castle Creek Biosciences, Emalex Biosciences, Evozyne and CIRC Biosciences since 2017
•Previously served as CEO of several global biopharmaceutical companies focused on therapies for people with high unmet medical needs
Relevant Skills and Experience
•CEO, compensation and succession planning
•Strategy, business development, international business, finance and brand marketing
•Operations and day-to-day management of a global corporation in a regulated industry
•Structuring and execution of strategic corporate transactions, including mergers and acquisitions
Other Public Company Board Service
•Current: Harmony Biosciences Holdings, Inc. (2017 - present)
•During Past Five Years: None
Discover Committees
•Compensation and Leadership Development

Race/Ethnicity: White Gender: Male Director Since: 2007 Age: 55

MARY K. BUSH Independent

Career Highlights
•Founder and chairman of Bush International, LLC, a financial and business strategy advisory firm, since 1991
•Inaugural head and managing director of the Federal Housing Finance Board, where she established financial policies and oversaw management and safety and soundness for the nation’s Federal Home Loan Banks
•Founder and former head of the international finance department of Fannie Mae, where she led funding transactions globally
•Appointed by President Reagan as the U.S. Alternate Executive Director of the International Monetary Fund Board
•Served on the U.S. Department of the Treasury’s Advisory Commission on the Auditing Profession
Relevant Skills and Experience
•Banking, international finance, corporate governance and public policy
•Corporate finance and strategy and the operations and regulation of financial services businesses
Other Public Company Board Service
•Current: Bloom Energy (2007 - present); T. Rowe Price Group, Inc. (2013 - present)
•During Past Five Years: ManTech International Corporation (2006 - 2022); Marriott International, Inc. (2008 - 2020)
Discover Committees
•Nominating, Governance and Public Responsibility (Chair); Risk Oversight

Race/Ethnicity: Black Gender: Female Director Since: 2007 Age: 74

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Board and Governance Matters

GREGORY C. CASE Independent

Career Highlights
•Chief executive officer of Aon plc, a leading global professional services firm providing advice and solutions in risk, retirement and health, since 2005 and member of Aon’s board of directors
•President of Aon plc 2005 to 2018
•Worked at McKinsey & Company, an international management consulting firm, for 17 years prior to joining Aon, most recently serving as head of the Financial Services Practice
Relevant Skills and Experience
•20 years of experience in the insurance and financial services industries, including in the areas of risk management services, insurance and reinsurance brokerage, and through his management consulting and banking experience
•Business operations and the day-to-day management of a large, regulated global financial corporation
•Public company CEO, strategy and business development
•Compensation and succession planning, finance and risk management
Other Public Company Board Service
•Current: Aon plc (2005 - present)
•During Past Five Years: None
Discover Committees
•Compensation and Leadership Development (Chair)

Race/Ethnicity: White Gender: Male Director Since: 2007 Age: 60

CANDACE H. DUNCAN Independent

Career Highlights
•Retired managing partner of the Washington, D.C. metropolitan area of KPMG LLP, a global network of professional firms providing audit, tax and advisory services, who served until November 2013
•Member of KPMG LLP board of directors from 2009 to 2013
•Served as chair of KPMG’s board’s nominating committee as well as the partnership and employer of choice committee
•Served in various roles at KPMG, including managing partner for audit for the Midatlantic area and audit partner in charge for the Virginia business unit
Relevant Skills and Experience
•Leading and managing a large accounting firm’s growth priorities across its audit, tax and advisory functions in key markets
•Strong financial and accounting background, gained through her many years of experience at KPMG LLP, including her experience as a lead audit partner for major international and domestic companies
•Served clients on a wide range of accounting and operational issues, public securities issuances and strategic corporate transactions
•Public company accounting, financial statements and corporate finance, corporate governance and risk management
Other Public Company Board Service
•Current: Teleflex Inc. (2015 - present)
•During Past Five Years: FTD Companies, Inc. (2014 - 2019)
Discover Committees
•Audit; Nominating, Governance and Public Responsibility

Race/Ethnicity: White Gender: Female Director Since: 2014 Age: 69

10	2023 Proxy Statement

Board and Governance Matters

JOSEPH F. EAZOR Independent

Career Highlights
•Retired in August 2022 as president and chief executive officer of Clario (formerly ERT and Bioclinica), a global data and technology company for clinical trials since assuming role in October 2020
•Former president and chief executive officer of Conifer Health Solutions, LLC, a healthcare business solutions organization, from January 2020 to August 2020
•Former executive vice president and chief customer officer of Oracle Corporation, from July 2019 to January 2020
•Former chief executive officer of Rackspace, a leading managed cloud company, from 2017 to 2019
•Former president and chief executive officer of EarthLink, Inc., a leading communications and IT services provider, from 2014 to 2017
•Former business unit leader for Hewlett-Packard and Electronic Data Systems Corporation
Relevant Skills and Experience
•Public company CEO with experience in technology and cybersecurity
•Cybersecurity experience, including business operations incorporating data protection and transmission, proactive strategy and response development, and incident evaluation, management and communications strategy
•International strategy and business development in technology and IT services
•Management consulting experience from his time as a senior partner with McKinsey & Company and as a partner and board member of A.T. Kearney, Inc.
Other Public Company Board Service
•Current: None
•During Past Five Years: Clario (formerly ERT and Bioclinica) (2020 - 2023), EarthLink (2014 - 2017), Commvault Systems (2015 - 2018)
Discover Committees
•Audit

Race/Ethnicity: White Gender: Male Director Since: 2016 Age: 60

ROGER C. HOCHSCHILD

Career Highlights
•Chief executive officer and president of Discover since October 2018
•President and chief operating officer of Discover from 2004 to 2018
•Executive vice president, chief administrative and strategic officer for Morgan Stanley from 2001 to 2004
•Executive vice president, chief marketing officer - Discover from 1998 to 2001, when Discover was a part of Morgan Stanley
Relevant Skills and Experience
•Deep understanding of the Company’s business and the financial services industry
•Strategic planning and business development, risk management, consumer financial services, brand marketing, and information technology and cybersecurity
•Operations and the day-to-day management of a global financial corporation, which plays a critical role in board discussions regarding strategic planning and business development for the Company
Other Public Company Board Service
•Current: Principal Financial Group (2015 - present)
•During Past Five Years: None
Discover Committees
•None

Race/Ethnicity: White Gender: Male Director Since: 2018 Age: 58

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Board and Governance Matters

THOMAS G. MAHERAS Independent Chairman

Career Highlights
•Managing partner of Tegean Capital Management, LLC since 2008 and a partner of Iron Park Capital Management, LLC since 2019, two investment advisory firms
•Former chairman and co-chief executive officer of Citi Markets and Banking, the investment banking division of Citigroup, Inc., where he held roles of increasing responsibility after starting his career as a fixed-income trader at Salomon Brothers
•Served as chairman of the U.S. Treasury Department Borrowing Advisory Committee
•Served as an executive committee member of the Board of Directors of the Securities Industry and Financial Markets Association
Relevant Skills and Experience
•Government and regulatory, risk management, banking and capital markets experience, including 23 years at Citigroup, Inc. where his responsibilities included leading the global capital markets business
•Operations and the day-to-day management of a global financial services organization
•CEO, financial background and banking and financial services
Other Public Company Board Service
•Current: None
•During Past Five Years: None
Discover Committees
•Risk Oversight

Race/Ethnicity: White Gender: Male Director Since: 2008 Independent Chairman Since: 2020 Age: 60

12	2023 Proxy Statement

Board and Governance Matters

JOHN OWEN Independent

Career Highlights
•Retired in March 2021 as chief operating officer of Regions Financial Corp., one of the nation’s largest full-service providers of consumer and commercial banking, wealth management and mortgage products and services after a successful 12-year tenure with Regions
•Held various senior management roles at Regions including head of Operations and Technology, head of Consumer Services Group, head of Regional Banking Group, and head of Enterprise Services and Consumer Banking
•Served on the boards of directors for the Birmingham Business Alliance, Innovation Depot and the United Way of Central Alabama, as well as the advisory board for the UAB Collat School of Business
Relevant Skills and Experience
•Over 38 years of experience in banking and information technology that spans multiple industries including banking, insurance, airlines, and the defense industry
•Valuable expertise in information security, cybersecurity, strategy and operations, and technological innovation within the financial services industry
•Under his leadership at Regions, the bank consistently evolved how it served its customers, such as unveiling an overhauled and upgraded mobile app for both iOS and Android devices
•Oversaw Regions’ technological transformation, including the deployment of new mobile applications and the streamlining of technical infrastructure to improve the customer experience all within a full-service digital environment
•Leadership and clear understanding of the overall governance structure associated with a highly regulated industry such as banking
•Public company compliance, technology and climate and sustainability experience
Other Public Company Board Service
•Current: None
•During Past Five Years: None
Discover Committees
•Risk Oversight

Race/Ethnicity: White Gender: Male Director Since: 2022 Age: 62

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Board and Governance Matters

DAVID L. RAWLINSON II Independent

Career Highlights
•President and chief executive officer of Qurate Retail, Inc., a Fortune 500 global retailer, since October 2021, and previously served as president and chief executive officer-elect for Qurate Retail, Inc. since August 2021
•Chief executive officer of NielsenIQ (formerly Nielsen Global Connect), a global data company from February 2020 to August 2021
•Joined W.W. Grainger, Inc., an industrial supplies company in 2012 and beginning in November 2015, served as President of the Global Online Business at Grainger until February 2020
•Served as a White House Fellow and in appointed positions for both the George W. Bush and Obama administrations
Relevant Skills and Experience
•Global e-commerce, consumer trends, consumer data, and digital business-to-business operations
•Formerly ran or oversaw compliance and cybersecurity functions or projects
•Public company CEO, strategy and business development, and audit qualified
•Government and regulatory, and climate and sustainability experience
Other Public Company Board Service
•Current: Qurate Retail, Inc. (2021 - present)
•During Past Five Years: Nielson Holdings plc (2017 - 2021)
Discover Committees
•Audit

Race/Ethnicity: Black Gender: Male Director Since: 2021 Age: 47

BEVERLEY A. SIBBLIES Independent

Career Highlights
•Founder and President of BAS Financial Corp., a family office that provides personalized financial services since 2009
•Former chief financial officer and chief accounting officer of HSBC Finance Corporation, a multi-product, multi-channel consumer finance company with operations in the United States, Canada and the United Kingdom
•Former executive vice president and chief financial officer of EMC Mortgage Corporation, a Texas based, wholly-owned subsidiary of Bear Stearns Companies Inc.
•Chair of the Audit & Risk Committee of Discover Bank
Relevant Skills and Experience
•Over 37 years of experience in financial services
•Maintaining a corporate culture that emphasizes the importance of compliance with laws and regulations and consumer protection
•Articulate in corporate strategy, as well as institutional risk appetite and polices
Other Public Company Board Service
•Current: None
•During Past Five Years: None
Discover Committees
•Ms. Sibblies’ committee assignments have not yet been determined

Race/Ethnicity: Black Gender: Female Age: 61

14	2023 Proxy Statement

Board and Governance Matters

MARK A. THIERER Independent

Career Highlights
•Managing partner of AssetBlue Investment Group since June 2017
•Interim chief executive officer of Dentsply Sirona Inc., a manufacturer of dental implants, from October 2017 through February 2018
•Chief executive officer of OptumRx, a pharmacy care services company, from July 2015 until September 2017
•Chairman and chief executive officer of Catamaran Corporation, one of the nation’s largest pharmacy benefit management companies, from March 2011 until it combined with OptumRx in 2015
Relevant Skills and Experience
•Public company CEO, strategy, business development, corporate governance, and technology and cybersecurity
•Leadership experience and knowledge of operations and the day-to-day management of a national corporation
•Structuring and execution of strategic corporate transactions, including mergers and acquisitions
Other Public Company Board Service
•Current: P3 Health Partners, Inc. (2021 - present), Senior Connect Acquisition Corp. (2021 - present)
•During Past Five Years: Xeris Pharmaceuticals, Inc. (2019 – 2021)
Discover Committees
•Compensation and Leadership Development; Nominating, Governance and Public Responsibility

Race/Ethnicity: White Gender: Male Director Since: 2013 Age: 63

JENNIFER L. WONG Independent

Career Highlights
•Chief operating officer of Reddit, Inc., a community and discussion platform, since 2018, where she oversees business strategy and growth, and related teams for the company
•Previously served as president of digital at Time, Inc. and then its chief operating officer from 2016 to 2018, where she led growth strategy and digital business transformation
•Chief business officer from 2011 to 2015 at Popsugar, Inc., a media and technology company, where she led business operations and the company’s media and commerce businesses
•Held several executive management roles at AOL and worked with a range of digital media and technology clients at McKinsey & Company earlier in her career
Relevant Skills and Experience
•Building digital products and platforms and understanding of digital and social media as an essential marketing tool
•Cybersecurity experience, including proactive strategy and response development and incident evaluation, management and communications strategy
•Technology, business strategy and growth development, and brand marketing
Other Public Company Board Service
•Current: IMAX Corporation (March 2023 - present)
•During Past Five Years: Group Nine Acquisition Corp. (2021 - 2022)
Discover Committees
•Risk Oversight

Race/Ethnicity: Asian Gender: Female Director Since: 2019 Age: 48

www.discover.com	15

Corporate Governance
Process for Nominating Directors
Nomination of Directors
The Nominating, Governance and Public Responsibility Committee is responsible for identifying, evaluating, and recommending candidates to the Board. The Nominating, Governance and Public Responsibility Committee may consider director candidates from a wide range of sources, including shareholders, officers, and directors. The Board is responsible for nominating directors for election by the shareholders and filling any vacancies on the Board that may occur. The Company has also recently revised its Corporate Governance Policies in light of its commitment to providing a director nomination process that is fair and equitable to all nominating shareholders. The Corporate Governance Policies can be found on the investor relations page of our internet site, www.discover.com.
Shareholder Recommendations for Director Candidates
Fulfilling its responsibility to identify, evaluate, and recommend director candidates, the Nominating, Governance and Public Responsibility Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The Nominating, Governance and Public Responsibility Committee determines the need for additional or replacement Board members, then identifies and evaluates the director candidate under the Director Qualifications described below based on the information the Nominating, Governance and Public Responsibility Committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Nominating, Governance and Public Responsibility Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Nominating, Governance and Public Responsibility Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Nominating, Governance and Public Responsibility Committee and the Chairman of the Board will then evaluate the director candidate further, again using the qualification criteria described herein. The Nominating, Governance and Public Responsibility Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the full Board for nomination. The Nominating, Governance and Public Responsibility Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Nominating, Governance and Public Responsibility Committee engages a third party, the Company pays for these services.
Shareholders who wish to recommend a candidate for the Nominating, Governance and Public Responsibility Committee’s consideration must submit the recommendation in writing in accordance with the Policy Regarding Director Candidates Recommended by Shareholders, available through the investor relations page of our internet site, www.discover.com.
In 2022, there were no director candidates submitted by shareholders. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting.
To submit a candidate for consideration for nomination at the 2024 Annual Meeting of Shareholders, shareholders must submit the recommendation, in writing, by November 30, 2023. The written notice must demonstrate that it is being submitted by a shareholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications, and other relevant biographical information. In addition, the shareholder must confirm the candidate’s consent to serve as a director. Shareholders must send recommendations to Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Corporate Secretary, and they will be forwarded to the Nominating, Governance and Public Responsibility Committee.
In addition, shareholders may nominate director candidates by complying with the advance notice or proxy access Bylaw provisions or Rule 14a-19 under the Exchange Act discussed at the end of this Proxy Statement in the Shareholder Proposals and Director Nominations for the 2024 Annual Meeting section.
Director Qualifications
Our Corporate Governance Policies describe our director qualifications. The Board seeks members who combine a broad and relevant spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Directors should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of shareholders. Also, the Board will consider the diversity of a candidate’s perspectives, background, and other demographics. Generally, no director is permitted to serve on more than three additional public company boards (in addition to the Company’s Board).

16	2023 Proxy Statement

Corporate Governance
Retirement Age Policy
The Nominating, Governance and Public Responsibility Committee continues to evaluate the composition of the Board and its Committees, including the mix of skills and experience of existing directors, as well as the potential benefits from new and different perspectives and skill sets. The Company’s Corporate Governance Policies reflect the Board’s recognition of the importance of periodic Board refreshment and maintaining an appropriate balance of tenure, diversity, skills, experience and perspectives on the Board. In 2022, the Policies were amended to provide that beginning with the Company’s 2023 Annual Meeting, directors will not be eligible for re-election after their 75th birthday and directors who have reached the age of 75 should not expect to be re-nominated for election by the Board. To ensure the appropriate mix of skills and experience is maintained and allow for an orderly transition of leadership on our Board and its Committees, the amended Policies further provide that if more than two directors are impacted by this requirement at any one annual meeting of shareholders, the Board may determine to extend a director’s service until the subsequent annual meeting of shareholders. In accordance with the Policies, Dr. Glassman and Mr. Moskow will not be nominated for re-election in 2023. The Board has determined to extend Ms. Bush’s service in accordance with the Company’s Policies until the 2024 Annual Meeting of Shareholders.
Information Concerning Nominees for Election as Directors
Director Independence
Our Board of Directors adopted our Corporate Governance Policies, which contain the director independence guidelines and provide that a majority of the members of the Board and each member of the Audit Committee, the Compensation and Leadership Development Committee (the “Compensation Committee”), the Nominating, Governance and Public Responsibility Committee and the Risk Oversight Committee must consist of directors who are independent. The Board uses these guidelines to assist it in determining whether directors qualify as “independent” pursuant to the guidelines and the requirements set forth in the New York Stock Exchange’s (“NYSE”) Corporate Governance Rules (the “Rules”). In each case, the Board broadly considers all relevant facts and circumstances and applies the guidelines and the Rules in determining whether directors qualify as “independent.”
When assessing the independence of director nominees, the Nominating, Governance and Public Responsibility Committee considers the impact that tenure may have on the independence of certain longer-tenured incumbent Board nominees. The Nominating, Governance and Public Responsibility Committee and the Board determined that the independence of our longer-tenured Directors had not been diminished as these directors continued to thoughtfully challenge and provide reasoned, balanced, and insightful guidance to management. The Board values the perspectives that such directors contribute to Board discussions, having served Discover during periods of various industry and company-specific developments and with different members of management over the years.
Pursuant to our Corporate Governance Policies and the Rules, the Board reviewed the independence of each current director and Ms. Sibblies. During this review, the Board considered transactions and relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family and members of the Company’s senior management. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
As a result of this review, the Board affirmatively determined that Jeffrey S. Aronin, Mary K. Bush, Gregory C. Case, Candace H. Duncan, Joseph F. Eazor, Cynthia A. Glassman, Thomas G. Maheras, Michael H. Moskow, John B. Owen, David L. Rawlinson, Beverley A. Sibblies, Mark A. Thierer, and Jennifer L. Wong are independent of the Company and its management under the standards set forth in the Corporate Governance Policies and the Rules. The Board determined that one of our directors, Roger C. Hochschild, is not independent because of his employment as our Chief Executive Officer and President (“CEO”).
In determining that each of the directors other than Mr. Hochschild is independent, the Board considered, among other things, certain relationships, which it determined were immaterial to the directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to, and/or purchased products and services from, companies at which some of our directors were officers during 2022. In each case, the amount paid to or received from these companies in each of the last three years did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues, the threshold set forth in our Corporate Governance Policies and the Rules. Our Corporate Governance Policies are available through the investor relations page of our internet site, www.discover.com, and in print free of charge to any shareholder who requests a copy.

www.discover.com	17

Corporate Governance
Board Roles and Responsibilities
Board and Committee Meetings
Our Board held 12 meetings during 2022. Each director attended at least 75% of the total number of meetings of the Board and the standing committees on which such director served that were held while the director was a member. Our Board has established the following standing committees: Audit, Compensation and Leadership Development, Nominating, Governance and Public Responsibility, and Risk Oversight. The membership and function of each committee and the number of meetings held by each committee during 2022 is described below.

AUDIT	MEMBERS
15 Meetings in 2022	Dr. Glassman (Chair) Ms. Duncan Mr. Eazor Mr. Rawlinson
REPORT: Page 67

Primary Responsibilities
•Oversee the integrity of our consolidated financial statements, our system of internal control over financial reporting, the management of our exposure to risk, and the qualifications and independence of our independent registered public accounting firm.
•Oversee the internal audit function, including the performance of our Chief Audit Executive.

•Sole authority and responsibility to select, determine the compensation of, evaluate the performance of, and, when appropriate, replace our independent registered public accounting firm.
•Oversee the Company’s compliance with legal and regulatory requirements.

COMPENSATION AND LEADERSHIP DEVELOPMENT	MEMBERS
7 Meetings in 2022	Mr. Case (Chair) Mr. Aronin Mr. Thierer
REPORT: Page 45

Primary Responsibilities
•Annually review and approve the corporate goals and objectives relevant to the compensation of the CEO and evaluate his performance in light of these goals.
•Determine the compensation of our executive officers and other appropriate officers.
•Oversee risk management associated with our compensation practices. •Oversee our incentive and stock-based compensation plans. •Oversee plans for management development and succession.

NOMINATING, GOVERNANCE AND PUBLIC RESPONSIBILITY	MEMBERS
7 Meetings in 2022	Ms. Bush (Chair) Ms. Duncan Mr. Thierer

Primary Responsibilities
•Identify and recommend candidates for election to our Board and each Board committee.
•Consider matters of corporate governance and make recommendations or take action.
•Oversee our policies, programs, strategies and reporting related to environmental, social and governance matters.
•Oversee the annual evaluation of the members of our Board and its committees, and management. •Recommend director compensation and benefits. •Review annually our Corporate Governance Policies.

18	2023 Proxy Statement

Corporate Governance

RISK OVERSIGHT	MEMBERS
7 Meetings in 2022	Mr. Moskow (Chair) Ms. Bush Mr. Maheras Mr. Owen Ms. Wong

Primary Responsibilities
•Oversee the enterprise-wide risk management framework, make recommendations to the Board on risk management policies and the Company’s risk appetite and tolerance, oversee risk management governance and policies and perform other functions pursuant to the Federal Reserve’s regulations.
•Oversee the performance of our Chief Risk Officer.

•Review and approve the Company’s information security program and review the quality and effectiveness of the Company’s technology security.
•Oversee capital planning and liquidity risk management activities.

Our Board has adopted a written charter for each of the Audit, Compensation and Leadership Development, Nominating, Governance and Public Responsibility and Risk Oversight Committees setting forth the roles and responsibilities of each committee. The committee charters are available through the investor relations page of our internet site, www.discover.com.
All members of the Audit, Compensation and Leadership Development, Nominating, Governance and Public Responsibility, and Risk Oversight Committees satisfy the standards of independence applicable to members of such committees. In addition, the Board has determined that all members of the Audit Committee are financially literate and are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K under the Securities and Exchange Act of 1934 (the “Exchange Act”) and have accounting or related financial management expertise.
Board Leadership Structure
The Company has had an independent Chairman separate from the CEO role since 2019. Mr. Maheras serves as the Company’s independent Chairman since May 2020.
The Company’s Bylaws, as well as the Board of Directors Corporate Governance Policies, provide that the office of the Chairman and the office of the Chief Executive Officer may be, but need not be, held by the same person. The Company has a strong independent Board, with all directors except for Mr. Hochschild having been determined to be independent under NYSE listing standards. Further, as previously noted, all standing committees of the Board are composed solely of independent directors. The Board continues to believe that having an Independent Chairman, separate from the Chief Executive Officer role, is the most appropriate leadership structure at this time. Although the Board believes that this best serves the interests of the Company and its shareholders, the Board retains the flexibility to combine the roles in the future. The Board recognizes its responsibility for the establishment and maintenance of the most effective leadership structure for the Company, taking into account all relevant facts and circumstances. Pursuant to the Board of Directors Corporate Governance Policies, the Board has indicated that it will appoint a Lead Director whenever the position of Chairman is not held by an independent director.
The Independent Chairman:
•presides at all meetings of the Board, and has the authority to call, and will lead, non-employee director sessions and independent director sessions;
•approves Board meeting agenda items and the schedule of Board meetings;
•helps facilitate communication between senior management and the independent directors;
•will be available, as appropriate, for consultation and direct communication with shareholders;
•acts as a mentor to the CEO; and
•participates and provides leadership on CEO performance evaluation, succession planning, and compensation decisions.
Non-Employee Director Meetings
In accordance with our Corporate Governance Policies, the non-employee directors meet regularly in executive sessions without management present. Our Corporate Governance Policies also require that if any non-employee directors are not independent, then the independent directors will meet in a separate independent director session at least once per year. Currently, all non-employee directors are independent. The Independent Chairman presides over executive and independent director sessions.

www.discover.com	19

Corporate Governance
Environmental, Social, and Governance (“ESG”)
Our ESG Philosophy
We make it our mission every day to contribute to a more equitable and sustainable world so everyone can achieve a brighter financial future. Guided by our ESG philosophy, and our governance commitment to “Doing the Right Thing” in everything we do, our approach identifies strategic ESG areas to further scale our impact:
•DE&I (Diversity, Equity & Inclusion): We make DE&I a part of everything we do so our employees can thrive, and we can best serve our customers.
•Social Impact: We use our full platform of jobs, products, supplier spend, philanthropy, and more to advance equity - and motivate others to effect change.
•Environmental Sustainability: We contribute to a more sustainable world through resource conservation and reducing our operational impact.
ESG Governance Framework
The Nominating, Governance and Public Responsibility Committee, in coordination with other committees of the Board, oversees our policies, programs, strategies and reporting related to ESG matters. Our ESG program is led by our Chief ESG and Social Impact Officer who reports to a member of our Executive Committee and provides regular updates to the Nominating, Governance and Public Responsibility Committee. We also plan to issue our inaugural 2022 ESG Report later this year which will detail our progress across these areas.
Board Role in Risk Oversight
The Board is responsible for approving the Company’s enterprise-wide risk management framework, which is described in the Company’s Enterprise Risk Management Policy and certain additional risk management policies. The Board receives reports of material exceptions to such policies. The Board has also delegated certain of its risk oversight responsibilities to its committees and regularly receives reports from the committees on risk management matters. Additionally, the Board approves the risk appetite and limits, and capital targets and thresholds of the Company. It also appoints the Chief Risk Officer, Chief Compliance Officer (who reports to the Chief Risk Officer), Chief Audit Executive and other risk management function leaders, as appropriate. The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company over the short-, medium-, and long-term, and management’s responses to those risks. During these discussions, the CEO, the Chief Risk Officer, the Chief Legal Officer, General Counsel and Secretary and/or the Chief Financial Officer present management’s assessment of risks, the timeframe over which the risk may occur, a description of the most significant risks facing the Company, and any mitigating factors and plans or practices in place to address and monitor those risks. Within these discussions, the Board receives updates from senior executives including the Chief Risk Officer and the Chief Information Security Officer on the risks posed to the Company by cybersecurity threats and the Company’s information security program, including the results of tabletop simulations performed by management. In addition to these discussions, the Board receives annual information security training.

20	2023 Proxy Statement

Corporate Governance

RISK OVERSIGHT COMMITTEE
The Risk Oversight Committee is responsible for overseeing our risk management policies and the operations of the Company’s enterprise-wide risk management framework, and capital planning and liquidity risk management activities. The Risk Oversight Committee is responsible for, among other things:
•approving and periodically reviewing our risk management policies;
•overseeing the operation of policies and procedures which establish risk management governance, and risk-control infrastructure;
•overseeing the operation of processes and systems for implementing and monitoring compliance with such policies and procedures;
•reviewing and making recommendations to the Board, as appropriate, regarding the Company’s risk management framework, key risk management policies and the Company’s risk appetite and tolerance;
•receiving and reviewing regular reports from our Chief Risk Officer on current and emerging risks, the status of and changes to risk exposures, policies, procedures and practices, and the steps management has taken to monitor and control risk exposures;
•reviewing and approving the Company’s information security program, which seeks to mitigate information security risks, including cybersecurity risks;
•review the quality and effectiveness of the Company’s technology security, and periodically review, appraise and discuss with management the quality and effectiveness of the Company’s information technology security, data privacy and disaster recovery capabilities; and
•receiving reports regarding compliance with risk appetite limits, risk management policies, procedures and controls.
The Risk Oversight Committee shares information with (which it may do through the Chair of the Committee) and meets in joint session with the Audit Committee as necessary or desirable to provide the committees with the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management matters. For example, at least quarterly, the Risk Oversight and Audit Committees meet in joint session and receive updates from the Chief Information Security Officer on the Company’s information security program, including trends and developments regarding information security risks and threats and the results of tabletop simulations performed by management.
The Risk Oversight Committee also authorizes the Company’s Risk Committee, which is comprised of the members of the Company’s Executive Committee and the Discover Bank President. The Chief Risk Officer, a member of the Executive Committee, serves as the Risk Committee chair. The Risk Committee provides a forum for key members of our executive management team to review and discuss credit, market, liquidity, operational, legal and compliance and strategic risks across the Company and for each business unit.

AUDIT COMMITTEE
Our Audit Committee assists the Board in the oversight of, among other things, the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, our system of internal controls and the qualifications and independence of our independent registered public accounting firm. With respect to compliance matters, our Audit Committee approves our Compliance Policy and reinforces the importance of compliance risk management. The Audit Committee assists the Board in its oversight of the Company’s anti-money laundering program. In addition, the Audit Committee receives reporting on the effectiveness of our Compliance Risk Management Program. Our Audit Committee also, taking into consideration the Board’s allocation of the review of risk among various committees of the Board, receives and reviews reports from the Chief Risk Officer, Chief Compliance Officer and other members of management as the Audit Committee deems appropriate. These reports include a review of the guidelines and policies for assessing and managing the Company’s exposure to risks, the corporation’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Audit Committee shares information with (which it may do through the Chair of the Committee) and meets in joint session with the Risk Oversight Committee as necessary or desirable to provide the committees with the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management matters.
The Audit Committee provides oversight of the Company’s internal audit function. The Audit Committee reviews and approves the appointment, replacement and compensation of the Chief Audit Executive and the charter, budget and staffing levels of the Company’s internal audit function. The Audit Committee reviews and approves the rolling twelve month audit plan. The Audit Committee also receives periodic reports from the Chief Audit Executive on the status of the annual audit plan, including significant results and the status of corrective actions. In addition, the Audit Committee provides oversight of the Company’s compliance with legal and regulatory requirements. The Audit Committee reviews and approves the budget and staffing levels of the Company’s Compliance department, its annual testing plan and the Company’s Compliance policy.

www.discover.com	21

Corporate Governance

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
The Compensation Committee is responsible for overseeing risk management associated with the Company’s employee compensation practices. It annually reviews the Company’s compensation plans and practices to assess whether employee plans contain features that might encourage excessive risk-taking that could threaten the value of the Company, are reasonably likely to have a material adverse effect on the Company or could result in a failure to comply with regulatory requirements. The Compensation Committee regularly reviews reports from the Company’s Chief Risk Officer, and meets with the Chief Risk Officer and the Risk Oversight and Audit Committees of the Board of Directors to discuss the annual employee incentive compensation risk assessment and to review outcomes of certain risk events and any impact to compensation decisions.
Separately, the Compensation Committee meets with the Company’s Chief Risk Officer to monitor the results of the Company’s incentive compensation program payments for certain employees, including our NEOs.
The Compensation Committee also oversees the Company’s succession planning process. On an annual basis, management conducts succession planning for all of the Company’s officer level roles, including our NEOs. Management further identifies critical roles beyond the officer level where there are or may be uniquely strong needs for immediate successors, where restructuring of the role is not likely to be a viable succession plan, and where having the role unfilled for a period of time could create regulatory, risk management or business continuity gaps. Annually, our CEO and Chief Human Resources Officer partner to conduct succession planning for our NEOs and other executives. For each of our NEOs, the role is reviewed to determine options for succession and development needed to increase succession readiness. Consideration is given to external hiring where appropriate. Management then reviews NEO succession plans with the Compensation Committee and the Board.
Code of Ethics and Business Conduct
The Company maintains a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including senior financial officers, and provides a statement of Discover’s policies for conducting business legally and ethically. The Code of Ethics and Business Conduct is available without charge through the investor relations page of our internet site, www.discover.com, or by writing to the attention of: Investor Relations, Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015. Any waivers of the provisions of this Code of Ethics and Business Conduct for directors or executive officers may be granted only in exceptional circumstances by the Board, or an authorized committee thereof, and will be promptly disclosed to the Company’s shareholders as may be required under the Securities and Exchange Commission (“SEC”) or NYSE rules.
Board and Director Evaluations
In order to monitor and improve its effectiveness, and to solicit and act upon feedback they receive, the Board and its committees annually engage in a formal self-evaluation process. The Nominating, Governance and Public Responsibility Committee begins the process each year by reviewing and approving the self-evaluation process to ensure the independence and integrity of the process. In addition, they consider the substantive topics that will be part of the self-evaluation, which may include how directors feel about board operations, regulatory matters, strategic and financial oversight, oversight of risk management, executive compensation, succession planning, and governance matters, among many other topics. The Nominating, Governance and Public Responsibility Committee has assigned the Independent Chairman with the task of interviewing each director in these areas. The Independent Chairman then reports the findings to the Nominating, Governance and Public Responsibility Committee and full Board to facilitate a discussion of the results.
Each standing committee also conducts its own self-evaluation. They evaluate their performance against the requirements of their charters and other aspects of their responsibilities. The full Board and each committee then discuss the results of their respective self-evaluations, frequently in executive session, highlighting actions to be taken in response to the self-evaluation. Finally, the full Board conducts an evaluation of the Independent Chairman to ensure that he continues to satisfy the Board’s obligations and expectations of the role.
Board Education
We provide orientation to new directors to help familiarize them with our industry and lines of business as well as our legal, compliance, regulatory, and risk profile. Similarly, we provide directors joining a new committee orientation on the requirements and responsibilities relevant to that particular committee. Discover also periodically offers educational sessions on a variety of topics throughout the year for all members of the Board, including legal and regulatory training as well as annual information security training. These sessions are designed to allow directors to develop a deeper understanding of a business issue, complex financial product or regulatory requirement. Directors are also encouraged to attend additional continuing education opportunities offered by third parties.

22	2023 Proxy Statement

Corporate Governance
Shareholder Engagement
We have long valued the feedback and perspectives of our shareholders and are committed to continued engagement with shareholders. As a result, throughout the year our CEO, CFO, other members of senior management, Investor Relations, and Corporate Governance teams continuously engaged with investors and other stakeholders, including key governance contacts at our larger investors. In 2022, we engaged in direct outreach with shareholders representing approximately half of our outstanding shares. These discussions often focused on one or more of the following areas: company strategy and results, environmental, social and governance matters, board composition, and executive compensation. Additionally, our senior executives engaged with stakeholders at numerous investor and industry conferences throughout the year. The Nominating, Governance and Public Responsibility Committee and the Board receive updates several times a year on shareholder communications and investor feedback and use this feedback to identify issues and concerns that may require action or enhancements to our policies, practices or disclosures. In prior years, as a result of shareholder feedback, the Company, among other things, amended its bylaws to provide shareholders with proxy access on widely adopted terms and annually publishes metrics around gender pay equity, enhanced our disclosure regarding the racial and gender composition of our Board, provided the Company’s most recent EEO-1 data in its ESG Tear Sheet and DE&I Report and formalized the Nominating, Governance and Public Responsibility Committee’s oversight of environmental, social and governance matters. In the first quarter of 2022, the Board adopted a new mandatory retirement age policy, beginning with the Company’s 2023 Annual Meeting of Shareholders, to focus on Board refreshment and composition and amended the Nominating, Governance and Public Responsibility Committee’s name to highlight its ESG oversight role.
Special Meetings
Based on the nearly unanimous support by shareholders at the 2019 Annual Meeting of Shareholders, the Board implemented the shareholders right to call a special meeting at the 25% threshold. In engagement with our shareholders since then, including meetings with shareholders representing approximately half of our outstanding shares in 2022, neither management nor the Board has received any feedback to indicate that shareholders were dissatisfied with the Board’s implementation of the special meeting right as further evidenced by the fact that no stakeholders have come forward to ask the Board to change the threshold. Based on shareholder feedback, our peers’ practices and the level of concentration of our shareholder base, the Board continues to believe that the 25% threshold strikes the right balance.
Proxy Access
The Company’s Bylaws permit a shareholder or group of up to 20 shareholders, owning at least 3% of the outstanding shares of common stock of the Company continuously for at least 3 years, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board.
Majority Voting
Shareholders vote for the election of all of our directors on an annual basis using a majority voting standard, and, through our annual vote on executive compensation, to regularly express their opinion on our compensation programs. Our certificate of incorporation does not include any supermajority voting requirements.
Board Attendance at Annual Shareholder Meeting
The Company’s Corporate Governance Policies state that each director, unless he or she is unable to attend a meeting due to extenuating circumstances, will attend annual meetings of shareholders where all of our shareholders are invited to attend, ask questions and express their views. All of our directors last year attended the 2022 virtual Annual Meeting of Shareholders.
Correspondence to Directors
Shareholders and other stakeholders are welcome to contact any member of our Board by writing to: Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Corporate Secretary. The Board’s Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors is available through the investor relations page of our internet site, www.discover.com. Shareholder and interested party communications received in this manner will be handled in accordance with applicable procedures.
To facilitate engagement, correspondence should include the following information: (i) if the person submitting the communication is a shareholder, a statement of the type and amount of the securities of the Company that the person beneficially owns; (ii) if the person submitting the communication is not a shareholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company; (iii) any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication.

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Corporate Governance
Director Compensation
Director Compensation and Role of the Nominating, Governance and Public Responsibility Committee
Our Directors’ Compensation Plan was approved by our shareholders in 2011, and provides for annual compensation for our non-employee directors. Directors who also are our employees do not receive any compensation under the Directors’ Compensation Plan. The compensation paid to our non-employee directors is delivered to further advance the interests of the Company and its shareholders by encouraging increased share ownership to promote long-term shareholder value. The Nominating, Governance and Public Responsibility Committee maintains guidelines which recommend that directors hold five times the annual cash retainer in Company stock within five years of appointment to the Board. As of the Record Date, ten out of our twelve non-employee directors have met and exceeded the Company’s stock ownership guidelines for directors. The remaining directors were appointed in 2021 and 2022 and are on track to meet the ownership guidelines within the timeframe specified in the guidelines. Ms. Sibblies will be subject to these stock ownership guidelines upon her election at the Annual Meeting.
The Nominating, Governance and Public Responsibility Committee is responsible for reviewing the effectiveness of the non-employee director compensation and benefit programs in supporting the Company’s ability to attract, retain, and motivate qualified directors. The Nominating, Governance and Public Responsibility Committee reviews director compensation at least every other year and considers a variety of factors, including our financial performance, general market conditions, director compensation at companies with which we compete for talent, director responsibilities, and trends in director compensation practices. Any changes in director compensation are recommended by the Nominating, Governance and Public Responsibility Committee to our Board for approval. In December 2021, the Nominating, Governance and Public Responsibility Committee recommended to the Board and the Board approved the following increases effective January 2022: equity retainer from $150,000 to $170,000; Compensation Committee membership fee from $10,000 to $15,000; and Nominating, Governance and Public Responsibility membership fee from $5,000 to $10,000. The Board also approved an additional one-time fee for Dr. Glassman and Ms. Duncan in recognition of additional work performed on a special committee tasked with oversight of an investigatory matter (the “Special Committee”).
In 2022, the Company paid non-employee directors as follows:
Cash Compensation
Each non-employee director receives the following cash compensation under the Directors’ Compensation Plan for service on our Board and each standing committee of our Board:
•An annual retainer fee of $105,000;
•An Independent Chairman annual retainer of $210,000;
•A committee chair retainer fee of: (i) $30,000 each for the chairpersons of the Audit Committee and Risk Oversight Committee; (ii) $25,000 for the chairperson of the Compensation Committee; and (iii) $20,000 for the chairperson of the Nominating, Governance and Public Responsibility Committee; and
•A non-chair committee membership fee of: (i) $20,000 for each member of each of the Audit Committee and Risk Oversight Committee; (ii) $15,000 for each member of the Compensation Committee; and (iii) $10,000 for each member of the Nominating, Governance and Public Responsibility Committee.
Each non-employee director may elect to defer receipt of his or her cash compensation under the Directors’ Voluntary Nonqualified Deferred Compensation Plan until the director terminates service with the Company. A bookkeeping account is maintained for each participant and interest is credited to the deferred amount based on 120% of the quarterly long-term applicable federal rate in effect. The Board also approved a one-time cash payment of $20,000 for Dr. Glassman and Ms. Duncan for additional work performed as members of the Special Committee.
Stock Compensation
Pursuant to the Directors’ Compensation Plan, we may issue awards of up to a total of 1,000,000 shares of our Common Stock to our non-employee directors. Each non-employee director receives an annual grant of $170,000 in restricted stock units (“RSUs”) for service on our Board, beginning with the first annual meeting at which the director is elected to our Board. For those directors joining our Board on a date other than the date of an annual meeting, each director receives a grant of $170,000 in RSUs on the date on which the director becomes a member of our Board, adjusted on a pro-rata basis by multiplying such award by a fraction where the numerator is the number of months between such date and the next annual meeting of shareholders and the denominator is twelve.
The number of RSUs granted is determined by dividing the grant date fair value by our share closing price on the date of grant and converting into a whole number of RSUs. The 2022 RSU grants vest on the earlier of the first anniversary of the date of grant or immediately prior to the first annual meeting of shareholders following the date of grant, subject to the director’s continued service through such date. Unless provided otherwise in the RSU agreement, RSUs granted to each non-employee director will become fully vested before the end of the regular restriction period if (i) such director is terminated due to disability or death or (ii) a change in control occurs. Upon vesting, the RSUs are converted into shares of our Common Stock. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends are paid to all Discover common shareholders. Each non-employee director may elect to defer the receipt of his or her stock compensation until the director terminates service with the Company. A bookkeeping account is maintained for each participant, which reflects the number of RSUs to which the participant is entitled under the terms of the Directors’ Compensation Plan.

24	2023 Proxy Statement

Corporate Governance
Reimbursements
Directors are reimbursed for reasonable expenses incurred in attending Board, committee and shareholder meetings, including reasonable expenses for travel, meals and lodging.
2022 Non-Employee Director Compensation Table
The table below sets forth cash and stock compensation (including deferred compensation) paid to non-employee directors for their Board service for the year ended December 31, 2022.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jeffrey S. Aronin	120,000	170,067	290,067
Mary K. Bush	145,000	170,067	315,067
Gregory C. Case(2)	130,000	170,067	300,067
Candace H. Duncan(2), (3)	155,000	170,067	325,067
Joseph F. Eazor(2)	125,000	170,067	295,067
Cynthia A. Glassman(3)	155,000	170,067	325,067
Thomas G. Maheras	335,000	170,067	505,067
Michael H. Moskow	135,000	170,067	305,067
John B. Owen(4)	72,917	155,844	228,761
David L. Rawlinson II	125,000	170,067	295,067
Mark A. Thierer(2)	130,000	170,067	300,067
Jennifer L. Wong	125,000	170,067	295,067
(1)Reflects RSUs granted under the Directors’ Compensation Plan described above. Amounts reflect the grant date fair value of the 2022 RSUs, which were granted on May 19, 2022 for all then-serving non-employee directors and on June 6, 2022 for Mr. Owen. These amounts reflect the RSUs’ grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”) and may not correspond to the actual value that might be realized by the named individuals. Additional details on accounting for stock-based compensation can be found in Note 2: “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 10: “Stock-Based Compensation Plans” of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. As of December 31, 2022, each non-employee director held the following number of RSUs, including deferred RSUs: Mr. Aronin - 58,941; Ms. Bush - 53,709; Mr. Case - 74,864; Ms. Duncan - 19,848; Mr. Eazor - 2,925; Dr. Glassman - 1,634; Mr. Maheras - 50,325; Mr. Moskow - 46,624; Mr. Owen - 1,404; Mr. Rawlinson - 3,319; Mr. Thierer - 18,965; and Ms. Wong - 8,280.
(2)The amounts listed for these individuals in the “Fees Earned or Paid in Cash” column were deferred under the Directors’ Voluntary Nonqualified Deferred Compensation Plan.
(3)Includes a one-time committee membership fee of $20,000 for each member of the Special Committee.
(4)Mr. Owen’s fees were pro-rated based on his June 6, 2022 appointment date. In addition, since Mr. Owen joined the Board on June 6, 2022, he received a pro-rata grant of $155,844 for the period commencing on the date he joined the Board and ending on the date immediately prior to the 2023 Annual Meeting. His stock award amount includes the grant date fair value of his pro-rated award.

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Executive Compensation

PROPOSAL 2
Advisory Vote to Approve Named Executive Officer Compensation
The Board of Directors recommends a vote “FOR” approval of the NEO compensation as disclosed pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis,” the compensation tables, and any related information contained in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

What are Shareholders Being Asked to Approve?
Pursuant to SEC rules, we must conduct an advisory, non-binding vote on the compensation of our NEOs at least once every three years. At our 2017 annual meeting, we recommended, and our shareholders overwhelmingly supported an annual frequency for this advisory, non-binding vote. As such, the Board has determined that the Company will continue to hold this advisory, non-binding vote on the compensation of our NEOs each year.
Therefore, we are asking you to approve the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” (beginning on page 27), the compensation tables (beginning on page 46), and any related material contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:
“Resolved, that the shareholders approve, on an advisory, non-binding basis, the compensation of our NEOs, as disclosed in the ‘Compensation Discussion and Analysis,’ the compensation tables and any related narrative contained in this Proxy Statement.”
What is the Board’s Recommendation on Voting on This Proposal?
The Board unanimously recommends a vote “FOR” approval of the NEO compensation as disclosed pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis,” the compensation tables, and any related information contained in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.
As described in detail in the “Compensation Discussion and Analysis” (beginning on page 27), our compensation program for our NEOs is substantially performance-based and designed to attract, retain and motivate our NEOs, who are critical to our success. The compensation our NEOs earned in 2022 reflected Company performance and remained consistent with our balanced compensation structure and commitment to aligning NEOs’ interests with those of our shareholders. The Board continues to believe the compensation program for our NEOs is effective in achieving the desired results.
Is the Shareholder Advisory Vote to Approve NEO Compensation Binding on the Company?
No. Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation Committee values the opinions of our shareholders and will review and consider the voting results when considering future executive compensation arrangements.
How Many Votes are Required to Approve This Proposal?
This advisory vote requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. You may “abstain” from voting on this proposal. Shares voting “abstain” on this proposal will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.

26	2023 Proxy Statement

Compensation Discussion and Analysis
Section Table of Contents
Executive Summary
This Compensation Discussion and Analysis focuses on the executive compensation amounts and programs for the Company’s named executive officers (“NEOs”) who are shown below and listed in the “2022 Executive Compensation Tables.” We summarize below the structure of our executive compensation program and provide an overview of how and why the Compensation Committee made specific compensation decisions involving NEO compensation. Our fundamental objective was to create a highly motivational compensation program that was retentive and also aligned with shareholders’ interests. We also refer you to our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information regarding the Company’s 2022 financial results and our ESG Tear Sheet and DE&I Report for the current state of other employee-related initiatives, including our efforts to promote Diversity, Equity and Inclusion.
2022 NEOs

ROGER C. HOCHSCHILD Chief Executive Officer and President (“CEO”)	JOHN T. GREENE Executive Vice President, Chief Financial Officer	AMIR S. AROONI(1) Executive Vice President, Chief Information Officer (“CIO”)	DANIEL P. CAPOZZI Executive Vice President, President - US Cards	DIANE E. OFFEREINS(2) Executive Vice President, President - Payment Services

(1)In February 2023, Mr. Arooni notified the Company he will be leaving. His final day with the Company is expected to be September 30, 2023, to allow for a transition to a new CIO.
(2)On March 9, 2023, the Company announced Ms. Offereins will be retiring from the Company. It is expected that her final day with the Company will be June 30, 2023.

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Compensation Discussion and Analysis
Compensation Principles
The Company’s 2022 executive compensation program and compensation decisions were based on the following principles:

1	Pay-for- Performance	2	Balanced Compensation Structure	3	Market-Competitive Pay Opportunity

Performance Highlights
In 2022, the Company’s accomplishments included:

Grew profit before taxes and reserves (“PBTR”) significantly at 11% year-over-year driven by sales, new account and loan growth coupled with net interest margin expansion	Based on net income of $4,392 million, the Company achieved PBTR of $6,284 million(1)

Strong credit performance from disciplined management and favorable macroeconomic conditions	Total net charge-off rate on average loans outstanding of 1.82% was consistent with the prior year rate of 1.84%

Invested in acquisition marketing, new products, enhanced capabilities, compliance and personnel to support growth	Total loans up 20% year-over-year reflecting strong new account growth driven by investments in account acquisition and robust sales volume which was up 16% from the prior year

Enhanced shareholder returns with share repurchases and larger dividends	The Company increased the quarterly dividend to $0.60 per share of common stock and approved a $4.2 billion share repurchase plan in April 2022

(1)Profit before taxes and reserves (“PBTR”) is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the Company’s reported results. PBTR is derived by adding the change in the allowance for credit losses of $552 million, the reclassification of the liability for expected credit losses on unfunded commitments of $(10) million, and income tax expense of $1,350 million to net income of $4,392 million. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR growth to net income growth calculated in accordance with GAAP.

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Compensation Discussion and Analysis
Our executive compensation program is designed to motivate, retain and attract top executive talent to achieve our strategic objectives and align shareholder and executive interests. Annual cash incentives use PBTR as the primary measure of the Company’s financial performance to establish award levels. The Compensation Committee and the full Board believe that PBTR is a critical measure of the core operating performance of the business and focuses on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Long-term incentives (“LTI”) are granted in the form of restricted stock units (“RSUs”) and performance stock units (“PSUs”), with PSU award values and vesting tied to cumulative earnings per share (“EPS”) performance over a three-year performance period. We believe the link between our financial results and executive incentives demonstrate our continued commitment to paying for performance.
Our financial results and compensation earned by NEOs for 2022 reflected another exceptional year of Company performance and we believe the 2022 compensation earned by our NEOs remained consistent with our balanced compensation structure and commitment to aligning our NEOs’ interests with those of our shareholders. We performed well compared with goals in 2022 in many areas, and significantly exceeded our PBTR goal for 2022. We believe our incentive plans helped motivate performance, resulting in our 2020-2022 PSU performance payouts and 2022 short-term incentive (“STI”) funding each being above target. As a result of this very strong performance, our STI pool and our 2020-2022 PSU awards were funded at maximum. The Compensation Committee believes that the alignment of our incentive payouts and performance demonstrate the success of our incentive plans.
2022 highlighted the strength of our integrated digital banking and payments model and advancement of our strategic priorities against a fluid and unusual macroeconomic and monetary policy backdrop. Significant investments in branding and acquisition continued to drive new accounts, and we added field personnel to support this robust growth. We focused on expanding our data and analytics platforms to enhance our capabilities. We continued to actively manage our funding costs and remained disciplined around credit management. Year-over-year loan growth was driven by strong consumer spending, robust new account growth and payment rate moderation. We remained flexible and committed to our employees’ needs as our workforce returned to the office in 2022. We believe that these and other factors allowed our business to successfully navigate through the challenges of the last several years and emerge well positioned to create long-term value for our customers and shareholders.
Summary of Chief Executive Officer and All Other NEOs’ Compensation
Consistent with our compensation philosophy, a large portion of each NEO’s compensation is performance-based compensation. The chart below summarizes the 2022 elements of compensation that comprised our CEO’s target total direct compensation opportunity and the average target total direct compensation for all other NEOs. Approximately 90% of the CEO’s 2022 target total direct compensation and approximately 82% of all other NEOs target total direct compensation was variable and tied to Company financial performance. See “2022 Decision-Making Process” for more details on how the factors considered by the Compensation Committee impacted compensation decisions and see “2022 Summary Compensation Table” for the Compensation Committee’s actual compensation decisions.

2022 CEO TARGET PAY MIX	2022 AVERAGE OF All OTHER NEOs TARGET PAY MIX

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Compensation Discussion and Analysis
Overview of Performance
In 2022, the Discover team successfully executed on our business priorities as we made meaningful investments for growth against a fluid economic backdrop. These investments, combined with our differentiated business model, enabled us to produce the second strongest year for earnings in our company’s history, giving us significant momentum going into 2023 and beyond. Throughout the year we acted on opportunities to strengthen our business and drive long-term value for our customers and shareholders, and continued efforts to improve risk management and compliance. We continued to expand our Payments business with increased network volume and new strategic partnerships. We believe that the quality of our earnings and the strength of our balance sheet combined with our disciplined approach to underwriting and focus on prime consumers position us to generate resilient returns through a range of economic environments. Highlights of 2022 results include:
•Strong execution against business priorities drove net income of $4,392 million, and PBTR of $6,284 million.(1)
•Revenue net of interest expense was $13.3 billion, up 10% from 2021, driven by higher net interest income from loan growth and margin expansion.
•Total expenses were up 9% from 2021 as we continue to invest in growth and capabilities.
•Credit performance was overall strong across all of our lending products driven by the favorable economic trends and our disciplined approach to credit management.
•Payment Services had strong network volume growth, up 5% year-over-year.
•Card loans were up 21% reflecting strong sales volume growth, up 16% year-over-year, robust new account growth, and payment rate moderation.
•Organic student loans increased 4% from 2021 supported by a moderation in the payment rate.
•Personal loans were up 15% from 2021 due to higher originations and lower payment rates.
The Company reviewed its compensation plans and programs in 2022 and determined that they are not designed to nor do they create an incentive to engage in excessive risk-taking. More details regarding our 2022 performance and executive compensation can be found in the sections hereafter, including a summary of the compensation approach for our CEO under “Summary of Chief Executive Officer and All Other NEO’s Compensation.” We encourage you to read this section of the Proxy Statement in conjunction with the advisory, non-binding vote that we are conducting on the compensation of our NEOs.
Governance Matters
2022 Advisory Vote on NEO Compensation
At our 2022 Annual Meeting, shareholders indicated strong support for our executive compensation program with approximately 95% of votes cast in favor of our “Say-on-Pay” proposal. The Compensation Committee values the opinions of our shareholders and considered the Say-on-Pay vote results in connection with its evaluation of the Company’s executive compensation program and, after considering such vote results, did not make any changes to the Company’s executive compensation program in response to the 2022 Say-on-Pay vote.

(1)Profit before taxes and reserves (“PBTR”) is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the Company’s reported results. PBTR is derived by adding the change in the allowance for credit losses of $552 million, the reclassification of the liability for expected credit losses on unfunded commitments of $(10) million, and income tax expense of $1,350 million to net income of $4,392 million. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR growth to net income growth calculated in accordance with GAAP.

30	2023 Proxy Statement

Compensation Discussion and Analysis
Practices and Policies Supporting Strong Corporate Governance and Compensation Programs
We continue to maintain our disciplined approach to executive compensation with a focus on pay-for-performance, strong governance, risk management, and simplicity as evidenced by the following practices:

We Do	We Do Not

  Pay-for-performance: The majority of the compensation for our NEOs is in the form of variable cash and equity compensation linked to the short-term and long-term financial and strategic performance of the Company. Incentive compensation metrics are tied to the profitable operation and growth of the Company and NEOs’ individual goals are designed to be aligned to financial and strategic outcomes.
  Shareholder alignment: Our compensation program is designed to be aligned with our long-term interests and those of our shareholders, with a majority of NEO target direct compensation delivered as LTI awards. LTI awards are granted in the form of PSUs and RSUs. PSUs represent the majority of the target annual LTI grant value for our NEOs and are earned based on performance against EPS targets over a three-year performance period. In addition, the value of LTI awards fluctuates based on the Company’s stock price over the applicable performance periods.
  Independent oversight: Our Compensation Committee includes only directors who are independent under applicable NYSE listing standards and the Compensation Committee is advised by an independent compensation consultant.
  Share ownership guidelines for NEOs: Our CEO must own shares with a value of at least seven times his base salary and our other NEOs must own shares with a value of at least three times their respective base salaries. Each NEO must achieve his or her ownership guideline within five years of appointment.
  Incentive award limits: Incentive awards have maximum payout caps.
  Clawback of incentive compensation: Our equity awards provide for clawbacks that allow us to recover shares issued pursuant to RSUs and PSUs under certain circumstances.
  Risk management: We regularly evaluate the risk impact of the design of our incentive compensation program. The compensation decisions for our NEOs include a risk review that is considered before we make annual STI and LTI awards and before the determination of vesting for all outstanding stock grants which may result in a reduction in the number of the shares vesting.
  Double trigger change in control: Our change in control severance policy and equity award agreements include a double trigger.
  Restrictive covenants: LTI awards to NEOs are subject to non-competition and non-solicitation provisions.
  Limited perquisites: Perquisites provided to our NEOs are generally limited to access to an executive gym, charitable contributions and security. The Compensation Committee approved the use of chartered aircraft by Mr. Hochschild and his family for travel, including personal travel. On occasion, our NEOs may use Company tickets for sporting, cultural or other events for personal use when they are not otherwise used for business purposes.

x   No employment contracts for NEOs: We do not have individual employment contracts with any of our NEOs.
x   No special benefit plans: We do not provide any benefit plans to our executives that are not generally available to other employees and we do not provide any supplemental executive retirement plan benefits to any executive.
x   No hedging or pledging: Directors and executive officers, including NEOs, are prohibited from hedging Company securities, holding Company securities in a margin account or otherwise pledging Company securities, including as collateral for a loan.
x   No excise tax gross-ups: We do not provide excise tax gross-ups for any employee.

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Compensation Discussion and Analysis
Compensation Program and Objectives
The Company’s 2022 executive compensation program and compensation decisions were based on the following principles:

Pay-for-Performance Our compensation should reflect financial and non-financial performance over short- and long-term periods at the Company and individual performance levels.
Balanced Compensation Structure
We seek to deliver a mix of fixed and variable compensation that aligns the interests of our executive officers with our shareholders and appropriately balances risk and reward.
Market-Competitive Pay Opportunity Our compensation should be competitive relative to our peers and the broader market in order to attract, motivate and retain top executive talent.
Pay-for-Performance
Our compensation program is grounded in a pay-for-performance philosophy that is designed to reward achievement of the Company’s financial and strategic performance objectives. In determining executive compensation, the Compensation Committee considers financial performance and strategic performance factors, relative performance, risk performance, regulatory compliance, internal pay equity and individual NEO performance. The majority of compensation for our NEOs is in the form of variable compensation, a substantial portion of which is paid in RSUs and PSUs tied to the long-term performance of the Company and designed to be aligned with shareholder interests. Performance factors considered by the Compensation Committee in setting and determining executive compensation included the following:
•Financial Performance: For 2022, the main factors the Compensation Committee considered in evaluating financial performance were the Company’s PBTR performance and EPS.
•Other Performance Factors: The Compensation Committee also considered Company performance with respect to the following factors:
–Other Financial Metrics: Company performance relative to the Company’s Annual Operating Plan (the “Annual Plan”), and prior year results for the following: net income; return on equity (“ROE”) (and risk-adjusted returns); total revenue (defined as net interest income plus other income); net charge-offs; and operating expenses.
–Key Focus Areas: Extent to which the Company improved brand consideration and product awareness; identified and pursued next generation growth opportunities in banking and payments; enhanced technology, analytics and digital capabilities; progressed on maturing risk management and compliance; and made progress toward enterprise-wide diversity, equity and inclusion goals.
–Relative Performance: Company performance against a select group of competitors on profitability, credit performance, growth, Total Shareholder Return (“TSR”), and other measures.
•Risk Performance: Company performance with respect to risk management, capital adequacy, and regulatory compliance.
•Individual Performance: Each NEO’s performance relative to individual objectives, including relative impact, experience, and internal pay equity.

32	2023 Proxy Statement

Compensation Discussion and Analysis
Balanced Compensation Structure
The Compensation Committee determines the total direct compensation opportunity (sum of base salary, target STI and LTI opportunities) for each of our NEOs at the beginning of the year, based on Company and individual performance during the prior year as well as the overall skills and experiences of the executive, internal pay equity and the Compensation Committee’s assessment of their future potential. Target STI and LTI opportunities are established for and communicated to the NEOs at the beginning of the year or, if applicable, at the time of any subsequent change in STI or LTI opportunity. The actual year-end STI awards paid and LTI awards made to the NEOs are determined by the Compensation Committee based on its evaluation of financial performance, primarily PBTR for STI, and other performance factors, risk performance and individual performance, and adjusted EPS for LTI (as described beginning on page 37). The Compensation Committee also considers compensation levels of other executives in similar roles both within the Company and at industry peers before making compensation decisions. The Compensation Committee uses its judgment instead of solely relying on a formulaic structure, which it believes provides the right level of transparency while maintaining the flexibility necessary to pay amounts it deems appropriate for performance. The Compensation Committee has determined that a balance of the following pay components provides an effective combination of risk and reward:

		(Performance-Based)
Element	Base Salary	Short-Term Incentive (“STI”)	Long-Term Incentive (“LTI”)

Highlights	Fixed cash compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance.	Annual cash bonus opportunity based on Company financial performance, primarily PBTR, other performance factors, risk and individual performance.	Annual equity award opportunity based on financial performance, other performance factors, risk and individual performance; granted as a mix of PSUs and RSUs with PSU awards determined based on three-year adjusted EPS performance.

2022 CEO Target Pay Mix	9.7%	19.5%	RSUs 17.7%	PSUs 53.1%

2022 Average of All Other NEOs Target Pay Mix	17.6%	25.2%	RSUs 22.9%	PSUs 34.3%

Review of Compensation Policies and Practices Related to Risk Management
The Compensation Committee is responsible for overseeing risk management associated with the Company’s compensation practices. The Company’s Chief Risk Officer reviews and confirms with the Compensation Committee at least annually all employee compensation plans in which employees (including the NEOs) participate, and evaluates whether these plans contain any features that might encourage imprudent risk-taking that could threaten the value of the Company or are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee also monitors a separate, on-going risk assessment by senior management of the Company’s employee compensation practices in order to evaluate compliance with the Interagency Guidance on Sound Incentive Compensation Policies issued by the Federal Reserve Board and other bank regulators in 2010, and any updates thereto that may be issued from time to time. Based on an assessment of enterprise risk events, the Company’s Chief Risk Officer may direct senior leaders from the Company’s Human Resources, Legal, and Risk Management teams to compile and analyze information about the Company’s incentive compensation practices and payment history and to conduct interviews with business line managers to understand how evaluation of business risk events affect certain STI and LTI performance measures and compensation decisions. After evaluation of the data, and prior to current year incentive compensation decisions, the Chief Risk Officer prepares a report of the risk assessment, which includes any recommendations for risk adjustments to incentive compensation in connection with risk events. In addition, prior to vesting, the Chief Risk Officer reviews a risk assessment of business and individual risk performance over the past three years and certifies whether outstanding LTI awards should vest without adjustment. The Chief Risk Officer’s performance during the period is reviewed by the Risk Oversight Committee.
In 2022, the Compensation Committee conducted its assessment with the assistance of our Chief Risk Officer to consider whether any element of the compensation structure, design, review, or decision-making process could be reasonably likely to have a material adverse effect on the Company. The Compensation Committee found that incentive compensation continues to be firmly tied to current and future Company performance and is designed to appropriately balance risk and reward and determined that our incentive compensation plans are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee evaluated our NEOs’ performance against risk goals before determining compensation for our NEOs, creating a direct link between our incentive compensation and risk management.

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Compensation Discussion and Analysis
In 2022, in connection with its compensation decisions, the Compensation Committee reviewed reports from and met with the Company’s Chief Risk Officer and the Risk Oversight and Audit Committees of the Board of Directors in joint meetings (the “Joint Meetings”) to discuss the annual incentive compensation risk assessment and to review outcomes of certain risk events and any impact on compensation decisions. The annual risk assessment did not result in the identification of any risks related to our incentive compensation plans that are, either individually or in the aggregate, reasonably likely to encourage imprudent risk-taking that could threaten the value of the Company or have a material adverse effect on the Company. Following the Joint Meetings, the Committee assessed and finalized incentive compensation decisions.
Market-Competitive Pay Opportunity
The Compensation Committee reviewed and considered competitive market data from the following sources when approving NEO compensation: proxy data from an established peer group of companies (discussed below) and other market survey data from companies within the financial services industry and others with whom we compete for talent. For benchmarking purposes, the peer group used in the analysis consists of 16 financial services companies of a similar business nature and revenue size to the Company, from which the Company might expect to draw and compete for executive talent. Given that the Company has few direct competitors of similar scope, size, and business model, this peer group is somewhat varied in nature and primarily represents companies that are similar in business areas with a focus on credit card providers, regional financial institutions that have significant credit card and/or loan operations, payments processing and data/transaction processing companies.
In 2021, the Compensation Committee reviewed the peer group based on the criteria noted above and decided to remove CIT Group Inc. and add Bread Financial Holdings, Inc. (formerly Alliance Data Systems Corp.). Bread Financial Holdings was identified as an appropriate peer based on comparable financials, significant peer group overlap and industry while CIT Group Inc. was determined to be a less suitable peer based on its smaller size and lack of peer group overlap. This change was effective with respect to the 2022 peer group.
The 2022 peer group consisted of the following companies:

•Ally Financial, Inc. •American Express Company •Bread Financial Holdings, Inc. •Capital One Financial Corporation •Comerica Incorporated	•Fidelity National Information Services, Inc. •Fifth Third Bancorp •Fiserv, Inc. •KeyCorp •M&T Bank Corporation	•Mastercard Incorporated •PayPal Holdings, Inc. •Regions Financial Corporation •Synchrony Financial •The Western Union Company •Visa, Inc

In 2022, the Compensation Committee reviewed the peer group based on the criteria noted above and decided to remove Bread Financial Holdings, Inc. and The Western Union Company and add Citizens Financial Group, Inc. Citizens Financial Group, Inc. was identified as an appropriate peer based on comparable financials and market size, significant peer group overlap, and industry. Bread Financial Holdings, Inc. and The Western Union Company were determined to be less suitable peers based on their lower assets and market size. This change will be effective with respect to the peer group used to evaluate 2023 compensation decisions.
The 2023 peer group consists of the following companies:

•Ally Financial, Inc. •American Express Company •Capital One Financial Corporation •Citizens Financial Group, Inc. •Comerica Incorporated	•Fidelity National Information Services, Inc. •Fifth Third Bancorp •Fiserv, Inc. •KeyCorp •M&T Bank Corporation	•Mastercard Incorporated •PayPal Holdings, Inc. •Regions Financial Corporation •Synchrony Financial •Visa Inc.

Components of Compensation
2022 compensation decisions for our NEOs were closely tied to our 2022 financial performance and consisted of three key components - base salary, STI, and LTI, with a significant portion of total compensation tied to long-term Company performance. These components are summarized below.

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Compensation Discussion and Analysis
Base Salary
We provide our NEOs with market-competitive annual base salaries to attract and retain an appropriate caliber of talent for each position. Annually, we review our competitive market, including market data provided by the Compensation Consultant, for our peer group and the broader market. Based on our review of the competitive market data, management recommended to the Compensation Committee no base salary adjustments to the NEOs in 2022. After considering management’s recommendation, the Compensation Committee approved no base salary adjustments to the NEOs for 2022. See “2022 Summary Compensation Table” for a summary of 2022 NEO base salaries.
Short-Term Incentive Program
In 2022, we continued to offer our NEOs the opportunity to earn a market-competitive annual cash award through our STI program. Awards may be earned based primarily on the Company’s financial performance, while incorporating other secondary performance factors, risk performance, and individual performance. The STI opportunity is provided to create additional motivation for the executives to achieve our annual business goals and to enable us to attract and retain an appropriate caliber of talent for each position, recognizing that similar annual STI opportunities are provided at other companies with which we compete for talent. Our NEOs have target STI opportunities, represented on the “Grants of Plan-Based Awards for 2022” table, which were communicated to them at the beginning of the year.
The Compensation Committee considered market changes, individual performance, experience, and internal pay equity in setting 2022 STI targets. Based on our review of the competitive market data, management recommended to the Compensation Committee no changes to the NEOs STI targets in 2022. After considering management’s recommendation, the Compensation Committee approved no changes to the STI targets of the NEOs for 2022.
Our STI awards are subject to a clawback that allows the Company to reclaim paid amounts under certain circumstances.
In 2022, PBTR was the primary performance factor considered when the Committee approved annual incentive funding. PBTR performance against Compensation Committee-approved targets establishes the pool for funding company-wide STI awards. PBTR is derived by adding changes in the allowance for credit losses and reclassification of the liability for expected credit losses on unfunded commitments to pretax income. PBTR is a non-GAAP financial measure that should be viewed in addition to, and not as a substitute for, the Company’s reported results. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business and focuses on factors the Company’s incentive-eligible employees are most able to directly impact and influence.
In 2022, the Compensation Committee approved STI funding goals that aligned with the Company’s 2022 Annual Plan. The performance/ payout curve defined potential funding levels based on various levels of PBTR performance. The curve was structured to provide threshold funding of 70% of target and maximum funding of 130% of target based on PBTR performance. For the CEO and executive officers, including the NEOs, a 1.5x multiplier is then applied resulting in threshold funding of 55% of target and maximum funding of 145% of target to reflect the contribution to and responsibility for overall organization performance. In each case, the numbers presented are starting points, and the Committee has discretion to reduce or increase the funded amounts. The Compensation Committee can provide for individual performance recognition by applying an individual performance modifier of +/- 20% which can produce individual awards ranging from 44% of target to a maximum payout of 174 % of target. The Committee expects it will continue to review multiple facets of Company performance when ultimately approving the STI funding level.
When the Committee approved the 2022 funding goal and curve in February 2022, it considered multiple factors, including the annual plan, historical performance and general market conditions and determined that a PBTR goal based on the Company’s 2022 Annual Plan reflected appropriate challenge.
In 2022, based on net income of $4,392 million, the Company achieved PBTR of $6,284 million,(1) reflecting a 11%(1) year-over-year increase and $969 million higher than our 2022 Annual Plan. For incentive plan purposes, the Committee exercised discretion and excluded losses on certain equity investments resulting in an adjusted PBTR of $6,495 million. When determining individual 2022 STI compensation decisions for NEOs, the Compensation Committee assessed PBTR performance and made adjustments to the STI payouts for each of the NEOs based on a number of factors, including performance against established compliance and individual goals.

(1)Profit before taxes and reserves (“PBTR”) is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the Company’s reported results. PBTR is derived by adding the change in the allowance for credit losses of $552 million, the reclassification of the liability for expected credit losses on unfunded commitments for $(10) million, and income tax expense of $1,350 million to net income of $4,392 million. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR growth to net income growth calculated in accordance with GAAP.

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Compensation Discussion and Analysis
The Compensation Committee also considered secondary Company performance factors, including performance against the 2022 Annual Plan, net income, ROE (and risk-adjusted returns), EPS, total revenue (defined as net interest income plus other income), net charge-offs, operating expenses, key focus areas, relative performance, risk performance, regulatory compliance, internal equity, and individual performance. The Compensation Committee believes this approach provides the appropriate level of transparency while maintaining the flexibility to adjust awards for extraordinary circumstances that positively or negatively affect the Company’s financial performance. This approach is also designed to allow the Compensation Committee to evaluate whether pay is commensurate with risks taken and the quality of performance results.
See “2022 Decision-Making Process” below for more details on the factors considered by the Compensation Committee in compensation decisions and see “2022 Summary Compensation Table” for actual STI payouts to the NEOs.
Long-Term Incentive Program
The Compensation Committee, with input from the Compensation Consultant, continues to emphasize stock-based compensation for our NEOs to align their long-term interests with those of our shareholders. The Compensation Committee believes that the use of RSUs and PSUs that vest over a multi-year period focuses executives on the Company’s long-term interests without leading to imprudent risk-taking. In addition, we believe time-vested RSUs and time-vested and performance-based PSUs represent an efficient method of delivering long-term incentive compensation, generally using fewer shares than other types of stock-based award vehicles while delivering value that is ultimately tied to Company operational or stock price performance.
For 2022, the Compensation Committee approved a combination of RSUs that generally vest ratably over a three-year period and performance-based PSUs tied to a three-year Company performance and vesting period (all pending evaluation against the Company’s risk policies).
Awards of RSUs and PSUs are subject to a clawback that allows the Company to reclaim previously granted awards under certain circumstances.
The Compensation Committee sets long-term incentive compensation opportunity commensurate with level in the organization to appropriately motivate the individuals and further align their interests with those of our shareholders. The Compensation Committee established a target LTI value for the NEOs, represented as a percentage of their base salaries, and determined that approximately 71% of the target compensation of the CEO and, on average, approximately 57% of the target compensation of the other NEOs, would be in the form of LTI compensation. In addition, the Compensation Committee established a target PSU and RSU mix as a percentage of the total target LTI of each NEO, as represented below (excluding Ms. Offereins’ one-time RSU grant described in the “2022 Summary Compensation Table” footnotes).

LONG-TERM INCENTIVE ANNUAL TARGET AWARD MIX
CEO	All other NEOs

The LTI award consists of a forward-looking stock award with an initial grant value based on the NEO’s established LTI target. Actual LTI awards may vary from target based on the Compensation Committee’s assessment of performance, succession planning considerations, and a variety of other factors. The number of PSUs and RSUs granted is determined by dividing the dollar value of each recipient’s award by the fair market value of a share of common stock on the date of grant. The PSU and RSU grants were made in February 2022 to each of the NEOs. In early 2022, in recognition of Mr. Hochschild’s performance as CEO, and to continue to bring his compensation closer to market-competitive levels, the Compensation Committee approved a 5% increase in his LTI target, delivering his entire 2022 target direct compensation increase in the form of LTI. For the other NEOs, management recommended, and the Compensation Committee approved, no changes to their 2022 LTI targets. In recognition of Mr. Capozzi’s performance leading US Cards, the Compensation Committee approved a LTI award that was 13% above his 2022 annual LTI target, and Ms. Offereins received a one-time RSU grant in February 2022 in recognition of her leadership in connection with a Company investment, as discussed in the “2022 Summary Compensation Table” footnotes. See “2022 Decision-Making Process” below for more details on how the factors considered by the Compensation Committee impacted compensation decisions and see “2022 Summary Compensation Table” for the actual LTI grant values.

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Compensation Discussion and Analysis
Performance Stock Units
2022 PSU Awards
Performance-based PSUs are granted annually at the beginning of a three-year performance period to further reinforce the NEOs’ accountability for the Company’s future financial and strategic goals and performance by tying a significant portion of compensation directly to the Company’s EPS. The majority of the 2022 LTI awards for NEOs consisted of PSUs (75% for the CEO, and 60% for the other NEOs), which were granted under the Company’s 2014 Omnibus Incentive Plan. Under this program, the PSUs award levels will be determined and vest and convert to shares of Common Stock if and to the extent the Company achieves specific cumulative EPS performance goals over a three-year performance period and provided the executive remains employed by the Company for the three-year performance period (with exceptions for certain termination events), and are subject to an evaluation of compliance with the Company’s risk policies over the three-year period prior to vesting. The performance period for the 2022 award of PSUs began on January 1, 2022 and ends on December 31, 2024. The EPS performance target is established during the annual business planning process and is intended to push the Company and the NEOs to achieve higher performance within the Company’s risk framework. Target PSU payout will be achieved if the Company meets its cumulative business plan goals, while achievement of maximum and threshold performance goals are each expected to be infrequent in occurrence. Participants will receive no portion of the award if the minimum performance is not met. If the Company exceeds the target performance hurdles, the NEO can potentially earn an award in excess of the target, up to a maximum of one and one-half times the target award based on Company performance. The awards will receive dividend equivalents in cash which will accumulate and pay out if and when the underlying shares are released to the NEOs.
2020 PSU Payouts
The performance period for our PSUs granted in February 2020 was completed on December 31, 2022. The Compensation Committee approved performance targets at the start of the 2020 PSU performance period. Following the completion of the performance period in 2022, the Compensation Committee approved a payout factor of 150% of target. The cumulative diluted EPS, excluding reserves, over the three-year period was $41.01 versus a target of $33.86, which resulted in a payout factor of 150% of the target amount. A cumulative diluted EPS, excluding reserves, of $16.93 and $37.25 was required to receive a minimum and maximum payout, respectively. In assessing the appropriate payout for these PSUs, the Compensation Committee considered the EPS, excluding reserves, over the performance period attributable to effective NEO execution of key business decisions and strategies, including strong focus on growth and credit risk management. Consistent with the Company’s pay-for-performance philosophy and in accordance with the provisions of the 2014 Omnibus Incentive Plan, the Compensation Committee may adjust target amounts to reflect the impact of factors that management cannot directly control and to minimize payout factors from being artificially inflated or impaired by factors unrelated to the ongoing operations of the business. The final payout of these PSUs was determined after confirmation of compliance with the Company’s risk policies, and employees received earned shares (which remain subject to clawback provisions, and for NEOs, subject to the share ownership guidelines and share retention requirements) when they vested in February 2023.
Restricted Stock Units
In addition to time-based vesting, RSUs are subject to market variability tied to the Company stock price and are intended to align the interests of senior executives with the long-term interests of the Company and its shareholders as well as motivate future contributions and decisions aimed at increasing shareholder value. RSUs generally vest and convert to shares ratably over a three-year period, subject to compliance with the Company’s risk policies and assuming the executive remains employed by the Company through the vesting date (with exceptions for certain termination events). The awards deliver dividend equivalents in cash, which are paid to the NEOs in the same amount and at the same time as dividends are paid to all Company common shareholders.
2022 Decision-Making Process
Factors Affecting Compensation Decisions
The primary Company performance factor considered by the Compensation Committee for purposes of making variable compensation decisions for 2022 was the Company’s PBTR. Although no set weight is assigned to any performance metric or goal, we believe that a profit-based measure best reflects overall Company performance and drives EPS, which we believe is the representative measure most directly tied to the return to our common shareholders. We believe PBTR is also a balanced measure aligned with total performance to motivate executives to focus on the overall returns of the Company and not drive performance on one measure or one business unit over another. In 2022, the Compensation Committee considered the Company’s PBTR along with other performance factors, including: performance against Annual Plan; net income; ROE (and risk-adjusted returns); EPS; total revenue (defined as net interest income plus other income); net charge-offs and operating expenses; key focus areas; relative performance; risk performance; regulatory compliance; internal pay equity; and individual performance.
For the PSU portion of the LTI program, the primary metric the Compensation Committee established for performance-vesting purposes was cumulative EPS achievement over a three-year performance period. In making final award determinations for the 2020-2022 PSUs, the Compensation Committee also factored in individual compliance with the Company’s risk policies including an assessment of any

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Compensation Discussion and Analysis
imprudent risks taken over the three-year vesting period, inclusive of the performance period. The Compensation Committee retains discretion to adjust EPS performance for the impact of unusual or non-recurring events not reflected in business plan assumptions including legislative, accounting or other regulatory changes, one-time, unusual tax events, and significant changes in planned share repurchases where such events are not attributable to NEO performance for purposes of PSU vesting.
The Compensation Committee also considered the need to attract, motivate, and retain a talented management team and to design our compensation program in a way that remains competitive with other companies with which we compete for senior executive talent.
For 2022, after consideration of all the aforementioned factors and the Compensation Committee’s emphasis on pay-for-performance, the Compensation Committee made compensation decisions for each of the NEOs as detailed in the “2022 Summary Compensation Table.” STI was paid after the Compensation Committee meeting in January 2023 and LTI was granted after the regularly scheduled Committee meeting in February 2022.
Overall Company and Business Segment Performance
The Compensation Committee believes that the actions taken throughout 2022 by the Company’s CEO and the other NEOs helped the Company pursue our business objectives, including continued growth. The following achievements, among other things, enabled the Company’s success in 2022 and we believe gives the Company significant momentum going into 2023 and beyond:
•Maintained strong credit performance across all of our lending products demonstrating our consistent and disciplined approach to credit management.
•Total loans increased 20% year-over year, driven by strong sales and new account growth along with payment rate moderation.
•Operating efficiency ratio(1) of 39% reflects strong revenue expansion and disciplined cost management. We made prudent investments in marketing, technology, and our servicing and collections organizations, driving growth for the Company in 2022.
•Payment Services had strong network volume growth, up 5% year-over-year.
•In April 2022 our Board of Directors approved a new $4.2 billion repurchase plan; we repurchased $2.4 billion shares in 2022 subject to the Federal Reserve’s limitations.
Financial Performance
The primary factor that our Compensation Committee considered in making 2022 compensation decisions was the Company’s PBTR growth. The Company achieved PBTR of $6,284 million,(2) which represented a year-over-year increase of 11%.(2) The PBTR was $969 million higher than our 2022 Annual Plan primarily driven by loan growth. The Compensation Committee considered that PBTR performance was also the result of revenue growth and operating expense management in line with the 2022 Annual Plan expectations.
Other Performance Factors
Other Financial Metrics
The Compensation Committee considered other secondary 2022 financial metrics set forth below. No single secondary financial metric was by itself significant to the Compensation Committee’s determination of any individual’s compensation. The Committee subjectively balanced 2022 financial performance across these secondary metrics in the aggregate in determining individual compensation.

(1)Operating efficiency ratio represents total operating expense divided by revenue net of interest expense.
(2)Profit before taxes and reserves (“PBTR”) is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the Company’s reported results. PBTR is derived by adding the change in the allowance for credit losses of $552 million, the reclassification of the liability for expected credit losses on unfunded commitments of $(10) million, and income tax expense of $1,350 million to net income of $4,392 million. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR growth to net income growth calculated in accordance with GAAP.

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Compensation Discussion and Analysis
The following financial metrics were considered by the Compensation Committee (dollars in millions, except per share amounts):

	2022	2021	% Change
Total Revenue(1)	$13,337	$12,087	10%
Net Charge-off Dollars	$1,817	$1,631	11%
Operating Expense	$5,236	$4,805	9%
Net Income	$4,392	$5,449	(19)%
Diluted Earnings Per Share	$15.50	$17.83	(13)%
Return on Equity	31%	43%
Key Focus Areas
The Compensation Committee also considered the Company’s progress on key focus areas, including improving brand consideration and product awareness, identifying and pursuing next generation growth opportunities in banking and payments, enhancing technology, analytics and digital capabilities, progress on maturing risk management and compliance programs and overall talent, as well as leading diversity, equity and inclusion efforts when making overall compensation decisions. The Compensation Committee reviewed and subjectively balanced performance in these key focus areas with other secondary factors and PBTR in the aggregate in determining individual compensation.
The following secondary performance factors were reviewed by the Compensation Committee:
•Total loans increased 20% year-over year driven by strong sales and new account growth along with payment rate moderation.
•Digital Banking revenue grew $1,863 million or 16% year-over-year reflecting higher average receivables, net interest margin expansion due to higher market rates and higher net discount and interchange revenue due to strong sales volume.
•Consumer Deposit balances increased from the prior year driven by strong marketing, robust portfolio activity, and the benefit of a rising rate environment. We continued to optimize our funding mix with average consumer deposit growth of $6 billion, driving deposits to represent 64% of total funding as of the fourth quarter, down slightly from 68% in 4Q21, primarily due to strong loan growth requiring increased funding needs from wholesale channels.
•Total net charge-off rate of 1.82% was consistent with the prior year rate of 1.84%.
•Operating efficiency ratio(2) of 39% reflects strong revenue growth offset by increased operating expenses. The increase in expenses was primarily due to higher marketing expense, employee compensation (driven by higher headcount in our servicing and collections organizations) and professional fees.
•Payment Services had strong network volume growth, up 5% year-over-year.
•Company and individual risk performance with respect to legal and regulatory matters.
Relative Performance
The Compensation Committee also considers the Company’s performance relative to our largest business competitors in the U.S. market in both the Digital Banking and Payment Services segments. In 2022, Discover performed better than the majority of its largest competitors on metrics such as ROE and continued to grow new accounts in our lending and banking products.
Risk Performance
The Compensation Committee considers risk performance across the Company and within each business segment in making final compensation decisions for each NEO, both as it relates to an individual’s specific objectives as well as contributions to the strengthening of risk management, internal controls, and compliance practices. The Compensation Committee reviewed overall performance and risk adjusted returns and capital levels relative to the Annual Plan and established risk appetite limits. The Compensation Committee also considered the Company’s progress in addressing legal and regulatory matters and performance against compliance goals.

(1)Total revenue equals the sum of net interest income and other income.
(2)Operating efficiency ratio represents total other expense divided by revenue net of interest expense.

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Compensation Discussion and Analysis
Individual Performance
The Compensation Committee considers individual performance in making final compensation decisions for each NEO, both as it relates to an individual’s specific objectives as well as each individual’s relative role impact, experience, internal pay equity, and contributions to the success of the overall enterprise. As noted above, as part of its compensation determinations, the Compensation Committee also assesses each NEO’s contributions to the success of the business in strengthening its risk management, internal controls, and compliance practices, which reinforces these objectives as priorities throughout the organization. The Compensation Committee believes this holistic approach optimizes the link between executive rewards and the benefits to shareholders, and enhances the importance of a compliance-focused culture. Actual STI payouts are displayed in the 2022 Summary Compensation Table.
The highlights below therefore reflect each member of management’s contribution to managing our business while also pursuing our established business strategy.

ROGER C. HOCHSCHILD Chief Executive Officer and President

2022 COMPENSATION	Key Achievements

•Exceeded PBTR performance target by $1B.
•Maintained strong financial risk management performance including consumer credit risk and liquidity risk.
•Continued technology transformation with Data and Analytics driving more value through more effective modeling, expanded data sources, and stronger platforms with increasing automation.
•Enhanced focus on developing technology talent through new Advanced Analytics Resource Center.

•Focused ‘tone from the top’ on importance and priority of risk management, strong collaboration throughout the organization; and improved on regulatory risk management through operational improvement and compliance management systems.
•Advanced diversity, equity and inclusion commitment including growth of Chatham customer care center on Chicago’s South side and new site announcement in Whitehall neighborhood of Columbus.

JOHN T. GREENE Executive Vice President, Chief Financial Officer

2022 COMPENSATION	Key Achievements

•Contributed to Company exceeding PBTR performance target by $1B.
•Maintained strong financial risk management performance including consumer credit risk and liquidity risk.
•Continued enhancements in Financial Planning and Analysis (“FP&A”) including improved data transparency, enhanced loss forecasting and automation of key models.

•Strong liquidity and capital management, including regulatory responses and relationships.
•Delivered $90MM in supplier savings.
•Demonstrated thought leadership in risk management through successful implementation to new general ledger and management reporting systems.
•Increased spend with diverse suppliers by 20% to $103 million in 2022.

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Compensation Discussion and Analysis

AMIR S. AROONI Executive Vice President, Chief Information Officer

2022 COMPENSATION	Key Achievements

•Delivered key projects to drive business priorities including a new product launch and internal operational and systems projects.
•Strengthened risk management, including enhancements to the control environment and support of DSL action plans as well as support for the Compliance Management System.
•Chicago CIO of the year by the Society of Information Management (SIM) Chicago Chapter.

•Continued execution on delivery of modernized approach to technology at Discover, including efforts across: reliability, automation, workforce management, and employee experience.
•Rolled out additional engineering excellence and cultural practices through the Discover Technology Academy and drove the upskilling of our technical workforce.

DANIEL P. CAPOZZI Executive Vice President, President - US Cards

2022 COMPENSATION	Key Achievements

•Contributed to Company exceeding PBTR performance target by $1B.
•Managed strong credit performance with net charge-off rate beating plan by 40 basis points.
•Gained sales and loan market share through exceeding plan for new account acquisition, sales, and pre-tax income targets.
•Continued advancement of authentication and fraud detection capabilities, implementing real-time verification with the Social Security Administration and next generation models / strategies.

•Launched online privacy protection benefit on track for 2.9M registrations.
•Developed and implemented highly successful integrated 2023 planning process.
•Demonstrated consistent proactive engagement with Risk Management, progressed against all open issues and gaps in process controls.
•Supported the Company’s commitment to diversity, equity, and inclusion, through continued support of Chatham customer care center in Chatham, Illinois.

DIANE E. OFFEREINS Executive Vice President, President - Payment Services

2022 COMPENSATION	Key Achievements
	•Delivered payment services profits 12% favorable to plan. •Maintained momentum with payments partners. •Maintained and expanded global merchant footprint.	•Led efforts to strengthen risk management, including enhancements to the control environment. •Supported payments DEI council; representation flat or up across all levels.

(1)As described above, one-time award received by Ms. Offereins in recognition of her leadership pursuant to a Company investment that delivered a substantial benefit to the Company.

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Compensation Discussion and Analysis
Role of NEOs in Compensation Decisions
Our CEO, Chief Human Resources & Administrative Officer and senior Company Human Resources personnel, and the Compensation Consultant meet with the Compensation Committee to discuss preliminary compensation decisions for the NEOs and senior officers. The Chief Risk Officer reviews and confirms all preliminary compensation decisions for NEOs. The Compensation Committee considers overall contribution to Company performance and individual responsibility for business segment, functional, and/or strategic goals. The Compensation Committee also meets with the Risk Oversight and Audit Committees of the Board of Directors to discuss the impact of risk performance on compensation recommendations. This allows for ample review and consideration of Company, business segment, individual and risk performance in determining base salary, LTI awards, and bonus decisions. No NEO is involved in his or her own pay recommendations or decisions. The role of the Compensation Committee and its consultant are discussed under “Other Compensation Decision Considerations.” The decisions of the Compensation Committee for 2022 performance are reflected above under “Components of Compensation.”
Other Compensation Decision Considerations
Role of the Compensation and Leadership Development Committee
The Compensation Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the NEOs. Specifically, the Compensation Committee has responsibility to, among other things:
•Review, approve, and administer all compensation programs affecting NEOs and evaluate whether such programs are aligned with the Company’s compensation structure policies;
•Annually review and approve:
•Performance criteria, goals, and award vehicles used in our compensation plans for our NEOs, and
•Performance of and compensation delivered to our NEOs;
•Review the Company’s compensation practices to evaluate whether such practices take into account risk outcomes in making compensation determinations and do not encourage imprudent risk-taking;
•Oversee the Company’s management development and succession planning efforts; and
•Review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs.
As described under “2022 Decision-Making Process — Role of NEOs in Compensation Decisions,” the Compensation Committee consults with management with respect to the compensation of the NEOs, other than the CEO.
The Compensation Committee’s charter is available through the investor relations page of our internet site, www.discover.com.
Role of the Compensation Consultant
The Compensation Committee regularly consults with its external independent Compensation Consultant, Pay Governance, in performing its duties. The Compensation Consultant attended Compensation Committee meetings, including executive sessions without management present. The Compensation Committee has broad authority to retain and dismiss its Compensation Consultant, and establish the scope of its consultant’s work. While the Compensation Consultant reports to the Compensation Committee, the Compensation Consultant also works with the Company’s Human Resources department and senior management to facilitate Compensation Committee work, as approved by the Committee Chair. The Compensation Consultant provides experiential guidance to the Compensation Committee on what is considered fair and competitive practice in the industry, primarily with respect to the compensation of the CEO, but also for other senior Company officers. Pay Governance is independent of management and under the terms of its agreement with the Compensation Committee, the Compensation Consultant generally provides services only to the Compensation Committee. Other than executive compensation consulting services noted above, the Compensation Consultant performs no other services for the Company and has no relationship with the Company or management except as it may relate to performing such services. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the Compensation Consultant from independently representing the Compensation Committee.
During 2022, management also retained the services of Willis Towers Watson to assist the Company in conducting an assessment of the competitiveness of the pay opportunity and practices provided to Company executives.

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Compensation Discussion and Analysis
Other Arrangements, Policies and Practices Related to Our Executive Compensation Program
Share Ownership Guidelines
The Company maintains Share Ownership Guidelines for NEOs and other executives. The guidelines recommend that the multiples set forth below of annual base salary be held in shares of Company Common Stock at the close of each year. The guidelines are reviewed annually by the Compensation Committee.
Shares to be counted toward ownership targets include actual Common Stock held, including stock held in “street” accounts, and unvested RSUs. The guidelines provide that recommended ownership levels must be attained within five years of appointment (or the inception or modification date of the guidelines, if later). To monitor progress toward meeting the guidelines, the Compensation Committee reviewed current executive ownership levels at its October meeting, ahead of year-end executive compensation decisions. If a NEO or other executive is not on schedule to meet the guidelines, the Compensation Committee may award the executive compensation in the form of stock that would have otherwise been awarded as cash bonus year-end compensation.
As of December 31, 2022, using the 10-day average closing stock price ending prior to December 31, 2022, the following multiples of base salary were held in shares of Company Common Stock by each of our NEOs:

Executive Officer	Required Multiple	Actual Multiple
Roger C. Hochschild	7X	77X
John T. Greene	3X	4X
Amir S. Arooni	3X	5X
Daniel P. Capozzi	3X	4X
Diane E. Offereins	3X	19X
Clawbacks
Our equity awards include clawback provisions that allow for the recovery of shares issued pursuant to a stock grant under certain circumstances. The Company is authorized to reclaim any shares received upon conversion of RSUs and PSUs for a three-year period preceding the date on which the Company restates its financial statements due to material noncompliance with financial reporting requirements. In addition, the Company may recover equity compensation paid to our NEOs within two years prior to termination with the Company if the NEO violates non-competition and non-solicitation covenants or breaches obligations to the Company under the confidentiality, intellectual property, or other restrictive covenants including breach of the Company’s risk policies and Code of Conduct. The Company continues to monitor its clawback provisions to ensure that they are consistent with applicable laws and will review and modify its clawback provisions as necessary to reflect the final New York Stock Exchange listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Prohibition on Hedging and Pledging
Under Company policy, directors and members of the Management Committee (which include all our executive officers) who are subject to the requirements of Section 16 of the Exchange Act are prohibited from hedging Company securities, holding Company securities in a margin account, or otherwise pledging Company securities, including as collateral for a loan.

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Compensation Discussion and Analysis
Retirement and Other Benefits
All employees are offered a benefits package that is intended to be competitive with those offered by companies with which we compete for talent, and our NEOs participate in our benefit plans and programs on the same basis as our employees generally. Relocation benefits are also made available. The Company offers benefits such as medical, disability, and life coverage to promote employee health and protect against catastrophic expenses. The Discover 401(k) Plan provides employees with the opportunity to save for retirement. We also maintain the Discover Pension Plan which was frozen as of December 31, 2008. The Company does not currently offer any supplemental benefits or deferred compensation programs to our NEOs.
Additional information regarding Company contributions to the Discover 401(k) Plan is provided in the footnotes to the “2022 Summary Compensation Table.” Additional information regarding the Discover Pension Plan is provided after the “2022 Pension Benefits” table.
We provide relocation assistance to newly hired and current senior executives who must relocate to accept our job offer or a new role within the Company. Such relocation assistance is generally pursuant to our relocation program, which is designed to cover the costs directly resulting from the Company-requested relocation and includes tax gross-up payments for taxable relocation benefits under the program. In connection with Mr. Arooni’s planned relocation to our Riverwoods, Illinois office, he was provided relocation assistance starting in 2020 when he joined the Company and continuing through his current employment, in accordance with such program.
In February 2023, Mr. Arooni notified the Company he will be leaving. In order to allow for transition to a new CIO, the Company entered into an arrangement to retain Mr. Arooni through September 30, 2023. The Compensation Committee approved a transition bonus in the amount not to exceed $3 million, with the actual payout to be determined based on the successful execution of the management transition within the agreed upon timeframe. In reviewing and approving the transition bonus, the Compensation Committee considered among other things the pro rata portion of Mr. Arooni’s target cash bonus and LTI for 2023 that will otherwise be forfeited at the time of his termination of employment.
On March 9, 2023, the Company announced Ms. Offereins will be retiring from the Company. It is expected that her final day with the Company will be June 30, 2023. Ms. Offereins will not receive benefits under the Severance Plan but will receive retirement benefits as outlined pursuant to the terms of the applicable program documents and any underlying award agreements.
The Compensation Committee approved the ongoing use of chartered aircraft for Mr. Hochschild and his family for all travel, including personal travel. While the Company generally limits perquisites provided to senior executives, the Compensation Committee believes that this benefit serves the best interest of the Company and its shareholders by providing for Mr. Hochschild’s personal security and allowing for efficiency in his air travel . The benefit is taxable to Mr. Hochschild and is reflected as a perquisite provided by the Company in the “2022 Summary Compensation Table” for the applicable year. The Company does not reimburse Mr. Hochschild for the taxes associated with the personal use of the chartered aircraft.
Executive Change in Control Severance Policy and Severance Plan
The Company provides severance protection to our NEOs and other executives under a Change in Control Severance Policy to allow executives to focus on acting in the best interests of shareholders regardless of the impact on their own employment. Change in control severance protections are commonly provided at other companies with which we compete for talent. Benefits under our policy are paid in the event of a double trigger, meaning an involuntary termination (by the Company without just cause or by the executive for good reason or death or disability as set forth in the Change in Control Severance Policy) within two years following or six months prior to a change in control. No excise tax gross-ups are provided for any employees.
The Company also sponsors a broad-based Severance Plan that provides severance benefits to eligible employees, including NEOs, who are involuntarily terminated (without cause in connection with a workforce reduction, closure or other similar event as set forth in the Severance Plan) to provide security in the event of an unanticipated job loss. The Severance Plan will not pay benefits to an employee receiving benefits under the Change in Control Severance Policy.
The Change in Control Severance Policy, the Severance Plan, and the estimated payments for each of our NEOs are detailed in the “2022 Potential Payments upon a Termination or Change in Control Table.”

44	2023 Proxy Statement

Compensation Discussion and Analysis
Compensation Committee Report
The Compensation Committee establishes the compensation program for the CEO and for the other NEOs. The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K, and such other filings with the Securities and Exchange Commission as may be appropriate.
Submitted by the Compensation and Leadership Development Committee of the Board of Directors:
Gregory C. Case (Chair)
Jeffrey S. Aronin
Mark A. Thierer

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2022 Executive Compensation Tables
The narrative, tables, and footnotes below describe the total compensation paid for 2022 to the Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated individuals (collectively, the “NEOs”) who were serving as executive officers of the Company on December 31, 2022.
2022 Summary Compensation Table
The following table contains information regarding the components of total compensation of the NEOs for the Company’s year ended December 31, 2022, and to the extent required by SEC executive compensation disclosure rules, the years ended December 31, 2021 and 2020. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective period.

Executive	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and NQDC Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Roger C. Hochschild	2022	1,100,000	—	8,000,133	1,196,250	0	345,692	10,642,075
CEO and President	2021	1,100,000	—	7,600,006	3,190,000	0	197,212	12,087,218
	2020	1,118,539	—	7,350,078	1,771,000	49,654	67,988	10,357,259
John T. Greene	2022	700,000	—	2,275,211	1,507,275	—	45,790	4,528,276
EVP, Chief Financial	2021	700,000	—	2,275,118	1,522,500	—	42,690	4,540,308
Officer	2020	726,923	—	2,389,093	845,000	—	32,613	3,993,629
Amir S. Arooni(7)	2022	640,000	—	2,080,144	1,044,000	—	518,632	4,282,776
EVP, Chief Information
Officer
Daniel P. Capozzi(7)	2022	700,000	—	2,575,068	1,575,788	0	41,169	4,892,025
EVP, President -	2021	698,462	—	2,275,118	1,522,500	0	42,528	4,538,608
US Cards
Diane E. Offereins	2022	700,000	—	3,275,228	1,370,250	0	45,335	5,390,813
EVP, President -	2021	700,000	1,000,000	2,275,118	1,522,500	0	42,753	5,540,371
Payment Services	2020	726,923	—	2,389,093	845,000	39,376	42,795	4,043,187
(1)Represents the actual payments made to the NEOs.
(2)Represents award received by Ms. Offereins in recognition of her leadership pursuant a Company investment that delivered a substantial benefit to the Company.
(3)Represents the aggregate grant date fair value of RSU and PSU awards granted to the NEOs pursuant to FASB ASC Topic 718. The value of PSUs is based on the probable outcome of the performance conditions on the grant date. The grant date fair value of the PSUs granted in 2022, assuming the highest level of performance conditions is met, was $9,000,150 for Mr. Hochschild; $2,047,653 for Mr. Greene; $1,872,055 for Mr. Arooni; $2,317,623 for Mr. Capozzi; and $2,047,653 for Ms. Offereins. Ms. Offereins’ 2022 value includes her RSU award received in recognition of her leadership pursuant to a Company investment that delivered a substantial benefit to the company, grant date fair market value of $1,000,017. Please see “Components of Compensation” for further details on our LTI program. Additional details on accounting for stock-based compensation can be found in Note 2: “Summary of Significant Accounting Policies — Stock-based Compensation” and Note 10: “Stock-Based Compensation Plans” of our consolidated financial statements in our Annual Report on Form 10-K.
(4)Represents the annual cash short-term incentive earned for the year and paid to the NEOs within the first two and a half months of the following year if employed on the payment date.
(5)Represents the actuarial increase during the year in the pension value, primarily due to the change in the Pension Plan discount rate and mortality tables. The change in pension value for eligible NEOs resulted in negative amounts in 2022 for Mr. Hochschild $87,677, Mr. Capozzi $7,607, and Ms. Offereins $60,786. Messrs. Greene and Arooni do not participate in the Pension Plan. For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, please see Note 11: “Employee Benefit Plans” of our consolidated financial statements in our Annual Report on Form 10-K. There were no above market nonqualified deferred compensation earnings for the NEOs. A description of the Company’s pension benefits is provided under “2022 Pension Benefits.”
(6)Represents the incremental cost to the Company of providing certain perquisites and other personal benefits. For 2022, these amounts include:

46	2023 Proxy Statement

2022 Executive Compensation Tables

Executive	401(k) Contributions(a) ($)	Charitable Contributions(b) ($)	Air Travel(c) ($)	Relocation(d)	Other(e) ($)	Total ($)
Roger C. Hochschild	23,950	14,500	301,677	—	5,565	345,692
John T. Greene	23,950	14,500	—	—	7,340	45,790
Amir S. Arooni	23,950	—	—	489,562	5,120	518,632
Daniel P. Capozzi	23,950	9,500	—	—	7,719	41,169
Diane E. Offereins	23,950	16,000	—	—	5,385	45,335
(a)Represents the Company’s contributions to the Discover 401(k) Plan for each NEO during each calendar year. All NEOs received 401(k) plan matching contributions consistent with the formula applicable to all eligible U.S. employees.
(b)Represents contributions made by the Company to charitable organizations chosen by each NEO, as well as contributions made on behalf of certain NEOs under our charitable contribution matching programs, under which personal contributions meeting the guidelines of our program are eligible for Company matching contributions (exceeding the amount generally available to the broader employee population).
(c)For Mr. Hochschild, the Compensation Committee approved Mr. Hochschild’s use of charter aircraft for all of his and his family’s travel, including personal travel. The amount disclosed includes the incremental cost to the Company and represents the amount accrued for payment or paid directly to the third-party vendor from which the Company leases corporate aircraft for such travel in 2022.
(d)Represents amounts paid to or on behalf of Mr. Arooni related to his relocation to Discover’s corporate headquarters in Riverwoods, IL, inclusive of: (i) tax gross-ups, $179,533, (ii) relocation reimbursements, $51,079, (iii) administrative fees, $1,752, (iv) tax equalization, $255,402, for time worked between his home in the Netherlands and Discover’s corporate headquarters, and (v) tax preparation fees, $1,796, related to his relocation and time worked between his home in the Netherlands and in the USA. These reimbursement expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to Mr. Arooni or the third-party vendor, as applicable.
(e)Includes the incremental cost to Discover for airline concierge status, personal security assessment and additional personal security services to each NEO, access to/use of the Company’s Executive Fitness Center, and estimated resale value of Company tickets for sporting, cultural or other events for personal use when they are not otherwise used for business purposes.
(7)Mr. Arooni was not an NEO during 2020 or 2021 and Mr. Capozzi was not an NEO during 2020.

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2022 Executive Compensation Tables
Grants of Plan-Based Awards for 2022
The following table includes the 2022 target STI opportunities, and the RSU and PSU LTI awards made to NEOs in the year ending December 31, 2022. For more information regarding these grants, see the discussion in the “Compensation Discussion and Analysis” (beginning on page 27).

Name	Grant Date	Estimated future payouts under non- equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Roger C. Hochschild		968,000	2,200,000	3,828,000
	2/25/2022							16,128	2,000,033
	2/25/2022				—	48,384	72,576		6,000,100
John T. Greene		462,000	1,050,000	1,827,000
	2/25/2022							7,339	910,109
	2/25/2022				—	11,008	16,512		1,365,102
Amir S. Arooni		352,000	800,000	1,392,000
	2/25/2022							6,710	832,107
	2/25/2022				—	10,064	15,096		1,248,037
Daniel P. Capozzi		462,000	1,050,000	1,827,000
	2/25/2022							8,306	1,030,027
	2/25/2022				—	12,459	18,689		1,545,041
Diane E. Offereins		462,000	1,050,000	1,827,000
	2/25/2022							7,339	910,109
	2/25/2022							8,064	1,000,017
	2/25/2022				—	11,008	16,512		1,365,102
(1)Represents potential payout under the annual STI program. Awards can range from 55% to 145% of target, primarily based on annual Company PBTR performance including a 1.5x multiplier for NEOs, and the ability to recognize individual performance through the use of an individual performance modifier of +/- 20%, which when applied can result in a STI award range from 44% of target to a maximum payout of 174%. The numbers presented are guides, and the Committee has discretion to reduce awards to 0 or increase awards but not above maximum payout. The Compensation Committee also considers other secondary Company-wide metrics as described in more detail under “Components of Compensation — Short-Term Incentive Program.” Actual payout amounts for 2022 are included in the “Non-Equity Incentive Plan Compensation” column of the “2022 Summary Compensation Table”.
(2)Represents PSUs awarded in February 2022 under the 2014 Omnibus Incentive Plan. PSUs will vest and convert to shares of Common Stock on February 1, 2025, within the represented threshold and maximum amounts, depending on the extent the Company exceeds specific cumulative EPS performance goals over the three-year performance period and provided the executive remains employed by the Company through the vesting date (with exceptions for certain termination events as detailed below), and are subject to an evaluation of compliance with the Company’s risk policies. The entire PSU award will be canceled if the minimum cumulative EPS performance threshold is not met. To the extent the NEO voluntarily terminates from the Company or is terminated for cause prior to the scheduled vesting date, other than as described below, none of the PSUs will vest and the entire award will be forfeited. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed and subject to a risk review or (ii) the executive’s eligible retirement, a pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the performance and vesting periods, based on actual performance. In the event of death or disability, the award will vest and shares will convert and be paid at the end of the performance period based on actual performance achieved. In the event of a change in control of the Company during the first year of the performance period, the award will convert to cash at target performance and be paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second or third year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event.
(3)Represents RSUs awarded in February 2022 under the 2014 Omnibus Incentive Plan, which are expected to vest and convert in three equal installments on February 1, 2023, 2024 and 2025. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed and subject to a risk review or (ii) the executive’s eligible retirement, a pro-rata portion of the RSUs will vest and convert to shares. Vesting of these RSUs will be accelerated in the event of termination of the executive’s employment due to (i) a change in control or (ii) the executive’s death or disability. Unvested RSUs will be canceled in the event of a termination of employment for any other reason. Ms. Offereins awards include both her annual RSU award and her one-time RSU award in recognition of her leadership pursuant to a Company investment that delivered a substantial benefit to the Company.
(4)Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in Note 2: “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 10: “Stock-Based Compensation Plans” of our consolidated financial statements contained in our Annual Report on Form 10-K.

48	2023 Proxy Statement

2022 Executive Compensation Tables
Outstanding Equity Awards at 2022 Year-End
The following table provides information regarding outstanding stock awards held by each of the NEOs as of December 30, 2022. As of December 30, 2022, none of our NEOs held outstanding stock options.

	Stock Awards(1)
	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market Value of Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roger C. Hochschild(2)	7,177	(3)	702,126	91,035	(8)	8,905,954
	13,486	(4)	1,319,335	72,576	(9)	7,100,110
	15,471	(5), (6)	1,513,528
	96,893	(7)	9,479,042
John T. Greene	3,732	(3)	365,102	21,801	(8)	2,132,792
	6,460	(4)	631,982	16,512	(9)	1,615,369
	7,339	(5)	717,974
	25,196	(7)	2,464,925
Amir S. Arooni	6,173	(3)	603,905	19,932	(8)	1,949,948
	5,906	(4)	577,784	15,096	(9)	1,476,842
	6,710	(5)	656,439
Daniel P. Capozzi	3,200	(3)	313,056	21,801	(8)	2,132,792
	6,460	(4)	631,982	18,689	(9)	1,828,345
	8,306	(5)	812,576
	21,599	(7)	2,113,030
Diane E. Offereins	3,732	(3)	365,102	21,801	(8)	2,132,792
	6,460	(4)	631,982	16,512	(9)	1,615,369
	14,778	(5), (6)	1,445,732
	25,196	(7)	2,464,925
(1)All equity award values are based on a December 30, 2022 closing stock price of $97.83 per share of our Common Stock. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends are paid to all Company common shareholders. PSUs include the right to receive dividend equivalents, which will accumulate and pay out in cash, if and when the underlying shares are released to the NEOs.
(2)Excludes 430,763 deferred RSUs for Mr. Hochschild, as described in “2022 Nonqualified Deferred Compensation” table. These shares will convert to shares of Common Stock when Mr. Hochschild leaves the Company.
(3)These RSUs vested and converted to shares of Common Stock on February 1, 2023.
(4)These RSUs vested or are expected to vest and convert to shares of Common Stock in equal installments on February 1, 2023 and 2024.
(5)These RSUs vested or are expected to vest and convert to shares of Common Stock in equal installments on February 1, 2023, 2024 and 2025.
(6)Balance is reduced by number of shares withheld to satisfy the tax withholding obligation incurred in connection with the satisfaction of the Company’s retirement eligibility provision.
(7)These PSUs vested and converted to shares of Common Stock on February 1, 2023, based on EPS performance and after a satisfactory risk policies review. Amounts reported reflect the actual delivery level as determined by the Compensation Committee following its review of performance and risk assessment.
(8)Assuming applicable performance conditions based on cumulative EPS and successful risk policy review are satisfied, PSUs will vest and convert to shares of Common Stock on February 1, 2024. As required under applicable SEC guidance, because cumulative performance exceeded the target level, unvested PSUs are shown at the amounts corresponding to, and assuming achievement of, the maximum performance level for the full performance period. The final payout will be determined by the Compensation Committee and may be less than amount shown.
(9)Assuming applicable performance conditions based on cumulative EPS and successful risk policy review are satisfied, PSUs will vest and convert to shares of Common Stock on February 1, 2025. As required under applicable SEC guidance, because performance during the first year of the performance period exceeded the target level, unvested PSUs are shown at the amounts corresponding to, and assuming achievement of, the maximum performance level for the full performance period. The final payout will be determined by the Compensation Committee and may be less than amount shown.

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2022 Executive Compensation Tables
Stock Vested for 2022
The following table provides information regarding the number of stock awards that vested and the subsequent value realized from the vesting of such stock awards during the 2022 year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Roger C. Hochschild(2)	117,914	13,712,675
John T. Greene	3,732	1,225,731
Amir S. Arooni	9,126	1,077,051
Daniel P. Capozzi	20,656	2,437,821
Diane E. Offereins(2)	46,113	5,247,870
(1)The amount shown represents the closing price of a share of our Common Stock on the scheduled vesting date multiplied by the number of RSUs and PSUs that vested.
(2)Balance includes shares withheld to satisfy the tax withholding obligation incurred in connection with the satisfaction of the Company’s retirement eligibility provision.
2022 Pension Benefits
The following table lists the amounts we estimate as the present value of accumulated benefits that the Discover Pension Plan will pay to each of the participating NEOs upon the normal retirement age of 65.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2)(3) ($)
Roger C. Hochschild	Discover Financial Services Pension Plan	9.1667	193,913
John T. Greene(4)	Discover Financial Services Pension Plan	n/a	n/a
Amir S. Arooni(4)	Discover Financial Services Pension Plan	n/a	n/a
Daniel P. Capozzi	Discover Financial Services Pension Plan	0.5833	10,614
Diane E. Offereins	Discover Financial Services Pension Plan	9.0833	261,260
(1)For actuarial valuation purposes, credited service is attributed through the measurement date of December 31, 2008, the date that the Discover Pension Plan was frozen.
(2)Service credit and actuarial values are calculated as of December 31, 2022, the plan’s measurement date for the last year.
(3)For details on the assumptions used in calculating the present value of the accumulated benefits and additional information about the Discover Pension Plan, please see Note 11: “Employee Benefit Plans” of our consolidated financial statements in our Annual Report on Form 10-K.
(4)Mr. Greene and Mr. Arooni do not participate in the Discover Pension Plan as they were hired after it was frozen.
Effective December 31, 2008, the Discover Pension Plan, a defined benefit pension plan, was frozen for all participants, although additional service will count towards vesting and retirement eligibility for any participant, including NEOs, in the Discover Pension Plan as of December 31, 2008.
Accrued, frozen benefits under the Discover Pension Plan are determined with reference to career-average pay limited to $170,000 per year, and for each calendar year of service prior to 2009 generally equal to: (i) 1% of the participant’s eligible annual pay; plus (ii) 0.5% of the participant’s eligible annual pay which exceeded the participant’s Social Security covered compensation limit for that year. The estimated annual benefits payable under the Discover Pension Plan at the earliest age at which a participant may retire with an unreduced benefit (age 65) are set forth above. Early retirement terms under the Pension Plan vary depending upon service dates. Certain participants are eligible for early retirement upon reaching age 55 with 10 years of service. Other participants must reach age 55 with 20 years of service. Mr. Hochschild and Ms. Offereins are eligible for early retirement. In the event of early retirement, the accumulated benefit presented in the table above would be reduced under factors that vary based upon a participant’s age at the time of early retirement commencement.

50	2023 Proxy Statement

2022 Executive Compensation Tables
2022 Nonqualified Deferred Compensation
The founders’ grant of RSUs reflected in the table below was a one-time award made under the 2007 Omnibus Incentive Plan in connection with the Company’s 2007 spin-off. These RSUs vested and will convert to shares of Company common stock following a termination of service.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Roger C. Hochschild	2007 Omnibus Incentive Plan	—	—	(7,637,428)	—	42,141,544
(1)Reflects decrease in value of deferred RSUs due to decrease in stock price as compared to December 31, 2021. Excludes cash dividend equivalent payments of $990,755 paid on deferred RSUs for Mr. Hochschild.
Potential Payments upon a Termination or Change in Control
Change in Control Severance Policy
The Company sponsors a Change in Control Severance Policy (the “Policy”) that applies to members of our management including the NEOs.
If any NEO is involuntarily terminated, other than for cause (such as a material breach, fraud, violation of law, etc., as defined in the Policy), or voluntarily terminates for good reason (such as a material diminution in authority or base salary, target STI and/or target LTI compensation, etc., as defined in the Policy), or has a termination of employment due to death or disability, within six months prior to or two years following the occurrence of a change in control (as defined in the Policy), upon Discover’s timely receipt of a fully-executed release in a form satisfactory to Discover, such NEO would be entitled to receive:
•A lump sum cash payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years or, if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company;
•A lump sum cash payment equal to the prorated target cash bonus under the Company’s incentive compensation plans for the year of termination, or if no target was established for the year of termination, the annual cash bonus for the prior year;
•Full vesting of all stock-based awards granted to the NEO under the Company’s incentive compensation plans;
•Outplacement services for a period of two years at the Company’s expense with a firm selected by the Company;
•Certain legal fees if the NEO commences litigation after exhausting the internal administrative claims procedure and, as a result, becomes entitled to receive benefits in an amount greater than those offered by the Company prior to such litigation; and
•A lump sum cash payment equal to the difference between COBRA (for medical, dental and vision) and active employee premiums for 24 months.
Any NEO eligible for change in control benefits described above will be given the opportunity to enter into a non-competition agreement with the Company, and if he or she enters into the non-competition agreement, he or she would be eligible to receive a salary continuation payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years or, if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company.
If benefits payable under the Policy together with other Company benefits payable to the NEO would subject the NEO to an excise tax under the Internal Revenue Code, the benefits payable under the Policy will be reduced to the extent necessary to prevent any portion of the benefits from becoming nondeductible by the Company or subject to the excise tax, but only if, by reason of that reduction, the net after-tax benefit received by the NEO exceeds the net after-tax benefit the NEO would receive if no reduction was made. No excise tax gross-ups are provided for any employees.
Severance Plan
The Company sponsors a broad-based welfare benefits plan that provides severance benefits to eligible employees, including the NEOs, who are involuntarily terminated in connection with a workforce reduction, closure, or other similar event as set forth in the Severance Plan. The Severance Plan will not pay benefits to an employee terminated for cause (as defined in the plan), or an employee receiving benefits under the Change in Control Severance Policy.

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2022 Executive Compensation Tables
If any NEO experiences an eligible termination, as defined in the Severance Plan, upon Discover’s timely receipt of a fully-executed release in a form satisfactory to Discover, such NEO would be entitled to receive:
•A lump sum cash payment of 12 months of his or her annual base salary plus target annual cash bonus;
•A lump sum cash payment equal to the prorated target annual cash bonus under the Company’s incentive compensation plan for any prior year and the year of termination (to the extent earned and not yet paid);
•A pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the performance and vesting periods based on actual performance and a pro-rata portion of the RSUs will vest and convert to shares;
•Outplacement services for a period of one year at the Company’s expense with a firm selected by the Company; and
•A lump sum cash payment equal to 12 months of the applicable premium for group health plan coverage in place prior to termination of employment, plus a payment for income taxes on such amount.
2022 Potential Payments upon a Termination or Change in Control Table
The following table sets forth the payments that each of our NEOs would have received under various termination scenarios on December 31, 2022. With regard to the payments upon a change in control, the amounts detailed below assume that each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within the specified time period prior to or following the change in control. The table below assumes a stock price of $97.83, the closing price of a share of our Common Stock on December 30, 2022.
Pursuant to the terms of our stock plans and outstanding stock award agreements, the vesting of certain outstanding unvested stock awards is accelerated in whole or in part in the event of a termination of the NEO’s employment in connection with (i) a change in control, (ii) the NEO’s death, disability, retirement, or (iii) an involuntary termination such as a reduction in force or elimination of the NEO’s position, provided that a fully-executed irrevocable release agreement is executed and subject to a risk review.
Unvested RSUs and PSUs will be canceled in the event of a termination of employment for any other reason. NEOs who violate non-competition, non-solicitation, confidentiality, intellectual property, or other restrictive covenants within one year after a termination of employment will be required to pay to the Company the value of any RSUs and PSUs that vested on or after, or within two years prior to such termination.

52	2023 Proxy Statement

2022 Executive Compensation Tables

Executive Payment Elements	Termination in Connection with a Change in Control ($)		Involuntary Termination Without Cause ($)	Death ($)	Disability ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Retirement(8) ($)
Roger C. Hochschild
Salary and Other Cash Payments	9,961,000	(1), (2)	3,300,000	91,667	—	—	—
Target Annual Incentive Plan Payout(3)	2,200,000		2,200,000	2,200,000	2,200,000	—	2,200,000
Equity Awards(4), (5)	27,656,447		30,066,696	30,066,696	30,066,696	—	30,066,696
Health Coverage(6)	36,684		37,489	—	—	—	—
Other(7)	18,518		9,259	—	—	—	—
Total	39,872,649		35,613,444	32,358,363	32,266,696	—	32,266,696
John T. Greene
Salary and Other Cash Payments	5,601,500	(1), (2)	1,750,000	58,333	—	—	n/a
Target Annual Incentive Plan Payout(3)	1,050,000		1,050,000	1,050,000	1,050,000	—	n/a
Equity Awards(4)	7,640,649		8,189,013	8,189,013	8,189,013	—	n/a
Health Coverage(6)	36,208		39,233	—	—	—	n/a
Other(7)	18,518		9,259	—	—	—	n/a
Total	14,346,875		11,037,505	9,297,346	9,239,013	—	n/a
Amir S. Arooni
Salary and Other Cash Payments	4,668,000	(1), (2)	1,440,000	53,333	—	—	n/a
Target Annual Incentive Plan Payout(3)	800,000		800,000	800,000	800,000	—	n/a
Equity Awards(4)	4,865,297		5,366,636	5,366,636	5,366,636	—	n/a
Health Coverage(6)	10,916		11,730	—	—	—	n/a
Other(7)	18,518		9,259	—	—	—	n/a
Total	10,362,731		7,627,625	6,219,969	6,166,636	—	n/a
Daniel P. Capozzi
Salary and Other Cash Payments	5,037,500	(1), (2)	1,750,000	58,333	—	—	n/a
Target Annual Incentive Plan Payout(3)	1,050,000		1,050,000	1,050,000	1,050,000	—	n/a
Equity Awards(4)	7,454,508		8,075,153	8,075,153	8,075,153	—	n/a
Health Coverage(6)	38,594		35,677	—	—	—	n/a
Other(7)	18,518		9,259	—	—	—	n/a
Total	13,599,120		10,920,089	9,183,486	9,125,153	—	n/a
Diane E. Offereins
Salary and Other Cash Payments	5,455,500	(1), (2)	1,750,000	58,333	—	—	—
Target Annual Incentive Plan Payout(3)	1,050,000		1,050,000	1,050,000	1,050,000	—	1,050,000
Equity Awards(4)	8,368,407		8,916,770	8,916,770	8,916,770	—	8,916,770
Health Coverage(6)	10,950		12,079	—	—	—	—
Other(7)	18,518		9,259	—	—	—	—
Total	14,903,375		11,738,108	10,025,103	9,966,770	—	9,966,770
(1)Includes change in control severance plus consideration for entering into a non-competition agreement.
(2)Payments made in the event of a qualified termination following a change in control of the Company that would qualify as “parachute payments” under Section 280G of the Internal Revenue Code may be subject to a reduction, referred to here as the “Section 280G Cut-Back,” to the extent that they are deductible under that section, provided that the after-tax benefit (inclusive of any applicable excise tax) is greater than that which the executive would have received if no reduction was made. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Policy. In 2022, none of our NEOs would have been subject to such a reduction.

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2022 Executive Compensation Tables
(3)Includes one-time pro-rata bonus at target. Since termination is as of December 31, 2022, the value is equal to the target disclosed in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column under “Grants of Plan-Based Awards for 2022.”
(4)Represents the intrinsic value of the accelerated RSUs, PSUs, and accrued PSU dividends, all as of December 31, 2022. For the PSUs, in the event of a qualified termination following a change in control of the Company during the first year of the performance period, the award will convert to cash at target performance and be paid out according to the vesting schedule, or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second or third year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. RSUs and PSUs have double trigger acceleration provisions. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed and subject to a risk review or (ii) the executive’s eligible retirement, a pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the performance and vesting period based on actual performance and a pro-rata portion of the RSUs will vest and convert to shares. In the event of death or disability, the PSUs will vest and shares will convert and be paid at the end of the performance period based on actual performance achieved, and RSUs will vest and convert to shares. Since actual performance for the 2021 and 2022 PSUs cannot be determined until the respective performance periods conclude (which will occur in 2024 and 2025), the figures shown reflect performance estimated through December 31, 2022.
(5)Balance excludes 430,763 deferred RSUs for Mr. Hochschild, as described in “2022 Nonqualified Deferred Compensation” table. These deferred RSUs are fully vested and will convert to shares of Common Stock when Mr. Hochschild leaves the Company.
(6)For termination in connection with a change in control, a lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee health and welfare premiums for 24 months. For involuntary termination without cause, a lump sum payment equal to 12 months of COBRA premiums (for medical, dental and vision) plus a payment for income taxes on such amount.
(7)Includes value of expected outplacement benefits for a 24-month period for termination in connection with a change in control and for a 12-month period for involuntary termination without cause.
(8)Mr. Hochschild and Ms. Offereins are eligible for retirement. For purposes of illustration, includes a proration of outstanding equity awards as well as the bonus at target equal to the value disclosed in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column under “Grants of Plan-Based Awards for 2022,” but excludes the pension benefits described under “2022 Pension Benefits.”
2022 Pay Ratio
We believe in pay-for-performance, and in programs that balance the interests of employees with the interests of our shareholders and customers, as well as the safety and soundness of the Company. We strive to deliver compensation that is both market-competitive and fair and equitable internally. Our compensation program is designed to attract, retain, and motivate highly qualified and diverse team members to ensure the continued success of our business.
As required under and calculated in accordance with Item 402(u) of Regulation S-K, we have determined a reasonable estimate of the pay ratio of the annual total compensation of our CEO and the median of the annual total compensation of all Company employees for 2022 was 182:1. This ratio was calculated as described below using the annual total compensation of Mr. Hochschild, reported in the Total column of our 2022 Summary Compensation Table, of $10,642,075 compared to the annual total compensation of our median employee in 2022 of $58,324.
The SEC rules allow companies to use estimates, assumptions, adjustments, statistical sampling and unique definitions of compensation to identify the median employee and calculate the pay ratio. Our estimated pay ratio should not be used as a basis for comparison to other companies because of the differences in how pay ratios may be calculated.
The SEC rules allow companies to identify the median employee whose compensation will be used for the annual total compensation calculation once every three (3) years provided that there have not been any changes in the company’s employee population or employee compensation arrangements that it is reasonably believed would result in a significant change in its pay ratio disclosure. For 2022, a new median employee was selected in accordance with SEC rules.
To identify our median employee, we began with our entire active employee population of 20,109 as of December 31, 2022. We excluded our 652 international employees from our calculation because they accounted for approximately 3% of our employees, leaving an active U.S. based employee population of 19,457.(1) We used the total amount of salary and wages paid as reflected in our payroll records and reported to the Internal Revenue Service in Box 5 on Form W-2 for 2022 to identify our median employee and two additional employees with compensation above and below the median employee.

(1)We excluded employees from the following countries: five from Canada, 201 from China, four from France, four from Germany, 12 from Hong Kong, 14 from India, one from Japan, 28 from Singapore, one from Sweden, four from Taiwan, one from Turkey, three from the United Arab Emirates, and 374 from the United Kingdom.

54	2023 Proxy Statement

2022 Executive Compensation Tables
Pay versus Performance Disclosure
The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with SEC disclosure rules:

					Value of Initial Fixed $100 Investment Based on(4)
Fiscal Year(1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Total Shareholder Return	Peer Group Total Shareholder Return (5)	Net Income (dollars in millions)	Company Selected Measure (PBTR, dollars in millions) (6)
2022	$10,642,075	$9,853,089	$4,773,473	$4,034,328	$123.49	$111.41	$4,392	$6,495
2021	$12,087,218	$33,708,396	$4,789,858	$9,695,866	$142.87	$127.11	$5,449	$5,208
2020	$10,357,259	$3,926,735	$4,109,333	$2,104,248	$110.08	$95.90	$1,141	$3,934
(1)The CEO, Mr. Hochschild, served as the Principal Executive Officer (“PEO”) for the entirety of 2022, 2021 and 2020 and the Company’s other NEOs for the applicable years were as follows:
•2022: Messrs. Greene, Arooni, and Capozzi, and Ms. Offereins.
•2021: Messrs. Greene, Minetti (our EVP, President - Consumer Banking), Capozzi, and Ms. Offereins.
•2020: Messrs. Greene and Minetti, Ms. Offereins, and Ms. Julie Loeger, our then EVP, President - US Cards.
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for the CEO, Mr. Hochschild, and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than Mr. Hochschild.
(3)To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Hochschild and for the average of the other NEOs is set forth following the footnotes to this table.
(4)Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)The TSR Peer Group consists of the S&P 500 Financial Index, the industry group that is used in our annual report.
(6)The Compensation Committee selected PBTR. PBTR is derived by adding: 1) the change in the allowance for credit losses, (ii) the reclassification of the liability for expected credit losses on unfunded commitments, (iii) income tax expense and, (iv) net income. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR growth to net income growth calculated in accordance with GAAP.

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2022 Executive Compensation Tables

Fiscal Year(1)	Summary Compensation Table Total ($)(a)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($)(b)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(c)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(d)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($)(f)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(g)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(h)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(i)	Plus Dividends Paid in Fiscal Year on Unvested RSUs ($)(j)	Equals Compensation Actually Paid ($)
PEO
2022	$10,642,075	$—	$—	$(8,000,133)	$8,744,275	$(3,266,076)	$69,248	$596,390	$—	$1,067,310	$9,853,089
2021	$12,087,218	$—	$—	$(7,600,006)	$12,893,421	$15,385,771	$89,761	$(25,750)	$—	$877,981	$33,708,396
2020	$10,357,259	$(49,654)	$—	$(7,350,078)	$4,333,881	$(3,328,183)	$—	$(1,039,134)	$—	$1,002,644	$3,926,735
Other NEOs (Average) (k)
2022	$4,773,473	$—	$—	$(2,551,413)	$2,408,104	$(716,702)	$16,469	$62,098	$—	$42,299	$4,034,328
2021	$4,789,858	$—	$—	$(2,275,118)	$3,647,786	$3,473,750	$21,354	$3,266	$—	$34,970	$9,695,866
2020	$4,109,333	$(39,577)	$—	$(2,389,093)	$1,633,833	$(791,414)	$—	$(457,954)	$—	$39,120	$2,104,248
(a)Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
(b)Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(c)Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(d)Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(e)Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Excludes the change in value of the PEO’s deferred RSUs since such awards were fully vested prior to January 1, 2020, see the table “2022 Nonqualified Deferred Compensation” for additional information.
(g)Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(i)Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(j)Represents dividends paid on unvested RSU awards for the indicated fiscal year.
(k)See footnote 1 above for the NEOs included in the average for each year.
Relationship Between Pay and Performance
We believe the “compensation actually paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the compensation actually paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals related to PBTR, EPS (for the PSU portion of the LTI program), and other performance factors.

56	2023 Proxy Statement

2022 Executive Compensation Tables

CAP and TSR Alignment
$50,000,000
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$160
$140
$120
$100
$80
$60
$40
$20
$0
$110.08
$95.90
$142.87
$127.11
$123.49
$111.41
$3,926,735
$2,104,248
$33,708,396
$9,695,866
$9,853,089
$4,034,328
2020
2021
2022
PEO CAP
NEO Cap
DFS TSR
Peer Group TSR

CAP, Net Income, and PBTR Alignment
$50,000,000
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$3,934
$1,141
$3,926,735
$2,104,248
$5,449
$5,208
$33,708,396
$9,695,866
$6,495
$4,392
$9,853,089
$4,034,328
2020
2021
2022
PEO CAP
NEO Cap
Net Income
PBTR

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022. In addition to the metrics noted below, the Company’s decision making process also incorporates annual objectives relating to other performance factors. Please see the CD&A for a further description of the metrics used in the Company’s executive compensation program.

Unranked Listing of Most Important Performance Measures
PBTR
EPS
Relative TSR

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PROPOSAL 3
Advisory Vote on The Frequency of Future Advisory Votes on Named Executive Officer Compensation
Our Board recommends a vote “FOR” a frequency period of EVERY YEAR (an annual vote) for future non-binding, shareholder votes on named executive officer compensation. Proxies solicited by the Board will be voted “FOR” a frequency period of every year (an annual vote) unless otherwise instructed.

Pursuant to SEC rules, every six years shareholders must vote on whether executive compensation votes (say-on-pay) should occur every year, every two years, or every three years. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on NEO compensation once every one, two or three years, or they may abstain from voting. We currently include an advisory vote on NEO compensation on an annual basis.
When we last presented this issue for vote in 2017, our shareholders supported an annual frequency. Our Board continues to support holding this advisory, non-binding vote on compensation of our NEOs each year based on our shareholders’ preference and established best practices.
The voting frequency option that receives the highest number of votes cast by shareholders will be the frequency for the advisory, non-binding vote on compensation of our NEOs that has been selected by shareholders. Because this is an advisory vote, it will not be binding on the Board or the Company. However, the Board will take into account the outcome of the vote when making future decisions on the frequency of advisory votes on compensation of our NEOs. If you “abstain” from voting on this proposal, your shares will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have no effect on this vote.

58	2023 Proxy Statement

PROPOSAL 4
Approval of the Discover Financial Services 2023 Omnibus Incentive Plan
Our Board recommends a vote “FOR” approval of the 2023 Discover Financial Services Omnibus Incentive Plan. Proxies solicited by the Board will be voted “FOR” this approval unless otherwise instructed.

On February 23, 2023, our Board approved the Discover Financial Services 2023 Omnibus Incentive Plan (the “2023 Omnibus Incentive Plan”), subject to approval by our shareholders. The 2023 Omnibus Incentive Plan will replace the Discover Financial Services Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Omnibus Incentive Plan”). If the 2023 Omnibus Incentive Plan is approved by our shareholders, no awards will be granted under the 2014 Omnibus Incentive Plan after the 2023 Omnibus Incentive Plan becomes effective. As of December 31, 2022, there were 22,263,096 shares of our Common Stock that remained available for future issuances under the 2014 Omnibus Incentive Plan (assuming outstanding PSUs are counted at the maximum vesting level), and which will terminate and cease to be available for future grants if the 2023 Omnibus Incentive Plan is approved by our shareholders.
If the 2023 Omnibus Incentive Plan is approved by shareholders, we will continue to be able to make LTI awards, which we believe are critical for attracting, retaining, motivating, and compensating a talented team who will contribute to our success. If the 2023 Omnibus Incentive Plan is not adopted by our shareholders, the Company will continue to operate the 2014 Omnibus Incentive Plan pursuant to its current provisions until its expiration date on May 7, 2024. In addition, if the 2023 Omnibus Incentive Plan is not approved, then we may be required to increase the cash component of our compensation mix which would inhibit our ability to align the interests of award recipients with the interests of our shareholders, to recruit and retain new executives and key employees, and to motivate our current executives and key employees over a long-term horizon. If the 2023 Omnibus Incentive Plan is approved by shareholders, we will continue to be able to make LTI awards, which we believe are critical for attracting, retaining, motivating, and compensating a talented team who will contribute to our success. A copy of the 2023 Omnibus Incentive Plan is attached hereto as Annex B.

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Proposal 4 - Approval of the Discover Financial Services 2023 Omnibus Incentive Plan
Equity Grant Practices
Outstanding Equity Awards
As of December 31, 2022, there were approximately 3,012,991 shares of our Common Stock subject to outstanding awards (with PSUs counted assuming the maximum vesting level) and the Company did not have any outstanding stock options. As noted above, as of December 31, 2022, 22,263,096 shares of our Common Stock remained available for future grants under the 2014 Omnibus Incentive Plan.
Dilution
Annual dilution from our equity compensation program is measured as the total number of shares subject to equity awards granted in a given year, less cancellations and other shares returned to the reserve that year, divided by total shares outstanding at the end of the year. Annual dilution from our equity compensation program for 2022 was 0.3%. Overhang is another measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total number of outstanding shares. As of December 31, 2022, our overhang was 9.5%. Overhang percentages are based on approximately 267.4 million shares of common stock outstanding as of December 31, 2022.
Burn Rate
Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of shareholder dilution. We determine our burn rate by dividing the aggregate number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. The Company’s burn rate for the past three fiscal years has been as follows:

Year	RSUs Granted	PSUs Granted	Weighted Average Number of Shares of Common Stock Outstanding	Burn Rate
2022	739,388	247,458	277,364,740	0.36%
2021	622,107	268,574	299,844,612	0.30%
2020	631,692	299,936	306,888,197	0.30%
Our three-year average Burn Rate is 0.32%.
Certain Features of the 2023 Omnibus Incentive Plan
The following features of the 2023 Omnibus Incentive Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2023 Omnibus Incentive Plan and our shareholders’ interests:
•No discounting of stock options or stock appreciation rights (“SARs”);
•No repricing or replacement of underwater stock options or SARs without shareholder approval;
•No dividend equivalents on stock options or SARs;
•Prohibition on restoration stock option and SAR grants or reload stock option or SAR grants;
•No dividends or dividend equivalents paid on unearned performance-based awards; and
•No liberal definition of “change in control.”
Purposes of the 2023 Omnibus Incentive Plan
Equity-based compensation is a significant component of our compensation program and the 2023 Omnibus Incentive Plan. The primary purposes of the 2023 Omnibus Incentive Plan are to attract, retain and motivate employees, to compensate them for their contributions to the growth and profits of the Company and to encourage them to own our Common Stock.

60	2023 Proxy Statement

Proposal 4 - Approval of the Discover Financial Services 2023 Omnibus Incentive Plan
Under the 2023 Omnibus Incentive Plan, the Company may grant:
•Non-qualified stock options;
•Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code);
•SARs;
•Restricted stock;
•RSUs, including performance-based RSUs in the form of PSUs;
•Performance awards; and
•Other awards that are equity-based or equity related (“Other Awards”).
Description of the 2023 Omnibus Incentive Plan
The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Annex B and incorporated into this Proxy Statement by reference.
Administration
The 2023 Omnibus Incentive Plan will be administered by the Compensation Committee, any successor committee thereto, or a subcommittee thereof, or such other committee designated by the Board (the “Plan Committee”). The Board may, in its discretion, act as the Plan Committee.
Subject to the express provisions of the 2023 Omnibus Incentive Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an award agreement containing such provisions not inconsistent with the 2023 Omnibus Incentive Plan as the Plan Committee approves. The Plan Committee also has authority to establish rules and procedures for administering the 2023 Omnibus Incentive Plan and to decide questions of interpretation or application of any provision of the 2023 Omnibus Incentive Plan. The Plan Committee may take any action such that (i) any outstanding options and SARs become exercisable in part or in full, (ii) all or any portion of a restriction period on any outstanding awards lapse, (iii) all or a portion of any performance period applicable to any outstanding awards lapse, and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.
The Plan Committee may delegate some or all of its power and authority under the 2023 Omnibus Incentive Plan to a subcommittee of the Plan Committee, a member of the Plan Committee, the Board, a subcommittee of the Board, a member of the Board, or one or more officers of the Company as the Plan Committee deems appropriate, except as prohibited by applicable laws or rules of the Exchange Act.
Available Shares
Subject to the capitalization adjustment provisions included in the 2023 Omnibus Incentive Plan, the number of shares of our Common Stock initially available for awards under the 2023 Omnibus Incentive Plan, other than substitute awards granted in connection with a corporate transaction, will be 18,000,000 reduced by the number of shares granted under the 2014 Omnibus Incentive Plan on or after December 31, 2022 and prior to the effective date of the 2023 Omnibus Incentive Plan. Subject to the capitalization adjustment provisions included in the 2023 Omnibus Incentive Plan, no more than 18,000,000 shares of our Common Stock may be issued in connection with incentive stock options. The number of available shares under the 2023 Omnibus Incentive Plan will be reduced by the sum of the aggregate number of shares of our Common Stock which become subject to outstanding awards other than substitute awards. On the Record Date, the closing sales price per share of our Common Stock as reported on the NYSE was $97.52.
To the extent that shares of Common Stock subject to an outstanding award granted under the 2023 Omnibus Incentive Plan or the 2014 Omnibus Incentive Plan are not issued or delivered by reason of (i) the cancellation or expiration of such award or (ii) the settlement of all or a portion of such award in cash or other non-share consideration, then such shares of Common Stock will again be available for grant under the 2023 Omnibus Incentive Plan. The number of shares of Common Stock tendered (by actual delivery or attestation) or withheld from an award granted under the 2023 Omnibus Incentive Plan or the 2014 Omnibus Incentive Plan to pay the exercise price of the award or to satisfy any tax withholding obligation or liability of a participant with respect to an award granted under the 2023 Omnibus Incentive Plan or the 2014 Omnibus Incentive Plan will be added back to the number of shares available for issuance under the 2023 Omnibus Incentive Plan.
Change in Control
Unless otherwise provided in an award agreement, in the event of a change in control of the Company, the Board (as constituted prior to such change in control) may, in its discretion, provide that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all

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outstanding awards will be deemed satisfied at the target or any other level. In addition, in the event of a change in control of the Company, the Board may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, or other property be substituted for some or all of the shares of Company common stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, other property, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash, other property and shares.
Under the terms of the 2023 Omnibus Incentive Plan, a change in control is generally defined as (i) certain acquisitions of more than 50% of the Company’s then outstanding securities, (ii) certain acquisitions of 30% or more of the Company’s total voting power, (iii) certain changes in the majority of our Board over a 12-month period, (iv) the consummation of certain mergers, consolidations, statutory share exchanges or similar corporate transactions involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, or (v) the consummation of a sale of all or substantially all of the Company’s assets or the complete liquidation of the Company.
No Repricing
Subject to the capitalization adjustment provisions included in the 2023 Omnibus Incentive Plan, the Plan Committee may not reprice any stock option or SAR. “Repricing” means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price; (ii) canceling a stock option or SAR at a time when its exercise price exceeds the fair market value of a share of our Common Stock in exchange for a stock option, SAR, restricted stock, RSU, other equity award, or a cash payment, unless the cancellation or exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles or the rules of the NYSE.
Clawback of Awards
The awards granted under the 2023 Omnibus Incentive Plan and any cash payment or shares of our Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
Effective Date, Termination and Amendment
The 2023 Omnibus Incentive Plan will become effective as of the date of shareholder approval and will terminate as of the tenth anniversary of the date of such shareholder approval, unless earlier terminated by the Board. The Board may amend the 2023 Omnibus Incentive Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including any rule of the NYSE, and provided that no amendment may be made that (i) seeks to make any non-employee director eligible for awards or (ii) seeks to modify the prohibition on repricing of stock options and SARs, in each case, without shareholder approval. Further, no amendment that materially impairs the rights of a holder of an outstanding award may be made without the consent of such holder.
Eligibility
Participants in the 2023 Omnibus Incentive Plan will consist of such officers and other employees of the Company and its subsidiaries (including prospective officers and employees) as selected by the Plan Committee. As of March 2, 2023, approximately 11 executive officers and 21,122 employees would be eligible to participate in the 2023 Omnibus Incentive Plan, if selected by the Plan Committee. Members of the Board who are not Company employees are not eligible.
Stock Options and SARs
The 2023 Omnibus Incentive Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each stock option and SAR. Each stock option will be exercisable for no more than ten (10) years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant. Stock options may be either non-qualified stock options or incentive stock options. Stock options and the shares acquired upon exercise of stock options may, among other things, be subject to vesting requirements or cancellation under specified circumstances.
Each SAR will be exercisable for no more than ten (10) years after its date of grant. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock, cash, or a combination thereof, as specified in the award agreement, with an aggregate value equal to the difference between the fair market value of the shares of our Common Stock on exercise and the base price of the SAR.
The holder of a stock option or SAR will not be entitled to receive dividend equivalents with respect to the shares of our Common Stock subject to such stock option or SAR.

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Proposal 4 - Approval of the Discover Financial Services 2023 Omnibus Incentive Plan
Restricted Stock Awards and RSUs
The 2023 Omnibus Incentive Plan provides for the grant of restricted stock awards and RSUs.
Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a shareholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of the Company’s common stock; provided, however, that any dividend or other distribution paid with respect to shares of restricted stock subject to performance-based vesting conditions will be deposited with the Company and will be subject to the same performance-based vesting conditions applicable to the underlying shares of restricted stock.
Upon satisfaction of the terms and conditions, an RSU will be payable, at the discretion of the Committee and as specified in the award agreement, in Common Stock or in cash equal to the fair market value on the payment date of one share of our common Stock. The award agreement will specify whether the holder will be entitled to receive dividend equivalents with respect to the number of shares subject to the award. Any dividend equivalents with respect to RSUs subject to performance-based vesting conditions will be subject to the same performance-based vesting conditions applicable to the underlying RSUs.
Performance Awards
The 2023 Omnibus Incentive Plan also provides for the grant of performance awards. The award agreement relating to a performance award will specify whether such award may be settled in shares of our Common Stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same vesting and other restrictions as such performance award.
Other Awards
The Plan Committee shall have the authority to establish the terms and provisions of other forms of equity-based or equity-related awards (such terms and provisions to be specified in the applicable award agreement) that the Plan Committee determines to be consistent with the purpose of the 2023 Omnibus Incentive Plan and the interests of the Company. Such awards may provide for (i) cash or stock payments based in whole or in part on the value or future value of our Common Stock or on any amount that the Company pays as dividends or otherwise distributes with respect to our Common Stock, (ii) the acquisition or future acquisition of our Common Stock, (iii) cash or stock payments (including payment of dividend equivalents in cash or our Common Stock) based on one or more criteria determined by the Plan Committee unrelated to the value of our Common Stock, or (iv) any combination of the foregoing. Any distribution, dividend or dividend equivalents with respect to Other Awards that are subject to performance-based vesting conditions vesting conditions shall be subject to the same performance-based vesting conditions as the underlying awards.
Performance Measures
Under the 2023 Omnibus Incentive Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of Common Stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or on an individual basis, may be used by the Plan Committee in establishing performance measures under the 2023 Omnibus Incentive Plan: the attainment by a share of a specified value within or for a specified period of time; earnings per share; earnings before interest expense and taxes; return to shareholders (including dividends); return on equity; return on risk-adjusted capital; net income; net revenue; pretax income; pretax pre-provision income; cash flow or cost reduction goals; operating profit; pretax return on total capital; economic value added; increase in stockholder value; return on or net assets; return on investments; return on capital or invested capital; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; operating expenses, attainment of expense levels; market share; interest expense; economic value created; gross profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, acquisitions or divestitures, regulatory milestones, or environmental, social and governance goals or such other goals as the Plan Committee may determine whether or not listed in the 2023 Omnibus Incentive Plan, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically

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enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. Performance measures will be subject to such rules and conditions as the Plan Committee may establish at any time.
New Plan Benefits
The number of stock options or other forms of award that will be granted under the 2023 Omnibus Incentive Plan is not currently determinable. Information regarding awards granted in 2022 under the 2014 Omnibus Incentive Plan to the NEOs is provided in the “2022 Summary Compensation Table” and the “Grants of Plan-Based Awards in 2022” table.
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2023 Omnibus Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2023 Omnibus Incentive Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2023 Omnibus Incentive Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.
Stock Options
A participant will not recognize taxable income at the time a stock option is granted and the Company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company (or, if applicable, the employer subsidiary) will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
SARs
A participant will not recognize taxable income at the time SARs are granted and the Company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

64	2023 Proxy Statement

Proposal 4 - Approval of the Discover Financial Services 2023 Omnibus Incentive Plan
Restricted Stock and RSU Awards
A participant will not recognize taxable income at the time restricted stock (i.e., shares subject to a substantial risk of forfeiture) is granted and the Company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or, if applicable, the employer subsidiary) as compensation expense, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
A participant will not recognize taxable income at the time an RSU is granted and the Company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
Performance Awards
A participant will not recognize taxable income at the time performance awards are granted and the Company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
Other Awards
The taxation of Other Awards will depend on the structure of such awards.
Our Board recommends that shareholders vote “FOR” the approval of the Discover Financial Services 2023 Omnibus Incentive Plan. Approval for this proposal requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. You may “abstain” from voting on this proposal. Shares voting “abstain” on this proposal will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.
Equity Compensation Plan Information
Information relating to the compensation plans under which our equity securities are authorized for issuance as of December 31, 2022, is set forth in the table below.

Plan Category	Number of securities to be issued upon exercise of outstanding warrants and rights(1)	Weighted-average exercise price of outstanding warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,654,755	N/A	22,621,332
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,654,755	N/A	22,621,332
(1)Includes 1,938,283 vested and unvested RSUs and 716,472 vested and unvested PSUs that can be converted to up to 1.5 shares per each unit dependent on the performance factor.

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Audit Matters

PROPOSAL 5
Ratification of Appointment of Independent Registered Public Accounting Firm
The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP’s appointment as our independent registered public accounting firm for the 2023 year. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the independent public accounting firm. Each year the Audit Committee evaluates the qualifications and performance of the independent public accounting firm and considers, as appropriate, the rotation of the independent audit firm. Based on this evaluation, the Board of Directors and the Audit Committee recommend that you approve the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the 2023 year. The Board of Directors and the Audit Committee believe the continued retention of Deloitte is in the best interest of the Company and its shareholders. Deloitte has served as the independent registered public accounting firm for the Company since 2007 and its former parent company, Morgan Stanley, prior to that time. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 and the Audit Committee’s Charter, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years. In connection with this mandated rotation, the Audit Committee and its chair are directly involved in the selection of any new lead audit partner. The current lead Deloitte audit partner was designated commencing with the 2022 audit. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees
The Audit Committee approves the audit fees associated with the Company’s retention of Deloitte. The following table summarizes the aggregate fees (including related expenses) for professional services provided by Deloitte related to 2022 and 2021 (amounts in thousands).

	2022 ($)	2021 ($)
Audit Fees(1)	6,234	5,814
Audit-Related Fees(2)	1,899	1,788
Tax Fees(3)	5	—
All Other Fees(4)	5	4
Total	8,143	7,606
(1)Audit Fees services include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q; and (iii) statutory or financial audits of subsidiaries.
(2)Audit-Related Fees services include: (i) data verification and agreed-upon procedures related to asset securitizations; (ii) assessment and testing of internal controls and risk management processes beyond the level required as part of the audit pursuant to Statement on Standards for Attestation Engagements No. 18; (iii) agreed-upon procedures related to XBRL tagging of our consolidated financial statements included in our Annual Report on Form 10-K and our interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q; and (iv) other consultations on financial accounting and reporting matters not classified as audit.
(3)Tax service fees include tax compliance services rendered for certain foreign entities.
(4)All Other Fees include fees for research tools.
Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services
In order to assure the continued independence of our independent registered public accounting firm, the Audit Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Audit Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Audit Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Audit Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards.

66	2023 Proxy Statement

Audit Matters
Audit Committee Report
The Audit Committee of the Discover Financial Services Board of Directors is comprised of non-management directors, each of whom is independent under the listing standards of the New York Stock Exchange (“NYSE”), where the Company’s securities are listed, and applicable securities laws. The Board of Directors has determined that each member of the Audit Committee is “financially literate” as required under NYSE rules and is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). The Audit Committee operates under a written charter adopted by the Board, which is reviewed and assessed annually to ensure the document is consistent with the listing standards of the NYSE and the provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee charter is available through the investor relations page of our internet site, www.discover.com. It is within the Audit Committee’s authority to engage independent counsel and other advisors as necessary to carry out its duties.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee assists the Board of Directors with the oversight of the quality and integrity of the Company’s financial statements, compliance with legal and regulatory requirements and ethical standards adopted by the Company, as well as the system of internal controls. As part of the Audit Committee’s oversight of compliance with legal and regulatory requirements, it reviews certain reports, correspondence and inquiries from the Company’s regulators. The Audit Committee has oversight responsibility for the Company’s Internal Audit function, including approval of the appointment and, when and if appropriate, replacement of the Company’s Chief Audit Executive, review and approval of the charter, audit plan and overall risk assessment methodology as well as approval of annual performance and compensation of the Chief Audit Executive. The Audit Committee is responsible for the appointment, compensation, oversight, evaluation and retention of the independent auditors with respect to the issuance of the report on the Company’s financial statements and internal controls over financial reporting. In connection with required rotations, the Audit Committee makes the selection of the lead audit partner and the advisory partner. Additionally, the Audit Committee annually reviews and evaluates the qualifications, performance and independence of the firm, and the lead audit partner. Due to rotation requirements, commencing with the 2022 audit, a new lead audit partner was designated for the Company. Deloitte has served as the independent registered public accounting firm for the Company since 2007 and its former parent company, Morgan Stanley, prior to that time. The Audit Committee believes the continued retention of Deloitte is in the best interest of the Company and its shareholders. In assessing the benefits of retaining Deloitte as the Company’s auditors, the Committee considers the firm’s institutional knowledge of the Company and its familiarity with the Company’s businesses, key risks, accounting policies, financial systems and internal controls. The Committee also considers the time and expense that would be incurred by management and staff to onboard a new auditor, as well as the impacts to efficiency and effectiveness of the audit.
In addition, the Audit Committee’s activities include responsibility for establishing procedures for receipt, retention and treatment for complaints regarding accounting, internal controls and auditing matters from employees and others; taking into account the Board of Director’s allocation of risk among the various committees, receiving and reviewing risk reporting; and periodically meeting in joint session with the Risk Oversight and the Compensation Committees of the Board of Directors.
Throughout the year, the Audit Committee met with and received reports from the Company’s Chief Risk Officer, Chief Audit Executive, Chief Legal Officer and General Counsel, Chief Financial Officer, Chief Accounting Officer, Chief Information Security Officer, Anti-Money Laundering Compliance and Sanctions Officer, and Chief Compliance Officer, among others. These meetings, reports, and discussions covered a wide variety of topics including cybersecurity, risk management, financial results, new accounting and regulatory guidance, ESG matters, regulatory compliance matters, and the Company’s Anti-Money Laundering/Bank Secrecy Act programs. The Audit Committee also met with the Company’s independent auditors 10 times over the course of the year.
Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal controls over financial reporting and the preparation of financial statements. As the Company’s independent registered public accounting firm, Deloitte is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles as well as a separate opinion on the effectiveness of the Company’s internal controls over financial reporting. The Company is responsible for providing appropriate funding for audit fees, compensation for advisors engaged by the Audit Committee and the ordinary administrative expenses of the Audit Committee. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditor and Deloitte.
Consistent with its charter responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements for the 2022 fiscal year. This included a review of the Company’s critical accounting policies, the reasonableness of significant accounting estimates and judgments, and the clarity of disclosures in the Company’s financial statements. The Audit Committee has reviewed and discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including the overall audit scope, approach, and strategy as set forth in the terms of their engagement letter; critical audit matters (“CAMs”) that arose during the current period audit; and any issues encountered. The Audit Committee concurs with Deloitte’s assessment and identification of CAMs contained in its Annual Report included within Company’s 2022 Annual Report on Form 10-K.
Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding communication with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte the firm’s independence and considered whether the provision of services to the Company by Deloitte and compensation received by Deloitte for

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Audit Matters
such services, including non-audit services, when applicable, is consistent with maintaining the firm’s independence. In addition to annually reviewing Deloitte’s independence, the Audit Committee annually reviews Deloitte’s qualifications and performance in connection with the determination as to whether to select Deloitte as the Company’s independent registered public accounting firm. In conducting its review, the Audit Committee considers among other things, historical and recent performance of the current independent auditor, the auditor’s tenure, an analysis of known significant legal or regulatory proceedings related to the auditor, whether the auditor has the necessary expertise and resources, the appropriateness of the auditor’s fees on an absolute basis and as compared with fees paid by certain peer firms, the auditor’s professional skepticism, the auditor’s ideas to improve efficiency and effectiveness, and external data including PCAOB reports.
Based upon the discussions and reviews described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the 2022 fiscal year be included in the Company’s Annual Report on Form 10-K. The Audit Committee also selected Deloitte as the Company’s independent registered public accounting firm for the 2023 fiscal year and is presenting the selection to the Company’s shareholders for ratification.
Submitted by the Audit Committee of the Board of Directors:
Cynthia A. Glassman (Chair)
Candace H. Duncan
Joseph F. Eazor
David L. Rawlinson II

68	2023 Proxy Statement

Stock Ownership Information
Beneficial Ownership of Company Common Stock
We encourage our directors, officers and employees to own our Common Stock as owning our Common Stock aligns their interests with shareholders. All Executive Committee members, including our NEOs, are subject to share ownership guidelines as described above in “Compensation Discussion and Analysis.” This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.
The following table sets forth the beneficial ownership of our Common Stock, as of March 13, 2023, by the persons and groups specified below. Except for the 5% beneficial owners, the percentage of calculations below are based on the number of shares of Common Stock outstanding as of March 13, 2023.

5% Beneficial Owners	Shares of Discover Common Stock Beneficially Owned(1)	Percentage of Discover Common Stock Outstanding
BlackRock, Inc., 55 East 52nd Street, New York, New York 10055(2)	20,286,218	7.82%
Capital World Investors, 333 South Hope Street, 55th Fl, Los Angeles, CA 90071(3)	18,921,908	7.30%
The Vanguard Group, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355(4)	35,852,497	13.82%
Executive Officers and Directors
Roger C. Hochschild(5)	931,231	*
John T. Greene	35,531	*
Amir S. Arooni	18,902	*
Daniel P. Capozzi	31,139	*
Diane E. Offereins(6)	149,614	*
Jeffrey S. Aronin(7)	74,864	*
Mary K. Bush(8)	55,000	*
Gregory C. Case(9)	74,864	*
Candace H. Duncan(10)	19,848	*
Joseph F. Eazor(11)	11,470	*
Cynthia A. Glassman(12)	47,605	*
Thomas G. Maheras(13)	59,789	*
Michael H. Moskow(14)	51,596	*
John B. Owen(15)	1,404	*
Beverley A. Sibblies	—	*
David L. Rawlinson II(16)	3,319	*
Mark A. Thierer(17)	22,789	*
Jennifer L. Wong(18)	8,280	*
Directors and executive officers as a group (24 persons)(19)	1,792,484	*
*    Represents beneficial ownership of less than 1%.
(1)Does not include shares underlying unvested RSUs unless otherwise noted.
(2)Based on a Schedule 13G/A filed on January 31, 2023 by BlackRock, Inc. regarding shares of our Common Stock deemed to be beneficially owned, directly or through its subsidiaries, as of December 31, 2022. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 18,025,226 shares, and sole dispositive power as to 20,286,218 shares. The ownership percentage is based on the assumption that BlackRock, Inc. continued to own the number of shares reflected in the table on March 13, 2023.
(3)Based on a Schedule 13G filed on February 13, 2023 by Capital World Investors regarding shares of our Common Stock deemed to be beneficially owned, directly or through its subsidiaries, as of December 31, 2022. The Schedule 13G discloses that Capital World Investors had sole voting power as to 18,864,837 shares, and sole dispositive power as to 18,921,908 shares. The ownership percentage is based on the assumption that Capital World Investors continued to own the number of shares reflected in the table on March 13, 2023.
(4)Based on a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group regarding shares of our Common Stock deemed to be beneficially owned, directly or through its subsidiaries, as of December 31, 2022. The Schedule 13G/A discloses that The Vanguard Group had shared voting power as to 381,894 shares, sole dispositive power as to 34,730,211 shares, and shared dispositive power as to 1,122,286 shares. The ownership percentage is based on the assumption that The Vanguard Group continued to own the number of shares reflected in the table on March 13, 2023.
(5)Includes 430,763 shares underlying vested RSUs that would convert following a termination of service, and 24,590 shares underlying RSUs that would vest and convert following a termination of service.
(6)Includes 16,238 shares underlying RSUs that would vest and convert following a termination of service.

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Stock Ownership Information
(7)Includes 57,307 shares underlying vested RSUs that would convert following a termination of service, and 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(8)Includes 52,075 shares underlying vested RSUs that would convert following a termination of service, and 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(9)Includes 73,230 shares underlying vested RSUs that would convert following a termination of service, and 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(10)Includes 18,214 shares underlying vested RSUs that would convert following a termination of service, and 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(11)Includes 1,291 shares underlying vested RSUs that would convert following a termination of service, and 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(12)Includes 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(13)Includes 48,691 shares underlying vested RSUs that would convert following a termination of service, and 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(14)Includes 44,990 shares underlying vested RSUs that would convert following a termination of service, and 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(15)Includes 1,404 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(16)Includes 1,685 shares underlying vested RSUs that would convert following a termination of service, and 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(17)Includes 17,331 shares underlying vested RSUs that would convert following a termination of service, and 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(18)Includes 6,646 shares underlying vested RSUs that would convert following a termination of service, and 1,634 shares underlying RSUs that are scheduled to vest within 60-days of March 13, 2023.
(19)Includes 752,223 shares underlying vested RSUs that would convert following a termination of service, 51,690 shares underlying RSUs that would vest and convert following a termination of service, 699 shares of Common Stock that Executive Officers are expected to acquire pursuant to their participation in the Company’s Employee Stock Purchase Plan, and 19,378 shares underlying RSUs that are scheduled to vest and convert within 60-days of March 13, 2023. The aforementioned amounts as well as the total amount of 1,792,484 shares are reflective of shares beneficially owned by our Executive Officers and Directors as of March 13, 2023.
Other Business
Management does not know of any matters to be presented at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

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Other Matters
Certain Transactions
Certain of our directors, officers and certain members of their immediate families have received, from time to time, extensions of credit from us in connection with mortgage loans, credit card transactions and lines of credit. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than normal risk of collectability or present other unfavorable terms.
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, beneficial owners of 5% or more of our Common Stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved in accordance with the Company’s written Related Person Transactions Policy as follows: proposed related person transactions involving 5% Company shareholders, directors, director nominees or our CEO (and/or their immediate family members) and executive officers (and/or their immediate family members) will be referred to the Nominating, Governance and Public Responsibility Committee. The Nominating, Governance and Public Responsibility Committee shall be provided with full details of the proposed related person transaction.
The determinations made under the Related Person Transactions Policy consider all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:
•the commercial reasonableness of the terms of the proposed transaction;
•the benefit to the Company;
•the availability and/or opportunity costs of alternate transactions;
•the materiality and character of the related person’s direct or indirect interest;
•whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person, taking into account: (i) the business of the Company; (ii) the size of the transaction; (iii) the overall financial position of the related person; (iv) the direct or indirect nature of the related person’s interest in the transaction; (v) whether the transaction is of an ongoing nature; and (vi) any other relevant factors; and
•if the related person is a director (or an immediate family member of a director), the impact on the director’s independence.
The Nominating, Governance and Public Responsibility Committee will approve a Related Person Transaction only if it determines, upon consideration of all relevant information, that the transaction is not inconsistent with the best interests of the Company and its shareholders.
Ms. Sibblies, who is a nominee for election to our Board, is an independent director of Discover Bank. Ms. Sibblies received $170,000 as compensation for her service as a director of Discover Bank in 2022 and will receive compensation for such service in 2023 for so long as she serves as a director of Discover Bank.

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Other Matters
Shareholder Proposals and Director Nominations for the
2024 Annual Meeting
Shareholders intending to present a proposal at the 2024 Annual Meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Discover Financial Services, c/o Corporate Secretary, 2500 Lake Cook Road, Riverwoods, Illinois 60015. We must receive the proposal no later than November 30, 2023.
Shareholders intending to nominate a person for election as a director at the 2024 Annual Meeting and have the candidate included in our proxy statement and form of proxy for that meeting under the proxy access provisions in Section 2.08 of our Bylaws must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder or group of shareholders of such nomination no more than 150 days and no less than 120 days prior to the first anniversary of the date that the proxy statement was first mailed to shareholders in connection with the previous year’s annual meeting. Therefore, the Company must receive notice of such a nomination for the 2024 Annual Meeting no earlier than the close of business on October 31, 2023 and no later than the close of business on November 30, 2023. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary at the above address.
Shareholders intending to present a proposal or to nominate a person for election as a director under the advance notice provisions in Section 2.07 of our Bylaws at the 2024 Annual Meeting, but not to include the proposal or director candidate in our proxy statement and form of proxy, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than January 12, 2024 and no later than February 11, 2024. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary at the above address, in addition to any other information required by Rule 14a-19 under the Exchange Act.
This Proxy Statement is provided to you at the direction of the Board of Directors.
Hope D. Mehlman
Executive Vice President, Chief Legal Officer, General Counsel and Secretary

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Annex A
Reconciliation of GAAP to Non-GAAP Financial Measures

	(in millions)	2022 ($)	2021 ($)	% Change
Net income-GAAP		4,392	5,449	(19)%
Change in the allowance for credit losses		552	(1,404)
Liability for expected credit losses on unfunded commitments		(10)	(9)
Income tax expenses		1,350	1,615
Profit before taxes and reserves-Non-GAAP		6,284	5,651	11%

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Annex B
Discover Financial Services
2023 Omnibus Incentive Plan
1.Purpose. The primary purposes of the Discover Financial Services 2023 Omnibus Incentive Plan are to attract, retain and motivate employees, to compensate them for their contributions to the growth and profits of the Company and to encourage them to own Discover Financial Services Stock.
2.Definitions. Except as otherwise provided in an applicable Award Document, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:
“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).
“Award” means any award of Restricted Stock, Restricted Stock Units, Options, SARs or Other Awards (or any combination thereof) made under and pursuant to the terms of the Plan.
“Award Date” means the date specified in a Participant’s Award Document as the grant date of the Award.
“Award Document” means a written document (including in electronic form) that sets forth the terms and conditions of an Award. Award Documents shall be authorized in accordance with Section 13(d).
“Board” means the Board of Directors of Discover.
“Change in Control” has the meaning set forth in Section 12(b).
“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.
“Committee” means the Compensation and Leadership Development Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, or any subcommittee appointed by such Committee; provided, however, that the Board may, in its discretion, serve as the Committee under the Plan.
“Company” means Discover Financial Services and all of its Subsidiaries.
“Discover” means Discover Financial Services, a Delaware corporation.
“Effective Date” has the meaning set forth in Section 3(a).
“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the NYSE or such other established stock exchange on which the Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share as reported on the NYSE or such other exchange as approved by the Committee, on the relevant date of determination; provided, however, if no sales of Shares are reported for such date or if the date is not a trading day, the Fair Market Value of a Share will be the closing price of a Share on the preceding trading day. Notwithstanding the foregoing, if the Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in accordance with Section 409A of the Code.
“Incentive Stock Option” means an Option which qualifies for special federal income tax treatment pursuant to sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is intended by the Committee to constitute an Incentive Stock Option.
“Incumbent Board” has the meaning set forth in Section 12(b).
“NYSE” means the New York Stock Exchange.
“Option” or “Stock Option” means a right, granted to a Participant pursuant to Section 9, to purchase one Share.

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Annex B
“Other Award” means any other form of award authorized under Section 11 of the Plan, including any such Other Award the receipt of which was elected pursuant to Section 13(a).
“Participant” means an individual to whom an Award has been made.
“Performance Measures” means the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the Shares subject to such Award, or, in the case of a Restricted Stock Unit Award, Other Award or Performance Award, to the holder’s receipt of the Shares subject to such Award or of payment with respect to such Award. Such criteria and objectives may be based on absolute standards or peer industry group comparatives, may be applied at various organizational levels (e.g., corporate, business unit, division) and may include one or more of the following: the attainment by a Share of a specified value within or for a specified period of time; earnings per share; earnings before interest expense and taxes; return to shareholders (including dividends); return on equity; return on risk-adjusted capital; net income; net revenue; pretax income; pretax pre-provision income; cash flow or cost reduction goals; operating profit; pretax return on total capital; economic value added; increase in stockholder value; return on or net assets; return on investments; return on capital or invested capital; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; operating expenses, attainment of expense levels; market share; interest expense; economic value created; gross profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, acquisitions or divestitures, regulatory milestones, or environmental, social and governance goals or such other goals as the Committee may determine whether or not listed herein, or any combination of the foregoing. Each such goal may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, business units or divisions) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, Shares outstanding, assets or net assets, sales, or any combination thereof. The measures may pertain to Performance Periods of any duration, may be applied on a pre- or post-tax basis and may be weighted differently for Participants based on their management level and may be adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
“Performance Period” shall mean any period designated by the Committee, including any partial year, annual or multi-year period as determined by the Committee in its discretion, during which (i) the Performance Measures applicable to an Award shall be measured and (ii) the conditions to vesting applicable to an Award shall remain in effect.
“Plan” means the Discover Financial Services 2023 Omnibus Incentive Plan, as amended from time to time in accordance with Section 17(e) below.
“Prior Plan” means the Discover Financial Services Amended and Restated 2014 Omnibus Incentive Plan, formerly known as the Discover Financial Services Amended and Restated 2007 Omnibus Incentive Plan, formerly known as the Discover Financial Services 2007 Omnibus Incentive Plan.
“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 7.
“Restricted Stock Unit” means a right, granted to a Participant pursuant to Section 8, to receive one Share or, to the extent specified in the Award Document, an amount in cash equal to the Fair Market Value of one Share.
“Restriction Period” means any period designated by the Committee during which either (i) the Shares subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such Award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Award shall remain in effect.
“SAR” means a right, granted to a Participant pursuant to Section 9, to receive upon exercise of such right, in cash or Shares (or a combination thereof) as authorized by the Committee and specified in the Award Document, an amount equal to the increase in the Fair Market Value of one Share over a specified exercise price.
“Section 409A” means section 409A of the Code (or any successor provisions thereto).
“Shares” means shares of Stock.

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Annex B
“Stock” means the common stock, par value $0.01 per share, of Discover.
“Subsidiary” means (i) a corporation or other entity with respect to which Discover, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which Discover, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.
“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired (directly or indirectly) by Discover or with which Discover combines.
3.Effective Date and Term of Plan.
(a)Effective Date. This Plan shall be submitted to the shareholders of Discover for approval at Discover’s 2023 annual meeting of shareholders, and if approved, shall become effective as of the date on which the Plan was approved by shareholders (the “Effective Date”). The Committee may grant Awards pursuant to the terms of this Plan that are conditioned on shareholder approval, but no Shares may be issued or delivered pursuant to any such Award under the terms of this Plan until the shareholder(s) of Discover have approved the Plan. In the event that this Plan is not approved by the shareholders of Discover, this Plan and any Awards under this Plan shall be void and of no force or effect.
(b)Term of Plan. No Awards may be made under the Plan after the date that is 10 years from the date of shareholder approval and no Incentive Stock Options may be granted later than ten (10) years after the date on which the Plan was approved by the Board.
4.Stock Subject to Plan.
(a)Overall Plan Limit. The total number of Shares that may be delivered pursuant to Awards shall be 18,000,000 reduced by the number of Shares granted under the Prior Plan on or after December 31, 2022 and prior to the Effective Date. No more than 18,000,000 Shares in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of Shares available for delivery under the Plan and the number of Shares that may be issued in connection with Incentive Stock Options shall be adjusted as provided in Section 4(b). Shares delivered under the Plan may be authorized but unissued shares or treasury shares that Discover acquires in the open market, in private transactions or otherwise.
(b)Adjustments for Certain Transactions. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor or replacement accounting standard) that causes the per share value of shares of common stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the Committee shall equitably adjust (i) the number and kind of shares authorized for delivery under the Plan, including the maximum number of Incentive Stock Options, and (ii) the number and kind of shares subject to any outstanding Award and the exercise or purchase price per share, if any, under any outstanding Award, subject to Section 409A in the case of Options and SARs. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In the discretion of the Committee, an adjustment pursuant to this Section 4(b) may take the form of a cash payment to a Participant. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless the Committee determines otherwise, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.
(c)Calculation of Shares Available for Delivery. In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply:
1.The number of Shares available for delivery shall be reduced by the number of Shares subject to an Award (other than a Substitute Award) and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.
2.The number of Shares tendered (by actual delivery or attestation) or withheld from an Award or an award granted under the Prior Plan to pay the exercise price of the Award or an award granted under the Prior Plan or to satisfy any tax withholding obligation or liability of a Participant with respect to an Award or an award granted under the Prior Plan shall be added back to the number of Shares available for delivery pursuant to Awards.
3.The number of Shares in respect of any portion of an Award or an award granted under the Prior Plan that is canceled or that expires without having been paid or settled by the Company shall be added back to the number of Shares available for delivery pursuant to Awards.
4.If an Award or an award granted under the Prior Plan is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery pursuant to clause (1) or the Shares available for delivery pursuant to the Prior Plan, there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award or an award granted under the Prior Plan.

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Annex B
5.Administration.
(a)Committee Authority Generally. The Committee shall administer the Plan and shall have full power and authority to make all determinations under the Plan, subject to the express provisions hereof, including without limitation: (i) to select Participants from among the Eligible Individuals; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) to establish the terms and conditions of each Award, including, without limitation, those related to vesting, cancellation, payment and exercisability; (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vi) to construe and interpret any Award Document delivered under the Plan; (vii) to prescribe, amend and rescind rules and procedures relating to the Plan; (viii) to make all determinations necessary or advisable in administering the Plan and Awards, including without limitation determinations as to whether (and if so as of what date) a Participant has commenced, or has experienced a termination of, employment; (ix) to vary the terms of Awards to take account of securities law and other legal or regulatory requirements of jurisdictions in which Participants work or reside or to procure favorable tax treatment for Participants; and (x) to formulate such procedures as it considers to be necessary or advisable for the administration of the Plan. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.
(b)Delegation. To the extent not prohibited by applicable laws or rules of the NYSE, the Committee may from time to time delegate some or all of its authority under the Plan to one or more Administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). Any such delegation shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind all or part of the authority delegated to an Administrator or appoint a new Administrator. At all times, an Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by an Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to an Administrator.
(c)Authority to Construe and Interpret. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.
(d)Committee Discretion. All of the Committee’s determinations in carrying out, administering, construing and interpreting the Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. In the event of any disagreement between the Committee and an Administrator, the Committee’s determination on such matter shall be final and binding on all interested persons, including any Administrator. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Documents, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.
(e)No Liability. Subject to applicable law: (i) no member of the Committee or any Administrator shall be liable for anything whatsoever in connection with the exercise of authority under the Plan or the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or an Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and an Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee or the Administrator deems necessary, and no member of the Committee or any Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.
6.Eligibility. Eligible Individuals shall include all officers and other employees (including prospective officers and employees) of the Company, as the Committee in its sole discretion may select from time to time. Members of the Board who are not Company employees will not be eligible to receive Awards under the Plan. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan.
7.Restricted Stock.
(a)An Award of Restricted Stock shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. Unless otherwise set forth in the Award Document relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Shares; provided, however, that a

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Annex B
distribution or dividend with respect to Shares that are subject to performance-based vesting conditions, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same performance-based vesting conditions as the Shares with respect to which such distribution was made.
(b)Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to the Plan, indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Award Document relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 17(a), the restrictions shall be removed from the requisite number of any Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such Award.
8.Restricted Stock Units. An Award of Restricted Stock Units shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Each Restricted Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the terms and conditions of the Award, a Restricted Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to the Fair Market Value on the payment date of one Share. As a holder of Restricted Stock Units, a Participant shall have only the rights of a general unsecured creditor of Discover. A Participant shall not be a shareholder with respect to the Shares underlying Restricted Stock Units unless and until the Restricted Stock Units convert to Shares. Restricted Stock Units may, among other things, be subject to vesting requirements or cancellation under specified circumstances. The Award Document relating to a Restricted Stock Unit Award shall specify (i) whether such Award may be settled in Shares or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to such Award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same performance-based vesting conditions as such Restricted Stock Units.
9.Options and SARs.
(a)Options Generally. An Award of Options shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all Options awarded under the Plan, except that the exercise price of an Option shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Share on the Award Date, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the NYSE and Section 409A or section 424 of the Code, as applicable. Upon satisfaction of the conditions to exercisability of the Award, a Participant shall be entitled to exercise the Options included in the Award and to have delivered, upon Discover’s receipt of payment of the exercise price and completion of any other conditions or procedures specified by Discover, the number of Shares in respect of which the Options shall have been exercised. Options may be either nonqualified stock options or Incentive Stock Options. To the extent that an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Options shall constitute nonqualified stock options. Options and the Shares acquired upon exercise of Options may, among other things, be subject to vesting requirements or cancellation under specified circumstances.
(b)SARs Generally. An Award of SARs shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all SARs awarded under the Plan, except that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of any SAR that is a Substitute Award may be less than the Fair Market Value of one Share on the Award Date, subject to the same conditions set forth in Section 9(a) for Options that are Substitute Awards. Upon satisfaction of the conditions to the payment of the Award, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of one Share on the date of exercise over the SAR exercise price specified in the applicable Award Document. At the discretion of the Committee and as specified in the Award Document, payments to a Participant upon exercise of a SAR may be made in Shares, cash or a combination thereof. SARs and the Shares that may be acquired upon exercise of SARs may, among other things, be subject to vesting requirements or cancellation under specified circumstances.
(c)Prohibition on Restoration Option and SAR Grants. Anything in the Plan to the contrary notwithstanding, the terms of an Option or SAR shall not provide that a new Option or SAR will be granted, automatically and without additional consideration in excess of the exercise price of the underlying Option or SAR, to a Participant upon exercise of the Option or SAR, as applicable.
(d)Prohibition on Repricing of Options and SARs. Anything in the Plan to the contrary notwithstanding, the Committee may not reprice any Option or SAR. “Reprice” means any of the following or any other action that has the same effect: (i) amending an Option or SAR to reduce its exercise price; (ii) canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of

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one Share in exchange for an Option, SAR, Restricted Stock, Restricted Stock Unit, other equity award, or a cash payment, unless the cancellation or exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles or the rules of the NYSE; provided, however, that adjustments pursuant to Section 4(b) shall not be deemed to be a repricing that is prohibited by this Section 9(d).
(e)Payment of Exercise Price. Subject to the provisions of the applicable Award Document and to the extent authorized by rules and procedures of Discover from time to time, the exercise price of the Option may be paid in cash, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, in cash by a broker-dealer acceptable to Discover to whom the Participant has submitted an irrevocable notice of exercise or by such other means as Discover may authorize.
(f)Maximum Term on Stock Options and SARs. No Option or SAR shall have an expiration date that is later than the tenth anniversary of the Award Date thereof.
(g)No Dividend Equivalents. Notwithstanding anything in an Award Document or the Plan to the contrary, the holder of an Option or SAR shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such Option or SAR.
10.Performance Awards. The Committee may, in its discretion, grant Performance Awards, including annual cash incentive awards, to such eligible persons as may be selected by the Committee. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee. The Award Document relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period. The Award Document relating to a Performance Award shall specify whether such Award may be settled in Shares (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 7(b) and the holder of such Restricted Stock shall have such rights as a shareholder of the Company as determined pursuant to Section 7(a). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in Shares, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company. Except as otherwise provided for in an Award Document, all annual incentive awards shall be payable to the Participant as soon as practicable after the end of the applicable fiscal year, but in no event later than March 15th of the year immediately following the fiscal year for which it was earned.
11.Other Awards. The Committee shall have the authority to establish the terms and provisions of other forms of equity-based or equity-related Awards (such terms and provisions to be specified in the applicable Award Document) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) cash or Stock payments based in whole or in part on the value or future value of Stock or on any amount that Discover pays as dividends or otherwise distributes with respect to Stock, (ii) the acquisition or future acquisition of Stock, (iii) cash or Stock payments (including payment of dividend equivalents in cash or Stock) based on one or more criteria determined by the Committee unrelated to the value of Stock, or (iv) any combination of the foregoing. Any distribution, dividend or dividend equivalents with respect to Other Awards that are subject to performance-based vesting conditions shall be subject to the same performance-based vesting conditions as the underlying Awards. Awards pursuant to this Section 11 may, among other things, be made subject to vesting requirements or cancellation under specified circumstances.
12.Change in Control.
(a)Subject to the terms of the applicable Award Documents, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may, in its discretion:
1.require that (i) some or all outstanding Options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding Awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding Awards shall be deemed to be satisfied at the target, maximum or any other level;
2.require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, or other property be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 4(b); and/or
3.require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an Option or an SAR, the aggregate number of Shares then subject to the portion of such Option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control, over the exercise price per Share subject to such Option or SAR, (B) in the case of a Restricted Stock Award, Restricted Stock Unit Award, Other Award denominated in Shares or Performance Award denominated in Shares, the number of Shares then subject to the portion of such Award surrendered to the extent the Performance Measures applicable to such Award have

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been satisfied or are deemed satisfied pursuant to Section 12(a)(1), whether or not vested, multiplied by the Fair Market Value of a Share as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such Award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 12(a)(1); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, or other property having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares or other property pursuant to clause (ii) above.
(b)For purposes of this Plan, a “Change in Control” means, except as provided otherwise below, the first to occur of any of the following events:
1.except as otherwise provided in clause 3. below, any person (as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), other than (i) any employee plan established by the Company, (ii) any group of employees holding shares subject to agreements relating to the voting of such shares, (iii) Discover or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) a corporation owned, directly or indirectly, by shareholders of Discover in substantially the same proportions as their ownership of Discover, either (x) acquires ownership of stock of Discover that, together with stock held by such person (not including the stock owned by such person any stock acquired directly from Discover other than in connection with the acquisition by the Company of a business), constitutes more than fifty percent (50%) of the total Fair Market Value of the stock of Discover (but only if such person did not own more than fifty percent (50%) of the total Fair Market Value of the stock of Discover prior to the acquisition of additional stock), or (y) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person) ownership of the stock of Discover possessing thirty percent (30%) or more of the total voting power of the stock of Discover (but only if such person did not own thirty percent (30%) or more of the total voting power of the stock of Discover prior to the acquisition of additional stock and not including the stock owned by such person any stock acquired directly from the Company other than in connection with the acquisition by the Company of a business);
2.a change in the composition of the Board during any twelve-month period, such that individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the Effective Date whose election, or nomination for election by Discover’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board;
3.the consummation of a merger or consolidation of Discover with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of Discover (or any direct or indirect Subsidiary) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which results in the securities of Discover outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least fifty percent (50%) of the combined voting power of the voting securities of Discover or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Discover (or similar transaction) in which no person (determined pursuant to clause (1) above) is or becomes the beneficial owner, directly or indirectly, of securities of Discover (not including in the securities beneficially owned by such person any securities acquired directly from Discover or its affiliates other than in connection with the acquisition by Discover or its affiliates of a business) representing thirty percent (30%) or more of the total voting power of the stock of Discover (but only if such person did not own thirty percent (30%) or more of the total voting power of the stock of Discover prior to the acquisition of additional securities);
4.the complete liquidation of Discover or the sale or disposition by the Company of all or substantially all of Discover’s assets, other than a sale or disposition by the Company of all or substantially all of Discover’s assets to (i) a shareholder of Discover (immediately before the asset transfer) in exchange for or with respect to Discover’s stock, (ii) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, either by Discover or by a person or more than one person acting as a group, that owns fifty percent (50%) or more of the total value or voting power of all the outstanding stock of Discover, or (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of Discover; provided, however, that a Change in Control pursuant to this clause (4) shall not be deemed to have occurred unless a person (determined pursuant to clause (1) above) or persons acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from Discover that have a total gross Fair Market Value equal to or more than forty percent (40%) of the total gross Fair Market Value of all of the assets of Discover immediately before such acquisition or acquisitions.
Notwithstanding the foregoing, (i) with respect to a Change in Control of Discover, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the beneficial holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of Discover immediately prior to such transaction or series of transactions; and (ii) with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

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13.General Terms and Provisions.
(a)Awards in General. Subject to Section 9(d), Awards may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures authorized by the Committee and subject to Section 9(d), an Eligible Individual may elect one form of Award in lieu of any other form of Award, or may elect to receive an Award in lieu of all or part of any compensation that otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. Awards may be granted in tandem with, or independent of, other Awards. The grant, vesting or payment of an Award may, among other things, be conditioned on the attainment of Performance Measures.
(b)Discretionary Awards. All grants of Awards and deliveries of Shares, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary, wages or other compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or other benefits from the Company or under any agreement with the Participant, unless Discover specifically provides otherwise.
(c)Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant.
(d)Award Documentation and Award Terms. The terms and conditions of an Award shall be set forth in an Award Document authorized by the Committee. The Award Document shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of employment, cancellation of the Award under specified circumstances, restrictions on transfer or provision for mandatory resale to the Company). No Award shall be valid until an Award Document is executed by Discover and, to the extent required by Discover, either executed by the recipient or accepted by the recipient by electronic means approved by Discover within the time period specified by Discover. Upon such execution or execution and electronic acceptance, and delivery of the Award Document to Discover, such Award shall be effective as of the effective date set forth in the Award Document.
14.Certain Restrictions.
(a)Shareholder Rights. No Participant (or other persons having rights pursuant to an Award) shall have any of the rights of a shareholder of Discover with respect to Shares subject to an Award until the delivery of the Shares, which shall be effected by entry of the Participant’s (or other person’s) name in the share register of Discover or by such other procedure as may be authorized by Discover. Except as otherwise provided in Section 4(b), no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered. Except for the risk of cancellation and any restrictions on transfer that may apply to certain Shares (including restrictions relating to any dividends or other rights) as may be set forth in the applicable Award Document, the Participant shall be the beneficial owner of any Shares delivered to the Participant in connection with an Award and, upon such delivery shall be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.
(b)Transferability. No Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Award Document, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Award Document, each Award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, such Award and all rights thereunder shall immediately become null and void.
(c)Restrictions on Shares. Each Award shall be subject to the requirement that if at any time Discover determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to Discover. Discover may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
15.Foreign Employees. Without amending this Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan, including the terms of any plan, adopted by any Subsidiary to comply with, or take advantage of favorable tax or other treatment available under, the law of any foreign jurisdiction, as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

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16.Representation; Compliance with Law. The Committee may condition the grant, exercise, settlement or retention of any Award on the Participant making any representations required in the applicable Award Document. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable law.
17.Miscellaneous Provisions.
(a)Satisfaction of Obligations. As a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, Discover may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA and other social security or similar tax) imposed on property or income received by a Participant pursuant to the Plan or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by Discover, (i) such payment may be in the form of cash or other property, and (ii) in satisfaction of such taxes, assessments or other governmental charges or of other obligations that a Participant owes to the Company, Discover may make available for delivery a lesser number of Shares in payment or settlement of an Award, may withhold from any payment or distribution of an Award, may permit a Participant to tender previously owned Shares, may permit a cash payment by a broker-dealer acceptable to Discover to whom the Participant has submitted an irrevocable notice of exercise or sale, or may enter into any other suitable arrangements to satisfy such withholding or other obligation. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by Discover, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).
(b)No Right to Continued Employment. Neither the Plan nor any Award shall give rise to any right on the part of any Participant to continue in the employ of the Company.
(c)Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
(d)Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.
(e)Amendments and Termination. Subject to applicable law and the rules of the NYSE, the Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Document at any time); provided, however, that no such modification, amendment, suspension or termination shall, without a Participant’s consent, materially adversely affect that Participant’s rights with respect to any Award previously made; and provided, further, that the Committee shall have the right at any time, without a Participant’s consent and whether or not the Participant’s rights are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with or reflect the application of any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement (including any foreign legal requirements). No amendment to the Plan may render any Board member who is not a Company employee eligible to receive an Award at any time while such member is serving on the Board. Amendments to the Plan shall not be effective unless they are approved by Discover’s shareholders if (i) shareholder approval is required by applicable law, rule or regulation, including any rule of the NYSE, or any other stock exchange on which the Shares are then traded, or (ii) such amendment seeks to modify the terms of Section 9(d hereof.
(f)Awards Subject to Clawback. The Awards granted under this Plan and any cash payment or Shares delivered pursuant to such an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Document or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
(g)Section 409A. This Plan and all Awards granted hereunder (including all adjustments, substitutions, dividends, valuations and distributions, and deferrals hereunder) are intended to be exempt from or comply with Section 409A pursuant to the guidance issued thereunder by the U.S. Internal Revenue Service in all respects and shall be administered in a manner consistent with such intent. If an unintentional operational failure occurs with respect to Section 409A requirements, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the U.S. Internal Revenue Service. Any reference herein to Section 409A shall be interpreted to refer to any successor section of the Code or other guidance issued by the U.S. Internal Revenue Service, as appropriate. Notwithstanding any other provision in the Plan or an Award to the contrary, if a Participant is a “specified employee,” as that term is used in Section 409A, at the time of his or her separation from service, no amount that is subject to Section 409A and that becomes payable by reason of such separation from service shall be paid to such Participant before the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, or (ii) the Participant’s death.

82	2023 Proxy Statement

Questions and Answers About the Annual Meeting and Voting
Why did I receive these materials?
This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The Proxy Card provides shareholders with a way to vote on the described proposals without having to attend the virtual Annual Meeting. Shareholders of the Company at the close of business on the Record Date are entitled to vote at the Annual Meeting.
How can I register and attend the Annual Meeting?
Our 2023 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by audio webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical in-person meeting will be held.
The online meeting will begin promptly at 9 a.m. Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. You will be able to attend the Annual Meeting online, vote and submit your questions during the meeting by visiting www.meetnow.global/MDTA9YP.
Please follow the registration instructions as outlined below.
If your shares are registered in your name (i.e., you hold your shares registered in your name through the Company’s transfer agent, Computershare), you do not need to register to attend the annual meeting virtually on the Internet. Please follow the instructions on the Proxy Card or Notice that you received with this Proxy Statement to attend the meeting. If you cannot locate your notice or proxy card but would like to attend the meeting, you can enter as a guest. Guest attendees will not be allowed to vote.
If your shares are held in the name of your broker or bank, you must register in advance to attend the annual meeting virtually on the Internet. To register in advance to attend the Annual Meeting virtually on the Internet, you must submit a copy of the voting instruction form you received from your bank or broker, a copy of a brokerage statement validating your holdings as of the meeting record date or a Legal Proxy that reflects proof of your proxy power. The Legal Proxy will show your Discover Financial Services holdings with your name. Please forward a copy of one of these documents along with your email address to Computershare. Requests for registration should be directed to Computershare at the following: By email: to legalproxy@computershare.com; or by mail: Computershare, Discover Financial Services Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 8, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials. If you did not submit a Legal Proxy, but did submit a voting instruction form or brokerage statement, you will not be entitled to vote at the meeting. However, you will be able to attend and ask questions. If you do not submit any of the above documents but would like to attend the meeting, you can enter as a guest. Guest attendees will not be allowed to vote.

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Questions and Answers About the Annual Meeting and Voting
What proposals am I being asked to vote on and how does the Board of Directors recommend that I vote?
You are asked to vote on the following matters at the annual meeting:

Proposal		Our Board’s Recommendation
1	Election of Directors	“FOR” the election of each director nominee
2	Advisory Vote to Approve Named Executive Officer Compensation	“FOR”
3	Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation	“FOR” a frequency period of every year (an annual vote)
4	Approval of the Discover Financial Services 2023 Omnibus Incentive Plan	“FOR”
5	Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”
What does it mean if I receive more than one set of materials?
This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “registered holder” and other shares through a broker or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. In order to vote all of the shares you own, you must follow the voting procedures on each Notice of Internet Availability of Proxy Materials that you receive or sign and return each of the Proxy Cards that you receive. Each Proxy Card you receive comes with its own prepaid return envelope. If you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.
Does my vote matter?
YES! We are required to obtain shareholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote on each matter voted upon at the meeting. In order for the Company to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (i.e., a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Annual Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interests of the Company or its shareholders. Since few shareholders typically attend shareholder meetings in person, voting by proxy is important to obtain a quorum and complete the shareholder vote. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of the vote required under our Bylaws.
How do I vote?
You may vote using any of the following methods:
By Internet or telephone. The Internet and telephone voting procedures we have established for shareholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that these instructions have been properly recorded. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.
Annual Proxy Card. Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card without indicating your voting preferences, the persons named in the Proxy Card will vote FOR the election of directors, FOR the approval on an advisory, non-binding basis, of NEO compensation, FOR a frequency period of every year (an annual vote) for future advisory, non-binding votes on named executive officer compensation, FOR the approval of the Discover Financial Services 2023 Omnibus Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023. By voting by Internet or telephone, or by returning your signed and dated Proxy Card in time to be received for the Annual Meeting, you authorize Hope D. Mehlman and Philip J. Castrogiovanni (the “Proxies”) to act as your proxies to vote your shares of Common Stock as instructed in the proxy card.

84	2023 Proxy Statement

Questions and Answers About the Annual Meeting and Voting
At the Annual Meeting. All shareholders may vote at the Annual Meeting. If your shares are registered in your name, to vote you will need your 15-digit Control Number provided with the Notice of the Meeting or on your Proxy Card. If you are a beneficial owner (i.e. your shares are held in the name of your broker or bank), please refer to “How can I register and attend the Annual Meeting?” above for information on how to register to attend the Annual Meeting in order to vote your shares at the Annual Meeting.
How many votes are required to approve a proposal?
Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a given director exceeds the number of votes cast “against” that director. Under Delaware law, if a director is not elected at the Annual Meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s Bylaws, each current director has submitted an irrevocable letter of resignation as a director that becomes effective if he or she is not elected by shareholders and if the Board accepts such resignation. If a director is not elected, the Nominating, Governance and Public Responsibility Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind such decision, within 90 days after the election results for the Annual Meeting are certified.
The advisory, non-binding vote to approve NEO compensation, the advisory, non-binding vote to approve the frequency period for an advisory vote on NEO compensation and the advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 each requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. The approval of the Discover Financial Services 2023 Omnibus Incentive Plan requires the approval of a majority of the votes cast on the proposal.
You may “abstain” from voting on any of the proposals in this Proxy Statement. Shares voting “abstain” on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on the advisory, non-binding vote to approve NEO compensation, the advisory, non-binding vote to approve the frequency period for an advisory vote on NEO compensation, the approval of the Discover Financial Services 2023 Omnibus Incentive Plan and the advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 will be counted as present at the Annual Meeting for purposes of each such applicable proposal, and your abstention will have the effect of a vote against the applicable vote or proposal.
What is the effect of not voting?
The effect of not voting depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below, assuming a quorum is obtained, your unvoted shares with respect to any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Your unvoted shares will also have no effect on the advisory, non-binding vote to approve NEO compensation, the advisory, non-binding vote to approve the frequency period for an advisory vote on NEO compensation, the approval of the Discover Financial Services 2023 Omnibus Incentive Plan and the advisory vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.
If you own shares through a broker and do not vote, your broker may represent your shares at the Annual Meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instructions, your broker may or may not vote your shares.
If I don’t vote, will my broker vote for me?
If you own your shares through a broker and you don’t vote, your broker may vote your shares at its discretion on certain “routine matters.” The ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for 2023 is a “routine matter” on which brokers will be permitted to vote any unvoted shares. The other proposals set forth in this Proxy Statement are “non-discretionary” items, and your broker may not be able to vote your shares for you. The aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-votes” with respect to any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. “Broker non-votes” will also have no effect on the advisory, non-binding vote to approve NEO compensation proposal, the advisory, non-binding vote to approve the frequency period for an advisory vote on NEO compensation, and the approval of the Discover Financial Services 2023 Omnibus Incentive Plan.

www.discover.com	85

Questions and Answers About the Annual Meeting and Voting
If I own my shares through a broker, how is my vote recorded?
Brokers typically hold shares of Common Stock for many shareholders. In this situation, the registered holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “street name.” The “beneficial owners” do not appear in the Company’s shareholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers will inform the Company how many of their clients are beneficial owners and the Company will provide the broker with that number of proxy materials. Each broker will then forward the proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, they will provide instructions for sending your vote to your broker. Before the Annual Meeting, each broker will total the votes it has received and submit a Proxy Card reflecting the aggregate votes of the beneficial owners for whom it holds shares.
Are my votes confidential?
Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or the independent Inspector of Elections, except (i) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (ii) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (iii) in the event of a proxy contest or other solicitation in opposition to the voting recommendation of the Board; or (iv) if you request, or consent to, disclosure of your vote or if you write comments on your Proxy Card or ballot.
Can I revoke my proxy and change my vote?
Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation to the Corporate Secretary; (ii) by submitting another valid proxy bearing a later date (including by voting on the Internet or telephone or mailing a new Proxy Card); or (iii) by voting during your attendance at the virtual annual meeting. If you are the beneficial owner of shares held by a broker, you must contact your broker in order to revoke your proxy.
Will any other business be transacted at the Annual Meeting? If so, how will my proxy be voted?
Management does not know of any business to be transacted at the Annual Meeting other than the matters described in this Proxy Statement. The period specified in the Company’s Bylaws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, or any adjournments and postponements thereof, shares to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.
Who counts the votes?
Votes will be counted and certified by the Inspector of Elections, who are employees of Computershare, Inc. (“Computershare”). If you are a registered holder, your executed Proxy Card is returned directly to Computershare for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Computershare on behalf of all its clients.
How much does the proxy solicitation cost?
The largest expense in the proxy process is printing and mailing the proxy materials. We also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone, over the Internet or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy Card, Notice of Annual Meeting and Annual Report to Shareholders. The Company has retained Georgeson Inc. to assist with the solicitation of proxies from certain shareholders for a fee of approximately $9,500 plus reimbursement for certain expenses.

86	2023 Proxy Statement

ILB FOR SPREADS

DISCOVER® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/dfs** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/dfs

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — Discover Financial Services' Board recommends a vote "FOR" each nominee listed below and "FOR" Proposals 2, 4 and 5 and "FOR" 1 Year for Proposal 3:

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Jeffrey S. Aronin	☐	☐	☐	02 - Mary K. Bush	☐	☐	☐	03 - Gregory C. Case	☐	☐	☐
04 - Candace H. Duncan	☐	☐	☐	05 - Joseph F. Eazor	☐	☐	☐	06 - Roger C. Hochschild	☐	☐	☐
07 - Thomas G. Maheras	☐	☐	☐	08 - John B. Owen	☐	☐	☐	09 - David L. Rawlinson II	☐	☐	☐
10 - Beverley A. Sibblies	☐	☐	☐	11 - Mark A. Thierer	☐	☐	☐	12 - Jennifer L. Wong	☐	☐	☐

3. Advisory vote on the frequency of future advisory votes on named executive officer compensation: 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain ☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03RNZE

The Discover Financial Services Annual Meeting of Shareholders will be held virtually via the Internet at www.meetnow.global/MDTA9YP on Thursday, May 11, 2023 at 9:00 a.m. Central Time for holders of record as of the close of business on March 13, 2023.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/dfs

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy - DISCOVER FINANCIAL SERVICES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 11, 2023

The undersigned hereby appoints Hope D. Mehlman and Philip J. Castrogiovanni, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Discover Financial Services that the undersigned is entitled in any capacity to vote if present at the virtual Annual Meeting of Shareholders to be held on May 11, 2023 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF DISCOVER FINANCIAL SERVICES' BOARD OF DIRECTORS.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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DISCOVER® VOTE

Online

Go to **www.investorvote.com/dfs** or scan the QR code — login details are located in the shaded bar below.

Shareholder Meeting Notice

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2023 proxy statement and annual report to shareholders are available at:

www.investorvote.com/dfs

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/dfs.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 27, 2023 to facilitate timely delivery.

2 N O T

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03R01E

Shareholder Meeting Notice

The Discover Financial Services Annual Meeting of Shareholders will be held virtually via the Internet at www.meetnow.global/MDTA9YP on Thursday, May 11, 2023 at 9:00 a.m. Central Time for holders of record as of the close of business on March 13, 2023.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

Discover Financial Services' Board recommends a vote "FOR" each nominee listed below and "FOR" Proposals 2, 4 and 5 and "FOR" 1 Year for Proposal 3:

1. Election of Directors:

01 – Jeffrey S. Aronin	02 – Mary K. Bush	03 – Gregory C. Case
04 – Candace H. Duncan	05 – Joseph F. Eazor	06 – Roger C. Hochschild
07 – Thomas G. Maheras	08 – John B. Owen	09 – David L. Rawlinson II
10 – Beverley A. Sibblies	11 – Mark A. Thierer	12 – Jennifer L. Wong

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

— **Internet** – Go to **www.investorvote.com/dfs.**

— **Phone** – Call us free of charge at 1-866-641-4276.

— **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Discover Financial Services" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 27, 2023.